As filed with the Securities and Exchange Commission on January 13, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ENTREPRENEUR UNIVERSE BRIGHT GROUP

(Exact name of registrant as specified in its charter)

Nevada	7812	90-1734867
(State or jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

Suite 907, Saigao City Plaza Building 2,

No. 170, Weiyang Road, Xi’an, China

+86-029-86100263

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

LAW and LAW, PC

1777 Borel Place, Suite 406

San Mateo, CA 94402

650-691-8868

(Name, address, including zip code, and telephone number,

Including area code, of agent for service)

Copies to:

John P. Yung, Esq.

Lewis Brisbois Bisgaard & Smith LLP

333 Bush Street, Suite 1100

San Francisco, CA 94104

(415) 362-2580

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

Subject To Completion, Dated January 13, 2023

Prospectus

ENTREPRENEUR UNIVERSE BRIGHT GROUP

140,000,000 Shares

Common Stock

Pursuant to this prospectus, the selling stockholders identified herein are offering on a resale basis an aggregate of 140,000,000 shares of our common stock originally issued in connection with a private placement we completed on May 15, 2019. We will not receive any of the proceeds from the sale by the selling stockholders of the common stock.

The selling stockholders may sell or otherwise dispose of the common stock covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the selling stockholder may sell or otherwise dispose of the common stock covered by this prospectus in the section entitled “Plan of Distribution” on page 58. Discounts, concessions, commissions and similar selling expenses attributable to the sale of common stock covered by this prospectus will be borne by the selling stockholder. We will pay all expenses (other than discounts, concessions, commissions and similar selling expenses) relating to the registration of the common stock with the Securities and Exchange Commission.

The Company’s common stock is quoted on the OTC Markets Group, Inc.’s “Pink” tier under the symbol “EUBG.” On January 10, 2023, the last reported sale price per share of our common stock was $0.2334 for a total volume of 6,990 shares. We urge prospective purchasers of our common stock to obtain current information about the market prices for our common stock. The shares of our common stock will be offered and sold by the selling stockholders at a fixed price of $0.30 per share until our common stock is quoted on OTC Market Group, Inc.’s “OTCQB” or “OTCQX” tiers, and thereafter the shares may be sold at prevailing market prices or privately negotiated prices or in transactions that are not in the public market. Although we intend to pursue an application for listing on the OTCQB tier, we cannot assure you that our common stock will, in fact, be quoted on the OTCQB tier.

INVESTING IN OUR SECURITIES INVOLVES RISKS. YOU SHOULD REVIEW CAREFULLY THE RISKS AND UNCERTAINTIES DESCRIBED UNDER THE HEADING “RISK FACTORS” CONTAINED ON PAGE 17 HEREIN AND IN OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2021, AS WELL AS OUR SUBSEQUENTLY FILED PERIODIC AND CURRENT REPORTS, WHICH WE FILE WITH THE SECURITIES AND EXCHANGE COMMISSION AND ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS. YOU SHOULD READ THE ENTIRE PROSPECTUS CAREFULLY BEFORE YOU MAKE YOUR INVESTMENT DECISION.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is _____, 2023

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes “forward-looking statements” as such term is used within the meaning of the Private Securities Litigation Reform Act of 1995.

These “forward-looking statements” are not based on historical fact and involve assessments of certain risks, developments, and uncertainties in our business looking to the future. Such forward-looking statements can be identified by the use of terminology such as “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “intend,” “continue,” or “believe,” or the negatives or other variations of these terms or comparable terminology. Forward-looking statements may include projections, forecasts, or estimates of future performance and developments. Forward-looking statements contained in this prospectus are based upon assumptions and assessments that we believe to be reasonable as of the date of this prospectus. Whether those assumptions and assessments will be realized will be determined by future factors, developments, and events, which are difficult to predict and may be beyond our control. Actual results, factors, developments, and events may differ materially from those we assumed and assessed. Risks, uncertainties, contingencies, and developments, including those identified in the “Risk Factors” section of this prospectus and in our most recent annual report on Form 10-K, subsequent quarterly reports on Form 10-Q and other filings we make with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act incorporated by reference herein, could cause our future operating results to differ materially from those set forth in any forward-looking statement. We cannot assure you that any such forward-looking statement, projection, forecast or estimate contained herein can be realized or that actual returns, results, or business prospects will not differ materially from those set forth in any forward-looking statement. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. We disclaim any obligation to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements contained herein to reflect future results, events or developments.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-1 that we filed with the SEC using a continuous offering process.

You should read this prospectus and the information and documents incorporated by reference carefully. Such documents contain important information you should consider when making your investment decision. See “Where You Can Find Additional Information” in this prospectus.

You should rely only on the information provided in this prospectus or documents incorporated by reference into this prospectus. We have not authorized anyone to provide you with different information. This prospectus covers offers and sales of our common stock only in jurisdictions in which such offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

Entrepreneur Universe Bright Group, a Nevada corporation (“EUBG” or the “Company”), is not a Chinese operating company but a Nevada holding company. As a holding company with no material operations of our own, EUBG conducts all of its operations through its subsidiaries in Hong Kong and in the People’s Republic of China (“PRC” or “China”). Therefore our shareholders will not directly hold any equity interests in our Chinese operating subsidiaries. Unless otherwise mentioned or unless the context requires otherwise, when used in this prospectus, the terms “we,” “us,” and “our” refer to EUBG and its consolidated subsidiaries, or any one or more of them as the context may require, “HK subsidiary” refers to Entrepreneurship World Technology Holding Group Company Limited, our wholly-owned subsidiary and a Hong Kong limited company, and “PRC subsidiary” refers to Xi’an Yunchuang Space Information Technology Co., Ltd., f/k/a Entrepreneurship World Consultants Limited, a wholly-foreign owned Chinese subsidiary of HK subsidiary.  EUBG is a holding company for its operating subsidiaries. We have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus.

We currently do not, and we do not plan to use variable interest entities (“VIE”) to execute our business plan or to conduct our China-based operations. We do not have any contractual arrangements between the holding company, the HK subsidiary, and the PRC subsidiary. EUBG is a Nevada holding company and does not have any substantive operations other than directly or indirectly holding the equity interest in our operating subsidiaries in Hong Kong and China. Therefore our shareholders will not directly hold any equity interests in our Chinese operating subsidiaries. Our holding company structure involves unique risks to investors. Chinese regulatory authorities could disallow our corporate structure, which would likely result in a material change in our operations and/or the value of the Company’s common stock, including that it could cause the value of such securities to significantly decline or become worthless. See “Risk Factors — Risks associated with doing business in China” for detailed discussions.

To the extent you make any investment in our Company, it will be in EUBG, our holding company in Nevada, and not in our operating subsidiaries in Hong Kong or in China. Because substantially all of our operations are conducted in China through our PRC subsidiary, the Chinese government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our PRC operations at any time, which could result in a material change in our operations and/or the value of the Company’s common stock. The Chinese government could also significantly limit or completely hinder our ability to list and/or remain listed on a U.S. or other foreign exchange, and to offer future securities to investors and cause the value of such securities to significantly decline or be worthless. See “Risk Factors — Risks associated with doing business in China - The recent state government interference into business activities on U.S. listed Chinese companies may negatively impact our existing and future operations in China. The Chinese government may intervene in or influence our operations at any time, which could result in a material change in our operations and significantly and adversely impact the value of the Company’s common stock, including potentially causing the value of the Company’s common stock to decline or be worthless.”

There are significant legal and operational risks associated with being in and conducting a substantial portion of our operations in mainland China. PRC laws and regulations governing our current business operations and corporate structure are sometimes vague and uncertain, and we face the risk that changes in the PRC laws, regulations and policies, including how those laws, regulations and policies will be interpreted or implemented could have a significant impact upon the business we may be able to conduct in the PRC which would likely result in a material change in our operations and/or the value of the Company’s common stock, including that it could cause the value of such securities to significantly decline or become worthless. Furthermore, these risks may significantly limit or completely hinder our ability to offer or continue to offer our securities to investors in the future. See “Risk Factors — Risks associated with doing business in China” for detailed discussions.

Recent statements by the Chinese government have indicated an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investments in China based issuers. Any future action by the Chinese government expanding the categories of industries and companies whose foreign securities offerings are subject to government review could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and could cause the value of such securities to significantly decline or be worthless. In addition, recently, the PRC government initiated a series of regulatory actions and made a number of public statements on the regulation of business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using a VIE structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding efforts in anti-monopoly enforcement. As confirmed by our PRC legal counsel, King & Wood Mallesons, the business of our PRC subsidiary until now are not subject to cybersecurity review with the Cyberspace Administration of China, or the “CAC,” under the Measures for Cybersecurity Review (2021) which became effective on February 15, 2022 and replace the Measures for Cybersecurity Review promulgated on April 13, 2020, on the basis that (i) we currently do not have over one million users’ personal information and do not anticipate that we will be collecting over one million users’ personal information in the foreseeable future, which we understand might otherwise subject us to the Measures for Cybersecurity Review (2021); (ii) our PRC subsidiary’s business operations do not involve any Critical Information Infrastructure, and neither we nor the PRC subsidiary has received any notification from applicable PRC governmental authorities indicating that any of the PRC subsidiary’s products or services is determined as the Critical Information Infrastructure; and (iii) neither we nor the PRC subsidiary has received any notification from applicable PRC governmental authorities indicating that we or our PRC subsidiary shall file for a cybersecurity review. We are also not subject to network data security review by the CAC if the Draft Regulations on the Network Data Security Administration (Draft for Comments) (the “Draft Regulation”) are enacted as proposed, since we currently do not have over one million users’ personal information and do not collect data that affects or may affect national security and we do not anticipate that we will be collecting over one million users’ personal information or data that affects or may affect national security in the foreseeable future, which we understand might otherwise subject us to the Draft Regulation. In addition, as of the date of this prospectus, neither we nor our PRC subsidiary has been subject to any anti-monopoly investigation, penalty of litigation initiated by government authorities or third parties. Furthermore, we will continue to monitor for updates of applicable PRC anti-monopoly laws and regulations. Currently, these statements and regulatory actions have had no impact on our daily business operations, the ability to accept foreign investments and list our securities on a U.S. or other foreign exchange, and there are no new relevant laws or regulations in effect in the PRC explicitly requiring us to seek approval from the China Securities Regulatory Commission for our registration. However, since these statements and regulatory actions are new, it is highly uncertain how soon legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, and the potential impact such modified or new laws and regulations will have on our daily business operations, the ability to accept foreign investments and list our securities on a U.S. or other foreign exchange. See “Summary of Risk Factors – Risk Related to Doing Business in the PRC” and “Risk Factors — Risks associated with doing business in China - The recent state government interference into business activities on U.S. listed Chinese companies may negatively impact our existing and future operations in China. The Chinese government may intervene in or influence our operations at any time, which could result in a material change in our operations and significantly and adversely impact the value of the Company’s common stock, including potentially causing the value of the Company’s common stock to decline or be worthless; - Uncertainties exist with respect to the enactment timetable, interpretation and implementation of the laws and regulations with respect to online platform business operation.”

As of the date of this prospectus, our operating subsidiaries have not been involved in any investigations on cybersecurity review initiated by the CAC based on the Measures for Cybersecurity Review (2021) and the Draft Regulation, and we have not received any inquiry, notice, warning, sanctions in such respect or any regulatory objections to this registration. Because these statements and regulatory actions are new, however, it is highly uncertain how soon legislative or administrative regulation making bodies in China will respond to them, or what existing or new laws or regulations will be modified or promulgated, if any, or the potential impact such modified or new laws and regulations will have on our daily business operations or our ability to accept foreign investments and list on a U.S. exchange. If we are subject to such a probe or if we are required to comply with stepped-up supervisory requirements, valuable time from our management and money may be expended in complying and/or responding to the probe and requirements, thus diverting valuable resources and attention away from our operations. This may, in turn, negatively impact our operations.

According to our PRC legal counsel, King & Wood Mallesons, except as disclosed in the “Risk Factor” section - Risks relating to PRC laws and regulations with respect to foreign exchange”, we and our subsidiaries are not required to obtain permission or approval from any of the PRC authorities including CSRC or CAC to issue the Company’s common stock to foreign investors, nor have we, or our subsidiaries, applied for or received any denial for the Registration. However, recently, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the “Opinions on Severely Cracking Down on Illegal Securities Activities According to Law,” or the Opinions, which was made available to the public on July 6, 2021. The Opinions emphasized the need to strengthen the administration over illegal securities activities, and the need to strengthen the supervision over overseas listings by Chinese companies. Effective measures, such as promoting the construction of relevant regulatory systems will be taken to deal with the risks and incidents of China-concept overseas listed companies, and cybersecurity and data privacy protection requirements and similar matters. The Opinions and any related implementing rules to be enacted may subject us to compliance requirement in the future. Given the current regulatory environment in the PRC, we are still subject to the uncertainty of interpretation and enforcement of the rules and regulations in the PRC, which can change quickly with little advance notice, and any future actions of the PRC authorities. We cannot assure you that relevant PRC government agencies would reach the same conclusion as we do or as advised by our PRC legal counsel. However, (i) if we inadvertently concluded that such permissions or approvals are not required, or (ii) if the CSRC, the Cyberspace Administration of China or other regulatory PRC agencies later promulgate new rules requiring that we obtain their approvals to issue the Company’s common stock to foreign investors, and we are unable to obtain a waiver of such approval requirements, if and when procedures are established to obtain such a waiver, then we may not be able to list on a U.S. exchange. In addition, any uncertainties and/or negative publicity regarding such an approval requirement could have a material adverse effect on the trading price of our securities. It is uncertain when and whether we will be required to obtain permission from the China Securities Regulatory Commission to list on U.S. exchanges, and even if such permission is obtained, whether it will be denied or rescinded.

The PRC laws and regulations and government policy changes rapidly on digital training. For our digital training related services, we worked with Beida Jade Bird Vocational Education (“Jade Bird”) which was an authorized licensee of China National Personal Talent Training Network (“CNPTTN”), a PRC regulatory agency for the talent training. Jade Bird was in charge of its training courses, and the Company was authorised by Jade Bird as its sole training related administrator of the training courses, limited to coordinate the digital training related services to individual clients who were interested in conducting live-broadcasting business through social medias. The Company provided training related services, to these individual clients who subscribed courses, in arranging the examination, following up certificate issuance processes, addressing clients’ concerns, etc. On March 22, 2022, the PRC subsidiary learned that Jade Bird suspended its service after receiving a notice from CNPTTN and that until further notice CNPTTN has suspended all recruitment services using its CNPTTN’s name. As a result of CNPTTN’s suspension, the PRC subsidiary has also suspended its digital training related services with Jade Bird from March 22, 2022 until further notice. In the future, laws and regulations and the CNPTTN may require our PRC Subsidiary to meet additional requirements or obtain additional approvals, licenses or permits to conduct KOL training related business. If our PRC Subsidiary is unable to meet the relevant requirements or obtain the relevant approvals, licenses or permits, our PRC Subsidiary may not be able to continue to conduct the KOL training related business. As of the date of this prospectus, there is no further notice from CNPTTN and the service is still being suspended. As advised by our PRC legal counsel, other than the above, we and our subsidiaries are currently not required to obtain permission from any of the PRC authorities to operate its principal business. We cannot assure you that relevant PRC government agencies would reach the same conclusion as we do or as advised by our PRC legal counsel. If (i) we and our PRC legal counsel inadvertently concluded that such permissions or approvals are not required, or (ii) the relevant regulatory PRC agencies later promulgate new rules requiring that we obtain their approvals to operate our business, and we are unable to obtain approval or a waiver of such approval requirements, any uncertainties and/or negative publicity regarding such an approval requirement could have a material adverse effect on our business operation and the trading price of our securities.

Although we concluded that we and our subsidiaries are currently not required to obtain permission from any of the PRC central or local government and that we have not received any denial to list on the U.S. exchange or to conduct our business operations, if (x) we inadvertently conclude that such approvals are not required when they are, (y) we do not receive or maintain such permissions or approvals if and when required, or (z) changes in applicable laws, regulations, or interpretations relating to our business or industry which would require us to obtain approvals in the future, our operations, financial conditions, and results of operations could be adversely affected, directly or indirectly, and the value of the Company’s common stock could significantly decline or become worthless.  See “Risk Factors —Risks related to our business and industry - Our PRC subsidiary may be required to obtain and maintain additional approvals, licenses or permits applicable to our business, which could have a material adverse impact on our business, financial conditions and results of operations” and “Risk Factors — Risks associated with doing business in China - The recent state government interference into business activities on U.S. listed Chinese companies may negatively impact our existing and future operations in China. The Chinese government may intervene in or influence our operations at any time, which could result in a material change in our operations and significantly and adversely impact the value of the Company’s common stock, including potentially causing the value of the Company’s common stock to decline or be worthless; - Uncertainties exist with respect to the enactment timetable, interpretation and implementation of the laws and regulations with respect to online platform business operation;”– The PRC legal system is evolving, and the resulting uncertainties could adversely affect us; – The approval of the China Securities Regulatory Commission or other PRC regulatory agencies may be required in connection with this registration under PRC law.”

On July 7, 2022, the CAC promulgated the Measures for the Security Assessment for Cross-border Transfer of Data (the “Security Assessment measures”), which will come into effect on September 1, 2022. The Security Assessment measures stipulates that data processors which provide data cross-border and have one of the following circumstances, should apply the security assessment to the national network information department through the provincial branches of network information department: (A) data processors to provide important data cross-border; (B) operators of critical information infrastructure and data processors handling personal information of more than 1 million people to provide personal information cross-border;(C) data processors which provide cross-border a cumulative total of 100,000 people’s personal information or 10,000 people’s sensitive personal information since January 1 of the previous year; (D) other situations requiring application for the security assessment regarding providing data cross-border as stipulated by the state Internet information department. As of the date of this prospectus, the PRC subsidiary has not provided any important data or personal data to any offshore institutions or individuals, so the PRC subsidiary do not need to apply for a security assessment at this stage. However, if we need to provide data to offshore institutions or individuals in the future and fall into the situations which should apply for the security assessment, we might not pass the security assessment.

On December 16, 2021, Public Company Accounting Oversight Board (PCAOB) issued a report on its determinations that PCAOB is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong, a Special Administrative Region of the People’s Republic of China (PRC), because of positions taken by PRC authorities in those jurisdictions. The PCAOB made these determinations pursuant to PCAOB Rule 6100, which provides a framework for how the PCAOB fulfills its responsibilities under the Holding Foreign Companies Accountable Act (HFCAA). The report further listed in its Appendix A and Appendix B, Registered Public Accounting Firms Subject to the Mainland China Determination and Registered Public Accounting Firms Subject to the Hong Kong Determination, respectively. The audit report included in this registration statement for the year ended December 31, 2021 and 2020 was issued by Centurion ZD CPA & Co. (“CZD CPA”), an audit firm headquartered in Hong Kong, a jurisdiction that the PCAOB has determined that the PCAOB is unable to conduct inspections or investigate auditors. CZD CPA is among those listed by the PCAOB Hong Kong Determination, a determination announced by the PCAOB on December 16, 2021 that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in Hong Kong. The lack of access to the PCAOB inspection in China prevents the PCAOB from fully evaluating audits and quality control procedures of the auditors based in China. As a result, the investors may be deprived of the benefits of such PCAOB inspections. The inability of the PCAOB to conduct inspections of auditors in China makes it more difficult to evaluate the effectiveness of these accounting firms’ audit procedures or quality control procedures as compared to auditors outside of China that are subject to the PCAOB inspections. In addition, under the HFCAA (as amended by the Consolidated Appropriation Act, 2023), our securities may be prohibited from trading on the U.S. stock exchanges or in the over the counter trading market in the U.S. if our auditor is not inspected by the PCAOB for two consecutive years, and this ultimately could result in the Company’s common stock being delisted. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act (“AHFCAA”), which was enacted under the Consolidated Appropriations Act, 2023, as further described below.

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On April 22, 2022, the SEC provisionally identified EUBG as a company that has retained a registered public accounting firm to issue an audit report where that registered public accounting firm has a branch or office that (i) is located in a foreign jurisdiction and (ii) the PCAOB is unable to inspect or investigate completely because of a position taken by an authority in that jurisdiction under the HFCAA (a “Commission-Identified Issuer”). On May 12, 2022, that provisional identification became conclusive and we are now subject to the requirements under the HFCAA, including the prohibition on the trading of such issuer’s securities on a national securities exchange or through any other method is within the SEC’s jurisdiction to regulate, including “over-the-counter” trading. This identification of EUBG as a Commission-Identified Issuer does not mean that we will be immediately prohibited from trading our securities on the OTC Pink Sheets. However, we may be prohibited from trading our securities, including trading in the “over-the-counter” market, if we continue to be unavailable for PCAOB inspection or investigation for two consecutive years under the HFCAA as amended by the Consolidated Appropriations Act, 2023. In addition, after the first year of identification, we will be subject to new submission and disclosure requirements in our subsequent annual reports.

On December 29, 2022, the Consolidated Appropriations Act, 2023, was signed into law, which amended the HFCAA (i) to reduce the number of consecutive years that would trigger delisting from three years to two years, and (ii) so that any foreign jurisdiction could be the reason why the PCAOB does not to have complete access to inspect or investigate a company’s auditors. As it was originally enacted, the HFCAA applied only if the PCAOB’s inability to inspect or investigate because of a position taken by an authority in the foreign jurisdiction where the relevant public accounting firm is located. As a result of the Consolidated Appropriations Act, 2023, the HFCAA now also applies if the PCAOB’s inability to inspect or investigate the relevant accounting firm is due to a position taken by an authority in any foreign jurisdiction. The denying jurisdiction does not need to be where the accounting firm is located.

On September 7, 2022, the Company dismissed CZD CPA and appointed Prager Metis CPAs, LLC (“PragerMetis”) as the Company’s independent auditor for the fiscal year end December 31, 2022. Our current auditors, PragerMetis, is located at Hackensack, New Jersey, and has been inspected by the PCAOB.

EUBG is permitted to transfer cash as a loan and/or capital contribution to the HK subsidiary for its operations and the HK subsidiary is permitted to transfer cash as a loan and/or capital contribution to the PRC subsidiary for capital investment and company operations. For instance, the PRC subsidiary will use the cash for their daily business operations. However, under existing PRC regulations, any loans made to our PRC subsidiaries shall not exceed a statutory limit, and shall be filed with SAFE or its local bureau. Additionally, any capital contributions the HK subsidiary make to the PRC subsidiary shall be filed with the local commerce department. The PRC subsidiary is the main operating company to earn revenue. The HK subsidiary is also permitted under the laws of Hong Kong SAR to provide funding to EUBG through dividend distribution without restrictions on the amount of the funds. Current PRC laws require that dividends be paid only out of the profit for the year calculated according to PRC accounting principles, which differ from the generally accepted accounting principles in other jurisdictions. In addition, PRC laws also require a foreign-invested enterprise to set aside at least 10% of its after-tax profits, if any, to fund its statutory reserves, until the aggregate amount reaches 50% of its registered capital. In addition, a wholly foreign-owned enterprise may, at its discretion, allocate a portion of its after-tax profits based on PRC accounting principles to enterprise expansion funds, staff welfare, and bonus funds. Those reserve funds are not available for distribution as cash dividends. The PRC government’s control of foreign currency conversion may limit our foreign exchange transactions. Under existing PRC foreign exchange regulations, payments of current account items can be made in foreign currencies without prior approval from SAFE. However, approval from SAFE, or registration with SAFE or other appropriate departments is required where RMB shall be converted into foreign currency and be remitted out of the PRC. Failure to comply with the above regulations may result in liability under PRC laws for evasion of foreign exchange controls.

As of the date of this prospectus, our PRC subsidiary has distributed $7.1 million (net of withholding tax at $791,662 charged at a rate of 10% of the declared dividend) to its holding parent, which is our HK subsidiary. However, we cannot ensure that we will be able to comply with the above regulations in all respects in the future. If we fail to comply with the above regulations, our ability to transfer cash and distribute earnings may be negatively affected, which could materially and adversely affect our liquidity and our ability to fund and expand our business. Since EUBG, the Nevada holding company, is not the direct parent company of the PRC subsidiary, EUBG and the PRC subsidiary cannot make transfers to the other. We intend to keep any future earnings to finance the expansion of our business conducted by our subsidiaries, and we do not anticipate that any cash dividends will be paid in the foreseeable future from the HK subsidiary to EUBG, the Nevada holding company, and/or from EUBG to its shareholders. As of the date of this prospectus, other than the above stated $7.1 million cash dividends transferred from our PRC subsidiary to our HK subsidiary for operational costs, no cash transfer or transfer of other assets (including dividends and distribution) have occurred among EUBG, our Nevada holding company, and either of its subsidiaries, our HK subsidiary or our PRC subsidiary. See “Risk Factors — Risks associated with doing business in China” for a detailed discussion of the Chinese legal restrictions on the payment of dividends, our ability to transfer cash within the Company and the potential for holders of the Company’s common stock to be subject to Chinese taxes on dividends paid by us in the event we are deemed a Chinese resident enterprise for Chinese tax purposes.

The PRC government has significant oversight and discretion over the conduct of our business and may intervene or influence our operations as the government deems appropriate to further regulatory, political and societal goals. To the extent that the cash and assets of our business are in our PRC subsidiary and/or Hong Kong subsidiary, such cash or assets may not be available to fund our operations or for other use outside of the PRC and/or Hong Kong due to the potential intervention by the PRC government to impose restrictions and limitations over our ability or our subsidiaries’ ability to transfer cash or assets. Any such intervention in or influence on our business operations or action to exert more oversight and control over the cash or assets of our subsidiaries, once taken by the PRC government, could adversely affect our business, financial condition and results of operations and the value of our common stock, or significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or in extreme cases, become worthless. See “Risk Factors — Risks associated with doing business in China - The recent state government interference into business activities on U.S. listed Chinese companies may negatively impact our existing and future operations in China. The Chinese government may intervene in or influence our operations at any time, which could result in a material change in our operations and significantly and adversely impact the value of the Company’s common stock, including potentially causing the value of the Company’s common stock to decline or be worthless.”

On September 1, 2021, our PRC subsidiary adopted a written Monetary and Cash Fund Management System (“Cash Management Policy”) for its operations in China and Hong Kong. The Cash Management Policy covers cash, bank deposits and other monetary funds owned by the PRC subsidiary and Hong Kong subsidiary and includes procedures on receiving funds, depositing funds, transferring funds and proper documentation and recording of cash. We adopted the Cash Management Policy in order to provide a process and guidance on collecting, accounting for, and safeguarding all cash and cash equivalents of our PRC subsidiary and Hong Kong subsidiary, including 1) checking the latest regulation requirements between China and Hong Kong; and 2) seeking approval from EUBG’s chief executive officer in order to transfer funds from our PRC subsidiary to our HK subsidiary. EUBG does not have a cash management policy.

PROSPECTUS SUMMARY

The following summary highlights selected information contained elsewhere in this prospectus. Because it is only a summary, it does not contain all of the information that may be important to you and your investment decision. You should read the entire prospectus, the registration statement of which this prospectus is a part, and the information incorporated by reference herein in their entirety, including the “Risk Factors” section and our financial statements and the related notes incorporated by reference into this prospectus, before making an investment decision. Unless otherwise mentioned or unless the context requires otherwise, when used in this prospectus, the terms “we,” “us,” and “our” refer to EUBG and its consolidated subsidiaries, or any one or more of them as the context may require, “HK subsidiary” refers to Entrepreneurship World Technology Holding Group Company Limited, our wholly-owned subsidiary and a Hong Kong limited company, and “PRC subsidiary” refers to Xi’an Yunchuang Space Information Technology Co., Ltd., f/k/a Entrepreneurship World Consultants Limited, a wholly-foreign owned Chinese subsidiary of HK subsidiary. EUBG is a holding company for its operating subsidiaries.

Business Overview

EUBG is not a Chinese operating company but a Nevada holding company. As a holding company with no material operations of our own, EUBG conducts all of its operations through its subsidiary in China. Our current principal business activities are providing consulting services and sourcing and marketing services in China through our PRC subsidiary with support from our HK subsidiary. Our PRC subsidiary provides services aimed at connecting businesses with e-commerce platforms.

Our integrated service platform focuses on strategic marketing and consulting, which include digital marketing consulting and KOL Training Related Services. The establishment of our platform is to serve the digital marketing strategy needs of the start-up business companies and small-size companies. Our PRC subsidiary offers our digital marketing on e-commerce solution plan to these companies in order for them to provide products to their customers. Our mission is to help start-up companies and small-size companies and guide these companies’ founders in utilizing our digital marketing consulting plan to reach their business goals. Our marketing consultation on e-commerce solution plan aim to bring online traffic and attention from the markets for our customers to conduct their e-commerce and build their brands. Our customers are mainly private companies which need digital marketing services for branding or engaging in e-commerce. Our KOL Training Related Services aims to help our customers become a certified livestream sales talents as the market demand for livestream salespersons continues to grow with the changing retail and E-Commerce environment and the arrival of 5G era.

History of the Company

EUBG was incorporated in the State of Nevada on April 21, 1999 under the name LE GOURMET CO, INC. Since its inception, the Company had the following name changes: On March 17, 2003, to Estelle Reyna, Inc.; on September 11, 2003 to Karma Media, Inc.; on July 8, 2005 to Pitboss Entertainment, Inc.; on March 3, 2006 to US Energy Holdings, Inc.; on December 20, 2006 to Lonestar Group Holdings Company; on November 9, 2007 to Guardian Angel Group, Inc.; on May 18, 2011 to REE International, Inc.; and on March 23, 2020, the Company filed a Certificate of Amendment to the Nevada Secretary of State amending Article I of its Articles of Incorporation changing the Company’s name to Entrepreneur Universe Bright Group, with an effective date of April 3, 2020.

On May 15, 2019, MXD Inc., a private company incorporated in the State of Colorado, entered into certain Sale and Purchase Agreements (the “Stock Purchase Agreements”), with Tethys Fountain Limited, New Finance Consultants Limited, Jia Wang, Jianyong Li, Haijun Jiang, Xuebin Wu and Fanfan Chen (collectively, the “Purchasers”), to transfer all its 1,590,605,141 shares of common stock of the Company to the Purchasers in exchange for an aggregate purchase price of $135,000. Upon the closing of the Stock Purchase Agreements, the Purchasers collectively owned 93.5% of the issued and outstanding shares of the Company’s common stock, and Tethys Fountain Limited became the controlling shareholder of the Company.

On May 20, 2019, and as authorized by the Company’s board of directors, the Company began its current business as a marketing consulting company. Our main service is marketing consultancy, which includes digital marketing consulting and KOL (Key Opinion Leaders) Training Related Services.

Our Strategy

We, through our PRC subsidiary, has extensive experience with the “Chuangyetianxia” Platform that allow us to provide marketing consulting services to our customers leveraging the Platform to quickly increase customer traffic to our client’s products and services. We consider Xi’an CNT a related party as it is substantially owned and controlled by the wife and relatives of Mr. Tao Guolin, our chairman, executive officer and majority shareholder.

We also cooperate with third party live-broadcasting training agencies to coordinate, recruit and enroll KOL students in various training programs in professional anchor quality.

Our business objective is to generate revenues based on providing our digital marketing consultation and to maintain and grow ultimate user group for our clients.

Our target market is the start-up and small-size companies mainly situation in China which needs to upgrade their traditional marketing plan to digital marketing and establishing their brand names and exploit products market in the digital world and specified target audiences.

We seek to leverage our marketing management’s experience to expand our consumer base, starting with start-ups and small-size corporate clients. Our customers are from different market sectors including but not limited to online education, biotechnology, health care products, and agriculture technology products.

Corporate Structure

EUBG is a holding company for its operating subsidiaries. The operations of the Company’s PRC subsidiary, Xi’an Yunchuang Space Information Technology Co., Ltd. (formerly Entrepreneurship World Consultants Limited) in Xi’an, China are the primary operations of EUBG. Our PRC subsidiary is wholly-owned by the Company’s HK subsidiary, Entrepreneurship World Technology Holding Group Company Limited, a Hong Kong limited company. The HK Subsidiary was incorporated by the Company on May 15, 2019 with HK$10,000 as its registered capital as a holding company. The PRC subsidiary was incorporated on October 18, 2019 with HK$1,000,000 as its registered capital. On May 7, 2020, we incorporated Xian Yunchuang Space Information Technology Co., Ltd, BaiYin Branch (formerly Entrepreneurship World Consultants Limited, BaiYin Branch), with RMB900,000 as its registered capital, as an branch office of the PRC subsidiary in Baiyin City, Gansu Province, China.

While the Company’s major shareholders, headquarters, and operations are located in China, EUBG currently does not, and EUBG does not plan to use variable interest entities to execute our business plan or to conduct our China-based operations. EUBG is a Nevada holding company and does not have any substantive operations other than indirectly holding the equity interest in our operating subsidiaries in Hong Kong and China. Therefore, our shareholders will not directly hold any equity interests in our Chinese operating subsidiaries. Our holding company structure involves unique risks to investors. Chinese regulatory authorities could disallow our corporate structure, which would likely result in a material change in our operations and/or the value of the Company’s common stock, including that it could cause the value of such securities to significantly decline or become worthless.

Summary of Risk Factors

Investing in our common stock involves significant risks. You should carefully consider all of the information in this prospectus before making an investment in the Company’s common stock. Below please find a summary of the principal risks we face, organized under relevant headings. Importantly, this summary does not address all of the risks that we face. These risks are discussed more fully in the section titled “Risk Factors” beginning on page 17 of this prospectus.

Risks Related to Our Business and Industry

●	We have a limited operating history and are subject to the risks encountered by development-stage companies. See “Risk Factors — Risks Related to Our Business and Industry — We have a limited operating history and are subject to the risks encountered by development-stage companies.”

●	Our historical financial results may not be indicative of our future performance. See “Risk Factors — Risks Related to Our Business and Industry — Our historical financial results may not be indicative of our future performance.

●	If we cannot manage our growth effectively and efficiently, our results of operations or profitability could be adversely affected. See “Risk Factors — Risks Related to Our Business and Industry — If we cannot manage our growth effectively and efficiently, our results of operations or profitability could be adversely affected.”

●	We may not be successful in implementing important new strategic initiatives, which may have an adverse impact on our business and financial results. See “Risk Factors — Risks Related to Our Business and Industry — We may not be successful in implementing important new strategic initiatives, which may have an adverse impact on our business and financial results.”

●	Increasing competition within our industries could have an impact on our business prospects. See “Risk Factors — Risks Related to Our Business and Industry — Increasing competition within our industries could have an impact on our business prospects.”

●	Our PRC subsidiary may be required to obtain and maintain additional approvals, licenses or permits applicable to our business, which could have a material adverse impact on our business, financial conditions and results of operations. See “Risk Factors — Risks Related to Our Business and Industry — Our PRC subsidiary may be required to obtain and maintain additional approvals, licenses or permits applicable to our business, which could have a material adverse impact on our business, financial conditions and results of operations.”

●	If our operating subsidiaries fail to hire, train or retain qualified managerial and other employees, our business and results of operations could be materially and adversely affected. See “Risk Factors — Risks Related to Our Business and Industry — If our operating subsidiaries fail to hire, train or retain qualified managerial and other employees, our business and results of operations could be materially and adversely affected.”

Risks Related to Doing Business in the PRC

●	The Chinese government may intervene in or influence our operations at any time, or may exert more control over offering conducted overseas and/or foreign investment in China-based issuers, which could result in a material change in our operations and significantly and adversely impact the value of the Company’s common stock we are registering for sale, including potentially making those common stock worthless; The Chinese government exerts substantial influence over the manner in which we must conduct our business activities. See “Risk Factors — Risks Associated with doing business in China — The recent state government interference into business activities on U.S. listed Chinese companies may negatively impact our existing and future operations in China. The Chinese government may intervene in or influence our operations at any time, which could result in a material change in our operations and significantly and adversely impact the value of the Company’s common stock, including potentially causing the value of the Company’s common stock to decline or be worthless.

●	The uncertainties in the Chinese legal system could materially and adversely affect us. See “Risk Factors — Risks Associated with doing business in China — Uncertainties with respect to the PRC legal system, including uncertainties regarding the enforcement of laws, and sudden or unexpected changes in laws and regulations in China could adversely affect us and limit the legal protections available to you and us.”

●	The PRC legal system is evolving, and the resulting uncertainties could adversely affect us. See “Risk Factors — Risks Associated with doing business in China — The PRC legal system is evolving, and the resulting uncertainties could adversely affect us.”

●	A severe or prolonged downturn in the global or Chinese economy could materially and adversely affect our business and our financial condition. See “Risk Factors — Risks Associated with doing business in China — The A severe or prolonged downturn in the global or Chinese economy could materially and adversely affect our business and our financial condition.

●	Changes in the policies of the PRC government could have a significant impact upon our ability to operate profitably in the PRC. See “Risk Factors — Risks Associated with doing business in China — Changes in the policies of the PRC government could have a significant impact upon our ability to operate profitably in the PRC.”

●	Changes in the political or economic climate in the PRC may impair our ability to operate profitably, if at all. See “Risk Factors — Risks Associated with doing business in China — Because our business is dependent upon government policies that encourage a market-based economy, change in the political or economic climate in the PRC may impair our ability to operate profitably, if at all.”

●	Changes in China’s economic, political or social conditions or government policies may have a material adverse effect on our business and operations. See “Risk Factors — Risks Associated with doing business in China —Changes in China’s economic, political or social conditions or government policies may have a material adverse effect on our business and operations.”

●	Prior court decisions under the civil law system have limited precedential value. See “Risk Factors — Risks Associated with doing business in China — The PRC legal system is a civil law system based on written statutes. Unlike the common law system, prior court decisions under the civil law system may be cited for reference but have limited precedential value. Therefore our susceptibility to such laws is unknown.

●	Chinese law prohibits or restricts companies belonging to foreign countries from operating some certain businesses. See “Risk Factors — Risks Associated with doing business in China — Chinese law prohibits or restricts companies belonging to foreign countries from operating some certain businesses.”

●	We may be liable for improper collection, use or appropriation of personal information provided by our customers. See “Risk Factors — Risks Associated with doing business in China — Our PRC subsidiary may be liable for improper collection, use or appropriation of personal information provided by our customers.”

●	We may be subject to various internet-related laws to which uncertainties exist with respect to the enactment timetable, interpretation and implementation of the laws and regulations with respect to online platform business operation. See “Risk Factors — Risks Associated with doing business in China — Uncertainties exist with respect to the enactment timetable, interpretation and implementation of the laws and regulations with respect to online platform business operation.”

●	The approval of the China Securities Regulatory Commission or other PRC regulatory agencies may be required in connection with this registration under PRC law. See “Risk Factors — Risks Associated with doing business in China — The approval of the China Securities Regulatory Commission or other PRC regulatory agencies may be required in connection with this registration under PRC law.”

●	PRC laws and regulations governing our current business operations are sometimes vague and uncertain and any changes in such laws and regulations may impair our ability to operate profitably. See “Risk Factors — Risks Associated with doing business in China — PRC laws and regulations governing our current business operations are sometimes vague and uncertain and any changes in such laws and regulations may impair our ability to operate profitably.”

●	We may be treated as a resident enterprise for PRC tax purposes under the PRC Enterprise Income Tax Law, and we may therefore be subject to PRC income tax on our global income. See “Risk Factors — Risks Associated with doing business in China — Under the PRC Enterprise Income Tax Law, or the EIT Law, our PRC subsidiary may be classified as a “resident enterprise” of China, which could result in unfavorable tax consequences to us and our non-PRC shareholders.”

●	Uncertainties under the EIT Law relating to the withholding tax liabilities may of our PRC subsidiary, and dividends payable by our PRC subsidiary to our offshore subsidiaries may not qualify to enjoy certain treaty benefits. See “Risk Factors — Risks Associated with doing business in China — There are significant uncertainties under the EIT Law relating to the withholding tax liabilities of our PRC subsidiary, and dividends payable by our PRC subsidiary to our offshore subsidiaries may not qualify to enjoy certain treaty benefits.”

●	Restrictions placed on offshore holding companies and currency exchange may limit our ability to make loans or additional capital contributions to our PRC subsidiary, which could materially and adversely affect our liquidity and our ability to fund and expand our business. See “Risk Factors — Risks Associated with doing business in China — PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay or prevent us from making loans or additional capital contributions to our PRC subsidiary, which could materially and adversely affect our liquidity and our ability to fund and expand our business.”

●	Fluctuations in exchange rates could have a material and adverse effect on our results of operations and the value of your investment. See “Risk Factors — Risks Associated with doing business in China — Government control in currency conversion may adversely affect our financial condition, our ability to remit dividends, and the value of your investment.”

●	If we become directly subject to the scrutiny, criticism and negative publicity involving U.S.-listed Chinese companies, we may have to expend significant resources to investigate and resolve the matter which could harm our business operations, stock price and reputation. See “Risk Factors — Risks Associated with doing business in China — If we become directly subject to the scrutiny, criticism and negative publicity involving U.S.-listed Chinese companies, we may have to expend significant resources to investigate and resolve the matter which could harm our business operations, stock price and reputation.”

●	You may face difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in China against us or our management named in this registration statement based on foreign laws. See “Risk Factors — Risks Associated with doing business in China — You may face difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in China against us or our management named in this registration statement based on foreign laws.

●	The audit report included in this prospectus was prepared by an auditor who is not inspected by the U.S. Public Company Accounting Oversight Board, or the PCAOB, and as such, you are deprived of the benefits of such inspection, and the Company’s common stock may be delisted under the Holding Foreign Companies Accountable Act if the PCAOB is unable to inspect the Company’s auditors. See “Risk Factors — Risks Associated with doing business in China — The audit report included in this prospectus is prepared by an auditor who is not inspected by the Public Company Accounting Oversight Board and as such, the Company’s investors are deprived of the benefits of such inspection. The Company could be delisted if it is unable to timely meet the PCAOB inspection requirements established by the Holding Foreign Companies Accountable Act.”

Risks Related to the Market for the Company’s Common Stock

●	Our CEO owns a significant percentage of the Company’s common stock and will be able to exert significant control over matters subject to shareholder approval. See “Risk Factors – Risks Related to the Market for the Company’s Common Stock - Our CEO owns a significant percentage of the Company’s common stock and will be able to exert significant control over matters subject to shareholder approval.”

●	An active, liquid trading market for the Company’s common stock may not develop or be sustained. If and when an active market develops the price of the Company’s common stock may be volatile. See “Risk Factors – Risks Related to the Market for the Company’s Common Stock - Since the Company’s common stock is traded on the OTC Pink Sheets, an active, liquid trading market for the Company’s common stock may not develop or be sustained. If and when an active market develops the price of the Company’s common stock may be volatile.”

●	We may authorize and issue shares of new classes of stock that could be superior to or adversely affect you as a holder of the Company’s common stock. See “Risk Factors – Risks Related to the Market for the Company’s Common Stock - The Company’s Board of Directors may authorize and issue shares of new classes of stock that could be superior to or adversely affect you as a holder of the Company’s common stock.”

●	There is a limited public market for the Company’s common stock. See “Risk Factors – Risks Related to the Market for the Company’s Common Stock - There is a limited public market for the Company’s common stock.”

●	We may, in the future, issue additional common shares, which would reduce investors’ percent of ownership and may dilute the Company’s share value. See “Risk Factors – Risks Related to the Market for the Company’s Common Stock - We may, in the future, issue additional common shares, which would reduce investors’ percent of ownership and may dilute the Company’s share value.”

●	The trading price of the Company’s common stock is likely to be volatile, which could result in substantial losses to investors. See “Risk Factors – Risks Related to the Market for the Company’s Common Stock - The trading price of the Company’s common stock is likely to be volatile, which could result in substantial losses to investors.

●	We are subject to the penny stock rules, which will make shares of the Company’s common stock more difficult to sell. See “Risk Factors – Risks Related to the Market for the Company’s Common Stock - We are subject to the penny stock rules, which will make shares of the Company’s common stock more difficult to sell.”

●	Shares of the Company’s common stock that have not been registered under federal securities laws are subject to resale restrictions imposed by Rule 144, including those set forth in Rule 144(i) which apply to a former “shell company.” See “Risk Factors – Risks Related to the Market for the Company’s Common Stock - Shares of the Company’s common stock that have not been registered under federal securities laws are subject to resale restrictions imposed by Rule 144, including those set forth in Rule 144(i) which apply to a former “shell company.”

●	There is no assurance that we will be able to pay dividends to the Company’s shareholders, which means that you could receive little or no return on your investment.” See “Risk Factors – Risks Related to the Market for the Company’s Common Stock - There is no assurance that we will be able to pay dividends to the Company’s shareholders, which means that you could receive little or no return on your investment.

Corporate Information

EUBG’s principal executive office is located at Plaza Building 2, No. 170, Weiyang Road, Xi’an, Chin and our telephone number is +86-029 - 86100263. Our website is https://www.eubggroup.com/. Information contained on our website is not part of this prospectus, and our website address is included in this prospectus as inactive textual references only.

Implications of Being an Emerging Growth Company

As a public company with less than $1,070,000,000 in revenue during our last fiscal year, we qualify as an “emerging growth company” under the Jumpstart our Business Startups Act of 2012 (the “JOBS Act”). An emerging growth company may take advantage of certain reduced reporting requirements and is relieved of certain other significant requirements that are otherwise generally applicable to public companies, and can avail itself to various exemptions such as an exemption from Section 404(b) of the Sarbanes-Oxley Act of 2002 and Section 14(a) and (b) of the Securities Exchange Act of 1934.

In particular, as an emerging growth company, we:

●	is not required to obtain an attestation and report from its auditors on our management’s assessment of the Company’s internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

●	is not required to provide a detailed narrative disclosure discussing its compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives (commonly referred to as “compensation discussion and analysis”);

●	is not required to obtain a non-binding advisory vote from its stockholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on-frequency” and “say-on-golden-parachute” votes);

●	is exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and CEO pay ratio disclosure;

●	may present only two years of audited financial statements and only two years of related Management’s Discussion & Analysis of Financial Condition and Results of Operations (“MD&A”); and

●	is eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act.

We intend to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act. The Company’s election to use the phase-in periods may make it difficult to compare its financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under §107 of the JOBS Act.

Certain of these reduced reporting requirements and exemptions were already available to us due to the fact that it also qualifies as a “smaller reporting company” under SEC rules. For instance, smaller reporting companies are not required to obtain an auditor attestation and report regarding management’s assessment of internal control over financial reporting; are not required to provide a compensation discussion and analysis; are not required to provide a pay-for-performance graph or Chief Executive Officer pay ratio disclosure; and may present only two years of audited financial statements and related MD&A disclosure.

Under the JOBS Act, we may take advantage of the above-described reduced reporting requirements and exemptions for up to five years after our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act of 1933, as amended (the “Securities Act”), or such earlier time that we no longer meet the definition of an emerging growth company. In this regard, the JOBS Act provides that we would cease to be an “emerging growth company” if we have more than $1,070,000,000 in annual revenues, have more than $700 million in market value of its Common stock held by non-affiliates, or issue more than $1.0 billion in principal amount of non-convertible debt over a three-year period. We would cease to be an emerging growth company on the last day of the fiscal year following the date of the fifth anniversary of thefirst sale of common equity securities under an effective registration statement under the Securities Act or a fiscal year in which we have $1 billion in gross revenues. Further, under current SEC rules, we will continue to qualify as a “smaller reporting company” for so long as we have a public float (i.e., the market value of common equity held by non-affiliates) of less than $250 million as of the last business day of our most recently completed second fiscal quarter.

THE OFFERING

Common Stock Offered by Selling Stockholders:	This prospectus relates to the possible resale, from time to time, by the selling stockholders identified herein of up to an aggregate of 140,000,000 shares of the EUBG’s common stock, par value $0.0001 per share (the “Shares”).
Offering Price:	The Shares will be offered and sold by the selling stockholders at a fixed price of $0.30 per share until our common stock is quoted on OTC Market Group, Inc.’s “OTCQB” or “OTCQX” tiers, and thereafter the Shares may be sold at prevailing market prices or privately negotiated prices or in transactions that are not in the public market.
Common Stock Outstanding After the Offering:	1,701,181,423 shares of common stock.
Use of Proceeds:	We will not receive any proceeds from the sale of Shares by the selling stockholders; however, we will receive the proceeds from any cash exercise of the warrants.
Risk Factors:	An investment in our securities involves a high degree of risk and could result in a loss of your entire investment. Prior to making an investment decision, you should carefully consider all of the information in this prospectus and, in particular, you should evaluate the risk factors set forth under the caption “Risk Factors” beginning on page 17.
Market for our Shares:	Our common stock is quoted on the OTC Markets, Inc. Pink tier under the symbol “EUBG.”

The number of shares of common stock shown above to be outstanding after this offering is based on 1,701,181,423 shares of common stock outstanding as of January 6, 2023.

ABOUT ENTREPRENEUR UNIVERSE BRIGHT GROUP

History of Our Company

Entrepreneur Universe Bright Group (“EUBG” or the “Company”) was incorporated in the State of Nevada on April 21, 1999 under the name LE GOURMET CO, INC. Since its inception, the Company had the following name changes: On March 17, 2003, to Estelle Reyna, Inc.; on September 11, 2003 to Karma Media, Inc.; on July 8, 2005 to Pitboss Entertainment, Inc.; on March 3, 2006 to US Energy Holdings, Inc.; on December 20, 2006 to Lonestar Group Holdings Company; on November 9, 2007 to Guardian Angel Group, Inc.; and on May 18, 2011 to REE International, Inc.; and on March 23, 2020, the Company filed a Certificate of Amendment to the Nevada Secretary of State amending Article I of its Articles of Incorporation changing the Company’s name to Entrepreneur Universe Bright Group, with an effective date of April 3, 2020.

Lonestar Group Holdings Company was a voluntary filer and filed a Form 15 with the Securities and Exchange Commission (“SEC”) on August 20, 2007.

In July 2018, XTC Inc. (“XTC”), one of EUBG’s shareholders, petitioned the Eight Judicial District Court in Clark County, Nevada (the “Court”), for appointment as custodian of the Company. On September 4, 2018, the Court granted XTC custodianship of the Company with the right to appoint officers and directors, negotiate and compromise debt, execute contracts, issue stock and authorize new classes of stock (the “Custodianship”).

Since the Form 15 filing on August 20, 2007 and prior to the Custodianship, the Company’s management believes that it was inactive with no business operations. In December 2018, XTC filed a Certificate of Revival for a revival of its charter, effective December 13, 2018, with the Nevada Secretary of State. XTC acted together with MXD Inc. (“MXD”) to revive the Company and to get current. MXD is a private company incorporated in the State of Colorado. As the president of XTC is also the president of MXD, the Company considered that the XTC and MXD are under common control.

XTC and MXD performed the following actions in its capacity as custodian:

●	Funded all expenses of the Company including paying off all outstanding liabilities discovered;

●	Brought the Company back in compliance with the Nevada Secretary of State, resident agent, transfer agent, OTC Markets Group;

●	Brought in and paid for accounting professionals as well as securities counsel.

On December 18, 2018, the Company formed REE International, Inc. Colorado (“REE-CO”). On December 21, 2018, the Company entered into an Agreement for Divestiture of Assets to Subsidiary with REE-CO, where all of the Company’s assets, liabilities, and business were transferred to REE-CO. in exchange for 1,000 shares of REE-CO, and the Company became the parent company of REE-CO. Since then, the Company has no assets, liabilities and business.

On December 28, 2018, the Company entered into a Sale and Purchase Agreement (the “SPA”) with XTC to transfer 1,000 common shares of REE-CO to XTC at nil cash consideration (with XTC assuming all of the obligations and liabilities of REE-CO). Pursuant to the SPA, all the assets and liabilities previously reported in the Company’s financial statements were acquired by XTC and all the continuing obligations assumed were taken up by XTC. Since the closing of the SPA, REE-CO ceased to be a subsidiary of the Company on the same date., and the Company no longer had any assets, liabilities and business.

In consideration of the payments made to revive the Company and get current by the XTC and MXD, the Company issued 1,000,000 shares of Series A Preferred Stock to MXD on December 11, 2018 and issued 50,000 shares of Series B Preferred Stock to XTC on February 27, 2019, respectively.

On March 5, 2019, the total authorized common stock of the Company was increased to 1,800,000,000.

On April 24, 2019, XTC was discharged as custodian of the Company. Prior to the Custodianship and immediately before May 15, 2019, the Company has abandoned all of its business operations.

On May 15, 2019, 1,590,605,141 shares of the common stock was issued to MXD as consideration for its services to revive the Company and get current.  On the same date, MXD and XTC agreed to voluntarily retire 1,000,000 Series A Preferred Stock and 50,000 shares of Series B Preferred Stock, respectively (the “Issuance”).

Immediately after the Issuance, MXD entered into certain Sale and Purchase Agreements, dated May 15, 2019 (the “Stock Purchase Agreements”), with Tethys Fountain Limited, New Finance Consultants Limited, Jia Wang, Jianyong Li, Haijun Jiang, Xuebin Wu and Fanfan Chen (collectively, the “Purchasers”), to transfer all its 1,590,605,141 shares of common stock of the Company to the Purchasers in exchange for an aggregate purchase price of $135,000. Upon the closing of the Stock Purchase Agreements, the Purchasers collectively owned 93.5% of the issued and outstanding shares of the Company’s common stock, and Tethys Fountain Limited became the controlling shareholder of the Company.

On May 20, 2019, and as authorized by the Company’s board of directors, the Company began its current business as a marketing consulting company, as further described in the section entitled “Business Overview” below.

Corporate Structure

EUBG is a holding company for its operating subsidiaries. The operations of the Company’s PRC subsidiary, Xi’an Yunchuang Space Information Technology Co., Ltd. (formerly Entrepreneurship World Consultants Limited) in Xi’an, China are the primary operations of EUBG. Our PRC subsidiary is wholly-owned by the Company’s HK subsidiary, Entrepreneurship World Technology Holding Group Company Limited, a Hong Kong limited company. The HK Subsidiary was incorporated by the Company on May 15, 2019 with HK$10,000 as its registered capital as a holding company. The PRC subsidiary was incorporated on October 18, 2019 with HK$1,000,000 as its registered capital. On May 7, 2020, we incorporated Xian Yunchuang Space Information Technology Co., Ltd, BaiYin Branch (formerly Entrepreneurship World Consultants Limited, BaiYin Branch), with RMB900,000 as its registered capital, as an branch office of the PRC subsidiary in Baiyin City, Gansu Province, China.

While the Company’s major shareholders, headquarters, and operations are located in China, EUBG currently does not, and EUBG does not plan to use variable interest entities to execute our business plan or to conduct our China-based operations. EUBG is a Nevada holding company and does not have any substantive operations other than indirectly holding the equity interest in our operating subsidiaries in Hong Kong and China. Therefore, our shareholders will not directly hold any equity interests in our Chinese operating subsidiaries. Our holding company structure involves unique risks to investors. Chinese regulatory authorities could disallow our corporate structure, which would likely result in a material change in our operations and/or the value of the Company’s common stock, including that it could cause the value of such securities to significantly decline or become worthless.

We face various legal and operational risks and uncertainties related to being based in and having substantially all of our operations in China. The PRC government has significant authority to exert influence on the ability of a China-based company, such as us, to conduct its business, accept foreign investments or list on an U.S. or other foreign exchanges. For example, we face risks associated with regulatory approvals of offshore offerings, anti-monopoly regulatory actions, oversight on cybersecurity and data privacy, as well as the lack of PCAOB inspection on our auditors. Such risks could result in a material change in our operations and/or the value of the Company’s common stock or could significantly limit or completely hinder the Company’s ability to offer or continue to offer Stocks and/or other securities to investors and cause the value of such securities to significantly decline or be worthless. See “Risk Factors — Risks Associated with doing business in China — “The recent state government interference into business activities on U.S. listed Chinese companies may negatively impact our existing and future operations in China. The Chinese government may intervene in or influence our operations at any time, which could result in a material change in our operations and significantly and adversely impact the value of the Company’s common stock, including potentially causing the value of the Company’s common stock to decline or be worthless; — Uncertainties with respect to the PRC legal system, including uncertainties regarding the enforcement of laws, and sudden or unexpected changes in laws and regulations in China could adversely affect us and limit the legal protections available to you and us; — The PRC legal system is evolving, and the resulting uncertainties could adversely affect us; — The PRC legal system is a civil law system based on written statutes. Unlike the common law system, prior court decisions under the civil law system may be cited for reference but have limited precedential value. Therefore, the Company’s susceptibility to such laws is unknown; — The approval of the China Securities Regulatory Commission or other PRC regulatory agencies may be required in connection with this registration under PRC law.”

The PRC government has significant oversight and discretion over the conduct of our business and may intervene with or influence our operations as the government deems appropriate to further regulatory, political and societal goals. See “Risk Factors — Risks associated with doing business in China — Uncertainties with respect to the PRC legal system, including uncertainties regarding the enforcement of laws, and sudden or unexpected changes in laws and regulations in China could adversely affect us and limit the legal protections available to you and us.” The PRC government has recently published new policies that significantly affected certain industries such as the education and internet industries, and we cannot rule out the possibility that it will in the future release regulations or policies regarding our industry that could adversely affect our business, financial condition and results of operations. Furthermore, the PRC government has recently indicated an intent to exert more oversight and control over overseas securities offerings and other capital markets activities and foreign investment in China-based companies like us. Any such action, once taken by the PRC government, could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or in extreme cases, become worthless.  See “Risk Factors — Risks Associated with doing business in China — The recent state government interference into business activities on U.S. listed Chinese companies may negatively impact our existing and future operations in China. The Chinese government may intervene in or influence our operations at any time, which could result in a material change in our operations and significantly and adversely impact the value of the Company’s common stock, including potentially causing the value of the Company’s common stock to decline or be worthless; — Uncertainties with respect to the PRC legal system, including uncertainties regarding the enforcement of laws, and sudden or unexpected changes in laws and regulations in China could adversely affect us and limit the legal protections available to you and us.”

According to our PRC legal counsel, King & Wood Mallesons, except as disclosed in the “Risk Factor” section - Risks relating to PRC laws and regulations with respect to foreign exchange, we, our subsidiaries are not required to obtain permission or approval from any of the PRC authorities including CSRC or CAC to issue the Company’s common stock to foreign investors, nor have we, or our subsidiaries, applied for or received any denial for the Registration. However, recently, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the “Opinions on Severely Cracking Down on Illegal Securities Activities According to Law,” or the Opinions, which was made available to the public on July 6, 2021. The Opinions emphasized the need to strengthen the administration over illegal securities activities, and the need to strengthen the supervision over overseas listings by Chinese companies. Effective measures, such as promoting the construction of relevant regulatory systems will be taken to deal with the risks and incidents of China-concept overseas listed companies, and cybersecurity and data privacy protection requirements and similar matters. The Opinions and any related implementing rules to be enacted may subject us to compliance requirement in the future. Given the current regulatory environment in the PRC, we are still subject to the uncertainty of interpretation and enforcement of the rules and regulations in the PRC, which can change quickly with little advance notice, and any future actions of the PRC authorities.   In addition, we cannot assure you that relevant PRC government agencies would reach the same conclusion as we do or as advised by our PRC legal counsel. If we are wrong with regards to our interpretation of the PRC laws and regulations, if we inadvertently conclude that such approval is not required when it is, or if the CSRC, the Cyberspace Administration of China or other regulatory PRC agencies later promulgate new rules requiring that we obtain their approvals to issue the Company’s common stock to foreign investors, we may be unable to obtain a waiver of such approval requirements, if and when procedures are established to obtain such a waiver. Any uncertainties and/or negative publicity regarding such an approval requirement could have a material adverse effect on the trading price of the Company’s securities. It is uncertain when and whether we will be required to obtain permission from China Securities Regulatory Commission to list on U.S. exchanges, and even if such permission is obtained, whether it will be denied or rescinded. As a result, our operations could be adversely affected, directly or indirectly, by existing or future laws and regulations relating to our business or industry. See “Risk Factors – Risks associated with doing business in China – Uncertainties with respect to the PRC legal system, including uncertainties regarding the enforcement of laws, and sudden or unexpected changes in laws and regulations in China could adversely affect us and limit the legal protections available to you and us; – The PRC legal system is evolving, and the resulting uncertainties could adversely affect us; – The approval of the China Securities Regulatory Commission or other PRC regulatory agencies may be required in connection with this registration under PRC law.”

The PRC laws and regulations and government policy changes rapidly on digital training. For our digital training related services, we worked with Beida Jade Bird Vocational Education (“Jade Bird”) which was an authorized licensee of China National Personal Talent Training Network (“CNPTTN”), a PRC regulatory agency for the talent training. Jade Bird was in charge of its training courses, and the Company was authorised by Jade Bird as its sole training related administrator of the training courses, limited to coordinate the digital training related services to individual clients who were interested in conducting live-broadcasting business through social medias. The Company provided training related services, to these individual clients who subscribed courses, in arranging the examination, following up certificate issuance processes, addressing clients’ concerns, etc. On March 22, 2022, the PRC subsidiary learned that Jade Bird suspended its service after receiving a notice from CNPTTN and that until further notice CNPTTN has suspended all recruitment services using its CNPTTN’s name. As a result of CNPTTN’s suspension, the PRC subsidiary has also suspended its digital training related services with Jade Bird from March 22, 2022 until further notice. In the future, laws and regulations and the CNPTTN may require our PRC Subsidiary to meet additional requirements or obtain additional approvals, licenses or permits to conduct KOL training related business. If our PRC Subsidiary is unable to meet the relevant requirements or obtain the relevant approvals, licenses or permits, our PRC Subsidiary may not be able to continue to conduct the KOL training related business. As of the date of this prospectus, there is no further notice from CNPTTN and the service is still being suspended. As advised by our PRC legal counsel, other than the above, we and our subsidiaries are currently not required to obtain permission from any of the PRC authorities to operate its principal business. We cannot assure you that relevant PRC government agencies would reach the same conclusion as we do or as advised by our PRC legal counsel. If (i) we and our PRC legal counsel inadvertently concluded that such permissions or approvals are not required, or (ii) the relevant regulatory PRC agencies later promulgate new rules requiring that we obtain their approvals to operate our business, and we are unable to obtain approval or a waiver of such approval requirements, any uncertainties and/or negative publicity regarding such an approval requirement could have a material adverse effect on our business operation and the trading price of our securities.

Although we concluded we and our subsidiaries are currently not required to obtain permission from any of the PRC central or local government and has not received any denial to list on the U.S. exchange or to conduct our business operation, if (x) we inadvertently conclude that such approvals are not required when they are, (y) we do not receive or maintain such permissions or approvals if and when required, or (z) changes in applicable laws, regulations, or interpretations relating to our business or industry which would require us to obtain approvals in the future, our operations, financial conditions, and results of operations could be adversely affected, directly or indirectly, and the value of the Company’s common stock could significantly decline or become worthless. See “Risk Factors —Risks related to our business and industry - Our PRC subsidiary may be required to obtain and maintain additional approvals, licenses or permits applicable to our business, which could have a material adverse impact on our business, financial conditions and results of operations” and “Risk Factors — Risks associated with doing business in China - The recent state government interference into business activities on U.S. listed Chinese companies may negatively impact our existing and future operations in China. The Chinese government may intervene in or influence our operations at any time, which could result in a material change in our operations and significantly and adversely impact the value of the Company’s common stock, including potentially causing the value of the Company’s common stock to decline or be worthless; - Uncertainties exist with respect to the enactment timetable, interpretation and implementation of the laws and regulations with respect to online platform business operation;”– The PRC legal system is evolving, and the resulting uncertainties could adversely affect us; – The approval of the China Securities Regulatory Commission or other PRC regulatory agencies may be required in connection with this registration under PRC law.”

EUBG is permitted to transfer cash as a loan and/or capital contribution to the HK subsidiary for its operations and the HK subsidiary is permitted to transfer cash as a loan and/or capital contribution to the PRC subsidiary for capital investment and company operations. For instance, the PRC subsidiary will use the cash for their daily business operations. However, under existing PRC regulations, any loans made to our PRC subsidiaries shall not exceed a statutory limit, and shall be filed with SAFE or its local bureau. Additionally, any capital contributions the HK subsidiary make to the PRC subsidiary shall be filed with the local commerce department. The PRC subsidiary is the main operating company to earn revenue. The HK subsidiary is also permitted under the laws of Hong Kong SAR to provide funding to EUBG through dividend distribution without restrictions on the amount of the funds. Current PRC laws require that dividends be paid only out of the profit for the year calculated according to PRC accounting principles, which differ from the generally accepted accounting principles in other jurisdictions. In addition, PRC laws also require a foreign-invested enterprise to set aside at least 10% of its after-tax profits, if any, to fund its statutory reserves, until the aggregate amount reaches 50% of its registered capital. In addition, a wholly foreign-owned enterprise may, at its discretion, allocate a portion of its after-tax profits based on PRC accounting principles to enterprise expansion funds, staff welfare, and bonus funds. Those reserve funds are not available for distribution as cash dividends. The PRC government’s control of foreign currency conversion may limit our foreign exchange transactions. Under existing PRC foreign exchange regulations, payments of current account items can be made in foreign currencies without prior approval from SAFE. However, approval from SAFE, or registration with SAFE or other appropriate departments is required where RMB shall be converted into foreign currency and be remitted out of the PRC. Failure to comply with the above regulations may result in liability under PRC laws for evasion of foreign exchange controls.

As of the date of this prospectus, our PRC subsidiary has distributed $7.1 million (net of withholding tax at $791,662 charged at a rate of 10% of the declared dividend) to its holding parent, which is our HK subsidiary. However, we cannot ensure that we will be able to comply with the above regulations in all respects in the future. If we fail to comply with the above regulations, our ability to transfer cash and distribute earnings may be negatively affected, which could materially and adversely affect our liquidity and our ability to fund and expand our business. Since EUBG, the Nevada holding company, is not the direct parent company of the PRC subsidiary, EUBG and the PRC subsidiary cannot make transfers to the other. We intend to keep any future earnings to finance the expansion of our business conducted by our subsidiaries, and we do not anticipate that any cash dividends will be paid in the foreseeable future from the HK subsidiary to EUBG, the Nevada holding company, and/or from EUBG to its shareholders. As of the date of this prospectus, other than the above stated $7.1 million cash dividends transferred from our PRC subsidiary to our HK subsidiary for operational costs, no cash transfer or transfer of other assets (including dividends and distribution) have occurred among EUBG, our Nevada holding company, and either of its subsidiaries, our HK subsidiary or our PRC subsidiary. See “Summary of Risk Factors – Risks Related to Doing Business in the PRC” and “Risk Factors — Risks associated with doing business in China” for a detailed discussion of the Chinese legal restrictions on the payment of dividends, our ability to transfer cash within the Company and the potential for holders of the Company’s common stock to be subject to Chinese taxes on dividends paid by us in the event we are deemed a Chinese resident enterprise for Chinese tax purposes. As of September 30, 2022, December 31 2021 and December 31, 2020, total undistributed profits of the Company’s PRC subsidiary were $$3,123,352, $3,579,288 and $6,269,752, respectively. We have recognized deferred tax liabilities of $312,335, $357,929 and $626,975, respectively, in respect of the undistributed profits. For more details, please refer to consolidated financial statements and related notes included elsewhere in this prospectus.

The PRC government has significant oversight and discretion over the conduct of our business and may intervene or influence our operations as the government deems appropriate to further regulatory, political and societal goals. To the extent that the cash and assets of our business are in our PRC subsidiary and/or Hong Kong subsidiary, such cash or assets may not be available to fund our operations or for other use outside of the PRC and/or Hong Kong due to the potential intervention by the PRC government to impose restrictions and limitations over our ability or our subsidiaries’ ability to transfer cash or assets. Any such intervention in or influence on our business operations or action to exert more oversight and control over the cash or assets of our subsidiaries, once taken by the PRC government, could adversely affect our business, financial condition and results of operations and the value of our common stock, or significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or in extreme cases, become worthless.  See “Risk Factors — Risks associated with doing business in China - The recent state government interference into business activities on U.S. listed Chinese companies may negatively impact our existing and future operations in China. The Chinese government may intervene in or influence our operations at any time, which could result in a material change in our operations and significantly and adversely impact the value of the Company’s common stock, including potentially causing the value of the Company’s common stock to decline or be worthless.”

On September 1, 2021, our PRC subsidiary and Hong Kong subsidiary adopted a written Monetary and Cash Fund Management System (“Cash Management Policy”) for its operations in China and Hong Kong. The Cash Management Policy covers cash, bank deposits and other monetary funds owned by the PRC subsidiary and Hong Kong subsidiary and includes procedures on receiving funds, depositing funds, transferring funds and proper documentation and recording of cash. We adopted the Cash Management Policy in order to provide a process and guidance on collecting, accounting for, and safeguarding all cash and cash equivalents of our PRC subsidiary and Hong Kong subsidiary, including 1) checking the latest regulation requirements between China and Hong Kong; and 2) seeking approval from EUBG’s chief executive officer in order to transfer funds from our PRC subsidiary to our HK subsidiary. EUBG does not have a cash management policy.

On December 16, 2021, Public Company Accounting Oversight Board (PCAOB) issued a report on its determinations that PCAOB is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong, a Special Administrative Region of the People’s Republic of China (PRC), because of positions taken by PRC authorities in those jurisdictions. The PCAOB made these determinations pursuant to PCAOB Rule 6100, which provides a framework for how the PCAOB fulfills its responsibilities under the HFCAA. The report further listed in its Appendix A and Appendix B, Registered Public Accounting Firms Subject to the Mainland China Determination and Registered Public Accounting Firms Subject to the Hong Kong Determination, respectively. The audit report included in this registration statement for the year ended December 31, 2021 and 2020 was issued by Centurion ZD CPA & Co. (“CZD CPA”), an audit firm headquartered in Hong Kong, a jurisdiction that the PCAOB has determined that the PCAOB is unable to conduct inspections or investigate auditors. CZD CPA is among those listed by the PCAOB Hong Kong Determination, a determination announced by the PCAOB on December 16, 2021 that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in Hong Kong. The lack of access to the PCAOB inspection in China prevents the PCAOB from fully evaluating audits and quality control procedures of the auditors based in China. As a result, the investors may be deprived of the benefits of such PCAOB inspections. The inability of the PCAOB to conduct inspections of auditors in China makes it more difficult to evaluate the effectiveness of these accounting firms’ audit procedures or quality control procedures as compared to auditors outside of China that are subject to the PCAOB inspections. In addition, under the HFCAA (as amended by the Consolidated Appropriation Act, 2023), our securities may be prohibited from trading on the U.S. stock exchanges or in the over the counter trading market in the U.S. if our auditor is not inspected by the PCAOB for two consecutive years, and this ultimately could result in the Company’s common stock being delisted. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act (“AHFCAA”), which was enacted under the Consolidated Appropriations Act, 2023, as further described below.

On April 22, 2022, the SEC provisionally identified EUBG as a company that has retained a registered public accounting firm to issue an audit report where that registered public accounting firm has a branch or office that (i) is located in a foreign jurisdiction and (ii) the PCAOB is unable to inspect or investigate completely because of a position taken by an authority in that jurisdiction under the HFCAA (a “Commission-Identified Issuer”). On May 12, 2022, that provisional identification became conclusive and we are now subject to the requirements under the HFCAA, including the prohibition on the trading of such issuer’s securities on a national securities exchange or through any other method is within the SEC’s jurisdiction to regulate, including “over-the-counter” trading. This identification of EUBG as a Commission-Identified Issuer does not mean that we will be immediately prohibited from trading our securities on the OTC Pink Sheets. However, we may be prohibited from trading our securities, including trading in the “over-the-counter” market, if we continue to be unavailable for PCAOB inspection or investigation for two consecutive years under the HFCAA as amended by the Consolidated Appropriations Act, 2023. In addition, after the first year of identification, we will be subject to new submission and disclosure requirements in our subsequent annual reports.

On December 29, 2022, the Consolidated Appropriations Act, 2023, was signed into law, which amended the HFCAA (i) to reduce the number of consecutive years that would trigger delisting from three years to two years, and (ii) so that any foreign jurisdiction could be the reason why the PCAOB does not to have complete access to inspect or investigate a company’s auditors. As it was originally enacted, the HFCAA applied only if the PCAOB’s inability to inspect or investigate because of a position taken by an authority in the foreign jurisdiction where the relevant public accounting firm is located. As a result of the Consolidated Appropriations Act, 2023, the HFCAA now also applies if the PCAOB’s inability to inspect or investigate the relevant accounting firm is due to a position taken by an authority in any foreign jurisdiction. The denying jurisdiction does not need to be where the accounting firm is located.

On September 7, 2022, the Company dismissed CZD CPA and appointed Prager Metis CPAs, LLC (“PragerMetis”) as the Company’s independent auditor for the fiscal year end December 31, 2022. Our current auditors, PragerMetis, is located at Hackensack, New Jersey, and has been inspected by the PCAOB.

Our offices are located at Suite 907, Saigao City Plaza Building 2, No. 170, Weiyang Road, Xi’an, China, and our telephone number is +86-029-86100263. We maintain a website at https://www.eubggroup.com/, however, our website or any information contained therein on our website do not constitute a part of this registration statement.

Cash Transfer within our Organization

EUBG is permitted to transfer cash as a loan and/or capital contribution to the HK subsidiary for its operations and the HK subsidiary is permitted to transfer cash as a loan and/or capital contribution to the PRC subsidiary for capital investment and company operations. For instance, the PRC subsidiary will use the cash to pay for their daily business operations. The PRC subsidiary in China is the main operating company to earn revenue. However, under existing PRC regulations, any loans made to our PRC subsidiaries shall not exceed a statutory limit, and shall be filed with SAFE or its local bureau. Additionally, any capital contributions the HK subsidiary make to the PRC subsidiary shall be filed with the local commerce department.

Current investments in Chinese companies, which are governed by the Foreign Investment Law, and the dividends and distributions from our PRC subsidiary are subject to regulations and restrictions on dividends and payment to parties outside of China are subject to restrictions. The principal regulations governing the distribution of dividends paid by WFOEs include the Company Law of PRC, and the Foreign Investment Law. According to the Foreign Investment Law of the People’s Republic of China and its implementing rules, which jointly established the legal framework for the administration of foreign-invested companies, a foreign investor may, in accordance with other applicable laws, freely transfer into or out of China its contributions, profits, capital earnings, income from asset disposal, intellectual property rights, royalties acquired, compensation or indemnity legally obtained, and income from liquidation, made or derived within the territory of China in RMB or any foreign currency, and any entity or individual shall not illegally restrict such transfer in terms of the currency, amount and frequency. Under these regulations, our PRC subsidiary in China may pay dividends only out of its accumulated profits, if any, as determined in accordance with PRC accounting standards and regulations. In addition, our PRC subsidiary in China is required to set aside at least 10% of its after-tax profits based on PRC accounting standards each year to its general reserves until its cumulative total reserve funds reach 50% of its registered capital. These reserve funds, however, may not be distributed as cash dividends. A PRC company is not permitted to distribute any profits until any losses from prior fiscal years have been offset. Profits retained from prior fiscal years may be distributed together with distributable profits from the current fiscal year. In addition, registered share capital and capital reserve accounts are also restricted from withdrawal in the PRC, up to the amount of net assets held in each operating subsidiary. In contrast, there is presently no foreign exchange control or restrictions on capital flows into and out of Hong Kong. Hence, our Hong Kong subsidiary is able to transfer cash without any limitation to the United States under normal circumstances.

Renminbi, or RMB, is not freely convertible into other currencies. As a result, any restriction on currency exchange may limit the ability of our PRC subsidiary to use their potential future RMB revenues to pay dividends to us. The Chinese government imposes controls on the convertibility of RMB into foreign currencies and, in certain cases, the remittance of currency out of China. Shortages in availability of foreign currency may then restrict the ability of our PRC subsidiary to remit sufficient foreign currency to our offshore entities for those offshore entities to pay dividends or make other payments or otherwise to satisfy our foreign-currency-denominated obligations. RMB is currently convertible under the “current account,” which includes dividends and trade- and service-related foreign exchange transactions, but not under the “capital account,” which includes foreign direct investment and foreign debt (which may be denominated in foreign currency or RMB), including loans we may secure for our PRC subsidiary. Currently, our PRC subsidiary may purchase foreign currency for settlement of current account transactions, including payment of dividends to us, without the approval of the State Administration of Foreign Exchange of China (SAFE) by complying with certain procedural requirements. However, the relevant Chinese governmental authorities may limit or eliminate our ability to purchase foreign currencies in the future for current account transactions. The Chinese government may continue to strengthen its capital controls, and additional restrictions and substantial vetting processes may be instituted by SAFE for cross-border transactions falling under both the current account and the capital account. Any existing and future restrictions on currency exchange may limit our ability to utilize revenue generated in RMB to fund our business activities outside of China or pay dividends in foreign currencies to holders of our securities. Foreign exchange transactions under the capital account remain subject to limitations and require approvals from, or registration with, SAFE and other relevant Chinese governmental authorities. This could affect our ability to obtain foreign currency through debt or equity financing for our subsidiaries. See the risk factors discussed in the “Risk Factors” section of this Annual Report for a detailed discussion of the Chinese legal restrictions on the payment of dividends, our ability to transfer cash within the Company and the potential for holders of the Company’s common stock to be subject to Chinese taxes on dividends paid by us in the event we are deemed a Chinese resident enterprise for Chinese tax purposes.

To address persistent capital outflows and the RMB’s depreciation against the U.S. dollar in the fourth quarter of 2016, the People’s Bank of China and the State Administration of Foreign Exchange, or SAFE, have implemented a series of capital control measures in the subsequent months, including stricter vetting procedures for China-based companies to remit foreign currency for overseas acquisitions, dividend payments and shareholder loan repayments. The PRC government may continue to strengthen its capital controls and our PRC subsidiary’s dividends and other distributions may be subject to tightened scrutiny in the future. The PRC government also imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. Therefore, we may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency for the payment of dividends from our profits, if any. Furthermore, if the PRC subsidiary incurs debt on its own in the future, the instruments governing the debt may restrict its ability to pay dividends or make other payments.

In addition, the Enterprise Income Tax Law and its implementation rules provide that a withholding tax at a rate of 10% will be applicable to dividends payable by Chinese companies to non-PRC-resident enterprises unless reduced under treaties or arrangements between the PRC central government and the governments of other countries or regions where the non-PRC resident enterprises are tax resident. Pursuant to the tax agreement between Mainland China and the Hong Kong Special Administrative Region, the withholding tax rate in respect to the payment of dividends by a PRC enterprise to a Hong Kong enterprise may be reduced to 5% from a standard rate of 10%. However, if the relevant tax authorities determine that our transactions or arrangements are for the primary purpose of enjoying a favorable tax treatment, the relevant tax authorities may adjust the favorable withholding tax in the future. Accordingly, there is no assurance that the reduced 5% withholding rate will apply to dividends received by our Hong Kong subsidiary from our PRC subsidiary. This withholding tax will reduce the amount of dividends we may receive from our PRC subsidiary.

Current PRC regulations permit our PRC subsidiary to pay dividends to HK subsidiary only out of its accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. However, we cannot ensure that we will be able to comply with the PRC regulations in all respects in the future. If we fail to comply with the PRC regulations, our ability to transfer cash and distribute earnings may be negatively affected, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

As of the date of this prospectus, our PRC subsidiary distributed $7.1 million (net of withholding tax at $791,662 charged at a rate of 10% of the declared dividend) to its holding parent, the HK subsidiary. As long as meeting the above-mentioned requirements, there is no restriction or limitation to transfer dividends from our PRC subsidiary to its Hong Kong parent company, and there is no restriction or limitation to transfer dividends from our Hong Kong subsidiary to its US parent holding company. Since EUBG, the Nevada holding company, is not the direct parent company of the PRC subsidiary, EUBG and the PRC subsidiary cannot make transfer to the other. We intend to keep any future earnings to finance the expansion of our business to our subsidiaries, and we do not anticipate that any cash dividends will be paid in the foreseeable future from the HK subsidiary to EUBG, and/or from EUBG to its shareholders. As of the date of this prospectus, other than the above stated $7.1 million cash dividends transferred from our PRC subsidiary to our HK subsidiary for operation costs, no cash transfer or transfer of other assets (including dividends and distribution) have occurred among our EUBG, our Nevada holding company and its subsidiaries, either the HK subsidiary or the PRC subsidiary. For more details for the withholding tax paid, see our audited consolidated financial statement for the year ended December 31, 2021.

Business Overview

EUBG is not a Chinese operating company but a Nevada holding company. As a holding company with no material operations of our own, EUBG conducts all of its operations through its subsidiary in China. Our current principal business activities are providing consulting services and sourcing and marketing services in China through our PRC subsidiary with support from our HK subsidiary. Our PRC subsidiary provides services aimed at connecting businesses with e-commerce platforms.

Our integrated service platform focuses on strategic marketing and consulting, which include digital marketing consulting and KOL Training Related Services. The establishment of our platform is to serve the digital marketing strategy needs of the start-up business companies and small-size companies. Our PRC subsidiary offers our digital marketing on e-commerce solution plan to these companies in order for them to provide products to their customers. Our mission is to help start-up companies and small-size companies and guide these companies’ founders in utilizing our digital marketing consulting plan to reach their business goals. Our marketing consultation on e-commerce solution plan aim to bring online traffic and attention from the markets for our customers to conduct their e-commerce and build their brands. Our customers are mainly private companies which need digital marketing services for branding or engaging in e-commerce. Our KOL Training Related Services aims to help our customers become a certified livestream sales talents as the market demand for livestream salespersons continues to grow with the changing retail and E-Commerce environment and the arrival of 5G era.

As of January 6, 2023, we had twenty-five (25) full-time employees. Full-time positions include CEO, CFO, President, V.P., Product Department, Sales Department, Customers Services Department, Administrative staffs, and Financial department. We anticipate adding approximately five additional employees in 2023 to our Customer Services Department and Sales and Marketing Department.

Except for the seven (7) trademarks owned by the PRC subsidiary, we do not own or control any intellectual property rights, such as patents, franchise or concessions, except the trademarks owned by the PRC Subsidiary.

We do not need any government approvals of principal services.

Our main service is marketing consultancy, which includes digital marketing consulting and KOL (Key Opinion Leaders) Training Related Services.

A. Digital Marketing Consulting:

Our PRC subsidiary provides a full range of services (include consultancy, sourcing and marketing services) to assist our clients and customers in selling their products. With our professional knowledge and practical experience, we use various marketing methods (e.g. KOL) to increase brand awareness in the local market and ultimately drive sales. Our PRC subsidiary works outward from a client’s brand strategy and existing online assets to define the optimal digital footprint for the brand.

Currently, our PRC subsidiary provides substantially all of our marketing consulting services in conjunction with an e-commerce mobile application (“APP”) namely “Chuangyetianxia”. Chuangyetianxia is developed by our related company (as described below in the Transactions with Related Parties), Xi’an Chuangyetianxia Network Technology Co., Ltd. (“Xi’an CNT”), a limited liability company established in the Peoples’ Republic of China (“PRC” or “China”).

Chuangyetianxia is an APP platform (“Platform”) which offers a range of capabilities that connects sellers with buyers, for example wholesale companies and the end customers. It offers users an interface to the supplier’s services/product catalogues.

Through our PRC subsidiary’s prior working relationship with Xi’an CNT and our extensive experience with the Platform, we are able to provide our customers with customized service and seamless integration of our customers’ APP to the Platform and assisting them in achieving a specific business objective (e.g. end customer placed an order to buy a product or enroll a course). We are entitled to a fixed rate on revenue generated by our client that are related to the scope of respective consultancy services upon client acceptance on the services provided.

In addition, our PRC subsidiary also provides agency-based sourcing and digital marketing services to connect marketplace operators and merchants. Agency-based sourcing services represents product procurement on behalf of the Platform. We recognize revenues from agency-based sourcing at a fixed rate on the value of goods that are sourced and delivered to the ultimate customers by the merchants. Digital marketing services are provided to the Platform to promote designated products or services through social medial influencers engaged by us. We are entitled to a fixed rate on the revenue generated by the Platform that are related to the designated products or services.

For the nine months ended September 30, 2022 and 2021, and the years ended December 31, 2021 and 2020, we derived services revenues of $2,207,029, $4,268,054, $4,152,617 and $8,592,970, respectively, through the APP platform, represented 77.4%, 95.3%, 73.7% and 93.5% of our total revenue.

In the future, our PRC subsidiary plans to expand our marketing consulting services to include, but is not limited to: Diagnosing marketing strategy options, assisting in establishing complete marketing system, positioning branding, branding image design and broadcasting, online and off-line sales channel setup, products development plans, marketing model setup, choosing e-commerce platform, proposing digital marketing projects, enhancing e-commerce traffic, and acting as sales agent for our clients, and business marketing training (marketing strategy, sales techniques, customer services, management knowledges, e-commerce traffic generating, and KOL training etc.)

  B. KOL (Key Opinion Leaders) Training Related Services

The core advantage of Influencer Marketing (Influencer Marketing) is the precise market positioning and exposure to tens of thousands of target audiences in a short period of time. According to recent survey data conducted by ChiefMarketer, 75% of marketers adopt the strategy of online influencer marketing, and 43% of them plan to increase their investment in this area in 2019 (Source: ChiefMarketer, https://www.chiefmarketer.com/majority-marketers-use-influencers-survey/). Enterprises choose to cooperate with the brand and have a level of follower influence. The influencer then introduces and recommends those companies products to their followers through creative video content on a social media platform on a professional platform.

An influencer has an excellent ability to generate content, and enjoys creativity, content creation, and sharing audience. If influencers know their followers well, care about their feelings, and know what content to post, it is more effective for the followers. If the influencers and the client’s branding match accurately, the communication and cooperation between the two parties would work smoothly.

The word “influencer” as it is used in China is broad and applies to people who are bloggers, online content creators, vloggers and live streamers, as well as traditional celebrities. China has its own terminology to refer to an influencer marketing practitioner: key opinion leader (KOL) or “wang-hong,” which is the romanization of the Mandarin pronunciation for “online celebrity.”

Chinese users behave differently when it comes to taking advice. Instead of depending on search engines, Chinese users value advice from sources such as their peers, friends, bloggers and celebrities also known as KOL (Key Opinion Leaders). Much like influencers in the Western world, KOLs are very crucial in the overall digital marketing approach in China. An industry of “wang-hong incubators” or “KOL academies” is thriving to meet the flood of KOL aspirants. Currently, our PRC subsidiary cooperates with third party live-broadcasting training agencies to coordinate, recruit and enroll KOL students in various training programs in professional anchor quality. Such programs are able to qualify the trainees to obtain anchor licenses/permits before they broadcast on the internet.

Currently, our PRC subsidiary provides digital training related services to clients who are interested to conduct live-broadcasting business through social medias. We require the clients to pay a pre-established fee in exchange for the services. Revenues are recognized when promised services (e.g. preliminary consulting work, setting up of an e-learning account and delivery of learning materials) are delivered to the clients.

In addition, our PRC subsidiary also cooperates with third party live-broadcasting training agencies to coordinate, recruit and enroll KOL students in various training programs in professional anchor quality. Such programs are able to qualify the trainees to obtain anchor licenses/permits before they broadcast on the internet. In this business, the third party live-broadcasting training agencies take the primarily responsibilities for providing the training programs to the KOL students. Our services are to these live-broadcasting training agencies, which include but not limit to, recruiting and enrolling KOL students and coordinating the schedule of training course teachers on behalf of the live-broadcasting training agencies. Our PRC subsidiary generated consultancy services income directly from the live-broadcasting agencies based on the number of successful enrolled KOL students recruited by us.

The future plan of our KOL Training Related Services will include: Individual KOL training – providing training sites, positioning KOLs individually according to their personality and appearance, languages and body languages training, one-on-one contents operation training, IP packaging, and their channel operation supporting. We also work with our clients to provide the training classes in training their own potential KOL candidates.

For the nine months ended September 30, 2022 and 2021; and the years ended December 31, 2021 and 2020, we generated $269,124, $883,876, $1,261,159 and $305,308, respectively, from the KOL Training Related Services, represented 9.4%, 19.7%, 22.4% and 3.3% of our total revenue.

Properties

We, through our PRC subsidiary, lease 289.12 square meter of office space in China located at Suite 907, Saigao City Plaza Building 2, No. 170 Weiyang Road, Xi’an, China. Our rent for the office space in Xi’an, China, is $55,567 per year, with a lease term of 3 years, which terminates in July 2024.

Legal Proceedings

We may from time to time be involved in various claims and legal proceedings of a nature we believe are normal and incidental to our business. These matters may include product liability, intellectual property, employment, personal injury cause by our employees, and other general claims. We are not presently a party to any legal proceedings that, in the opinion of our management, are likely to have a material adverse effect on our business. Regardless of outcome, litigation can have an adverse impact on us because of defense and settlement costs, diversion of management resources and other factors.

RISK FACTORS

An investment in our common stock involves risks. Prior to making a decision about investing in our common stock, you should consider the risks and information below and elsewhere in this prospectus, including our consolidated financial statements and the related notes thereto. Each of the referenced risks and uncertainties could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities. Additional risks not known to us or that we believe are immaterial may also adversely affect our business, operating results and financial condition and the value of an investment in our securities.

Risks Related to Our Business and Industry.

We have a limited operating history and are subject to the risks encountered by development-stage companies.

We, through our operating PRC subsidiary in China, have been in business since October 2019 as a consulting company, which mainly focuses on includes digital marketing consulting and KOL Training Related Services. We have only been profitable since the year ended December 31, 2019. As a development-stage company, our business strategies and model are constantly being tested by the market and operating results, and we work to adjust our allocation of resources accordingly. As such, our business may be subject to significant fluctuations in operating results in terms of amounts of revenues and the percentages of the total revenue with respect to the business segments.

We are, and expect for the foreseeable future to be, subject to all the risks and uncertainties, inherent in a development-stage business. As a result, we must establish many functions necessary to operate a business, including expanding our managerial and administrative structure, assessing and implementing our marketing program, implementing financial systems and controls and personnel recruitment. There are risks in light of the costs, uncertainties, delays and difficulties frequently encountered by companies with a limited operating history. These risks and challenges are, among other things:

●	we operate in industries that are or may in the future be subject to increasing regulation by various governmental agencies in China;

●	we may require additional capital to develop and expand our operations which may not be available to us when we require it;

●	our marketing and growth strategy may not be successful;

●	our business may be subject to significant fluctuations in operating results; and

●	we may not be able to attract, retain and motivate qualified professionals.

Our future growth will depend substantially on our ability to address these and the other risks described in this registration statement. If we do not successfully address these risks, our business would be significantly harmed.

Our historical financial results may not be indicative of our future performance.

Our business has achieved rapid growth in 2019 and 2020 since we launched our new business model of providing digital marketing consultation in 2019. Our revenue was $2,851,656 and $4,479,415 for the nine months ended September 30, 2022 and 2021, respectively; $5,637,396 and $9,187,023 for the years ended December 31, 2021 and 2020, respectively. Our net income was $625,024 and $1,296,288 for the nine months ended September 30, 2022 and 2021, respectively; $1,086,400 and $4,968,070 for the years ended December 31, 2021 and 2020, respectively. However, our historical growth rate and the limited history of operation make it difficult to evaluate our future prospects. We may not be able to sustain our historically growth or may not be able to grow our business at all.

If we cannot manage our growth effectively and efficiently, our results of operations or profitability could be adversely affected.

We have been in business since October 2019 as a consulting company. Our revenue for the year ended December 31, 2019 was only $918,931, and the revenue significantly increased to $9,187,023 at the year end of 2020. It was because of our continuing expansion of our services and operations. For example, to complement and expand our existing consulting services, our operating subsidiaries started to provide KOL Training Related Services in 2020 by cooperating with other training agencies. Such plan has been adopted by the executive in 2020 and will continue to place, substantial demands on our managerial, operational, technological and other resources. Our revenue for the nine months ended September 30, 2022 was $2,851,656 compared to $4,479,415 for the nine months ended September 30, 2021, representing a decrease of $1,627,759 or 36.3% as compared with the prior period. The decrease was mainly due to our consultancy services income, generated from clients who engaged in online courses business, dropped by $2,405,874 as compared with last period. This was because the end customers became more patience and cautious in choosing online courses. We continued to seek for different business opportunities to stabilize our income streams. During the nine months ended September 30, 2022, we generated $267,874 from our new digital training related services and $911,733 from our consultancy services to a customer who engaged in live streaming business. However, these new income streams only compensated a part of the revenue reduction in current period. As of the date of this filing, the digital training related services with Jade Bird remain suspended. Therefore, we expected the new revenue will not be available to compensate the revenue reduction until further notice. Our revenue for the year ended December 31, 2021 was $5,637,396 compared to $9,187,023 for the year ended December 31,2020. The revenue decreased because the outbreak of new Delta virus in China increased the inherent risk of the business. Therefore, we suspended certain consulting services from April, 2021 to August, 2021 and realigned the resources to focus on our KOL Training Related Services. We have resumed these consulting businesses from August 2021 in order to maintain diversified services for our customers. Our planned expansion will also place significant demands on us to maintain the quality of our consulting services to ensure that our brand does not suffer as a result of any deviations, whether actual or perceived, in the quality of our services. In order to manage and support our growth, we must continue to improve our existing operational and administrative systems and our quality control, and recruit, train and retain additional qualified professionals as well as other administrative and sales and marketing personnel. We may not be able to effectively and efficiently manage the growth of our operations, recruit and retain qualified personnel and integrate new expansion into our operations. As a result, our quality of service may deteriorate and our results of operations or profitability could be adversely affected.

We may not be successful in implementing important new strategic initiatives, which may have an adverse impact on our business and financial results.

There is no assurance that we will be able to implement important strategic initiatives in accordance with our expectations, which may result in an adverse impact on our business and financial results. For example, our KOL training program in Influencer Marketing may not be able to train trainees to become KOLs or we may have to suspend our KOL Training Related Services as a result of suspension of programs by our partners.

Our management may lack required experience, knowledge, insight, or human and capital resources to carry out the effective implementation to expand into new spaces outside of our current focuses. As such, we may not be able to realize our expected growth, and our business and financial results will be adversely impacted.

Increasing competition within our industries could have an impact on our business prospects.

The digital marketing consulting business and KOL training academy business are industries where new competitors can easily enter into since there are no significant barriers to entry. Our operating subsidiaries also face many competitors in the marketing consulting industry where a number of competitors have been in business longer than us. Competing companies may have significantly greater financial and other resources than we have and may offer services that are more attractive to prospective clients; increased competition would have a negative impact on both our revenues and our profit margins.

Our PRC subsidiary may be required to obtain and maintain additional approvals, licenses or permits applicable to our business, which could have a material adverse impact on our business, financial conditions and results of operations.

Our business is subject to governmental supervision and regulation by the relevant PRC governmental authorities, including the Ministry of Commerce, or MOFCOM, and other governmental authorities in charge of the relevant categories of services offered by us.

The laws and regulations and government policy changes rapidly on digital training. For our digital training related services, we worked with Beida Jade Bird Vocational Education (“Jade Bird”) which was an authorized licensee of China National Personal Talent Training Network (“CNPTTN”), a PRC regulatory agency for the talent training. Jade Bird was in charge of its training courses, and the Company was authorised by Jade Bird as its sole training related administrator of the training courses, limited to coordinate the digital training related services to individual clients who were interested in conducting live-broadcasting business through social medias. The Company provided training related services, to these individual clients who subscribed courses, in arranging the examination, following up certificate issuance processes, addressing clients’ concerns, etc. On March 22, 2022, the PRC subsidiary learned that Jade Bird suspended its service after receiving a notice from CNPTTN that until further notice CNPTTN has suspended all recruitment services using its CNPTTN’s name. As a result of CNPTTN’s suspension, the PRC subsidiary has also suspended its digital training related services with Jade Bird from March 22, 2022 until further notice. In the future, laws and regulations and the CNPTTN may require our PRC Subsidiary to meet additional requirements or obtain additional approvals, licenses or permits to conduct KOL training related business. If our PRC Subsidiary is unable to meet the relevant requirements or obtain the relevant approvals, licenses or permits, our PRC Subsidiary may not be able to continue to conduct the KOL training related business. As of the date of this prospectus, there is no further notice from CNPTTN and the service is still being suspended.

If our operating subsidiaries fail to hire, train or retain qualified managerial and other employees, our business and results of operations could be materially and adversely affected.

We place substantial reliance on the digital marketing consulting service industry experience and knowledge of our senior management team as well as their relationships with other industry participants. The loss of the services of one or more members of our senior management could hinder our ability to effectively manage our business and implement our growth strategies. Finding suitable replacements for our current senior management could be difficult, and competition for such personnel of similar experience is intense. If we fail to retain our senior management, our business and results of operations could be materially and adversely affected.

Our personnel are critical to maintaining the quality and consistency of our services, brand and reputation. It is important for us to attract qualified managerial and other employees who have experience in consulting services and are committed to our service approach. There may be a limited supply of such qualified individuals. We must hire and train qualified managerial and other employees on a timely basis to keep pace with our rapid growth while maintaining consistent quality of services across our operations. We must also provide continuous training to our managerial and other employees so that they are equipped with up-to-date knowledge of various aspects of our operations and can meet our demand for high-quality services. If we fail to do so, the quality of our services may decrease, which in turn, may cause a negative perception of our brand and adversely affect our business.

Risks associated with doing business in China

The recent state government interference into business activities on U.S. listed Chinese companies may negatively impact our existing and future operations in China. The Chinese government may intervene in or influence our operations at any time, which could result in a material change in our operations and significantly and adversely impact the value of the Company’s common stock, including potentially causing the value of the Company’s common stock decline or be worthless.

The Chinese government has significant oversight and discretion over the conduct of our business and may intervene or influence our operations as the government deems appropriate to further regulatory, political and societal goals. To the extent that the cash and assets in our business are in our PRC subsidiary and/or Hong Kong subsidiary, the funds or assets may not be available to fund operations or for other use outside of the PRC and/or Hong Kong due to intervention in or the imposition of restrictions and limitations on the ability of us or our subsidiaries by the Chinese government to transfer cash or assets. Any such intervention in or influence on our business operations or action to exert more oversight and control over the cash or assets of our subsidiaries, once taken by the Chinese government, could adversely affect our business, financial condition and results of operations and the value of our stock, or significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or in extreme cases, become worthless.

The Chinese government has recently published new policies that significantly affected certain industries such as the education and internet industries, and we cannot rule out the possibility that it will in the future release regulations or policies regarding the marketing consulting industry that could require us to seek permission from Chinese authorities to continue to operate our business, which may adversely affect our business, financial condition and results of operations. Furthermore, recent statements made by the Chinese government have indicated an intent to increase the government’s oversight and control over offerings of companies with significant operations in China that are to be conducted in foreign markets, as well as foreign investment in China-based issuers like us. Any such action, if taken by the Chinese government, could significantly limit or completely hinder our ability to offer or continue to offer common stocks to our investors and could cause the value of the Company’s common stock to significantly decline or become worthless.

Recently, the Chinese government announced that it would step up supervision of Chinese companies listed offshore. Under the new measures, China will improve regulation of cross-border data flows and security, crack down on illegal activity in the securities market and punish fraudulent securities issuance, market manipulation and insider trading, China will also check sources of funding for securities investment and control leverage ratios. The Cyberspace Administration of China (“CAC”) has also opened a cybersecurity probe into several U.S.-listed tech giants focusing on anti-monopoly, financial technology regulation and more recently, with the passage of the Data Security Law, how companies collect, store, process and transfer data.

Though the Company is a Nevada corporation, we through our PRC subsidiary, are headquartered and have operations in China. We currently do not, and we do not plan to use variable interest entities to execute our business plan or to conduct our China-based operations. However, because our operations are in China and our major shareholders are located in China, there is always a risk that the Chinese government may in the future seek to intervene or influence operations of any company with any level of operations in China, including its ability to offer securities to investors, list its securities on a U.S. or other foreign exchange, conduct its business or accept foreign investment. In light of China’s recent announcements, there are risks and uncertainties which we cannot foresee for the time being, and rules and regulations in China can change quickly with little or no advance notice. The Chinese government may intervene or influence our PRC subsidiary’s current and future operations in China at any time, or may exert more control over offerings conducted overseas and/or foreign investment in issuers likes ourselves.

If any or all of the foregoing were to occur, this could lead to a material change in the Company’s operations and/or the value of its common stock and/or significantly limit or completely hinder its ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

The CSRC has released for public consultation the draft rules for China-based companies seeking to conduct initial public offerings in foreign markets. While such rules have not yet gone into effect, the Chinese government may exert more oversight and control over offerings that are conducted overseas and foreign investment in China-based issuers, which could significantly limit or completely hinder our ability to offer or continue to offer the Company’s common stock to investors and could cause the value of the Company’s common stock to significantly decline or become worthless.

On December 24, 2021, the CSRC released the Administrative Provisions of the State Council Regarding the Overseas Issuance and Listing of Securities by Domestic Enterprises (Draft for Comments) (the “Draft Administrative Provisions”) and the Measures for the Overseas Issuance of Securities and Listing Record-Filings by Domestic Enterprises (Draft for Comments) (the “Draft Filing Measures,” collectively with the Draft Administrative Provisions, the “Draft Rules Regarding Overseas Listing”), both of which have a comment period that expired on January 23, 2022. The Draft Rules Regarding Overseas Listing lay out the filing regulation arrangement for both direct and indirect overseas listing, and clarify the determination criteria for indirect overseas listing in overseas markets.

The Draft Rules Regarding Overseas Listing stipulate that the Chinese-based companies, or the issuer, shall fulfill the filing procedures within three working days after the issuer makes an application for an initial public offering and listing in an overseas market. The required filing materials for an initial public offering and listing should include at least the following: record-filing report and related undertakings; regulatory opinions, record-filing, approval and other documents issued by competent regulatory authorities of relevant industries (if applicable); security assessment opinion issued by relevant regulatory authorities (if applicable); PRC legal opinion; and prospectus.

In addition, an overseas offering and listing is prohibited under any of the following circumstances: (1) if the intended securities offering and listing is specifically prohibited by national laws and regulations and relevant provisions; (2) if the intended securities offering and listing may constitute a threat to or endangers national security as reviewed and determined by competent authorities under the State Council in accordance with law; (3) if there are material ownership disputes over the equity, major assets, and core technology, etc. of the issuer; (4) if, in the past three years, the domestic enterprise or its controlling shareholders or actual controllers have committed corruption, bribery, embezzlement, misappropriation of property, or other criminal offenses disruptive to the order of the socialist market economy, or are currently under judicial investigation for suspicion of criminal offenses, or are under investigation for suspicion of major violations; (5) if, in the past three years, directors, supervisors, or senior executives have been subject to administrative punishments for severe violations, or are currently under judicial investigation for suspicion of criminal offenses, or are under investigation for suspicion of major violations; (6) other circumstances as prescribed by the State Council. The Administration Provisions defines the legal liabilities of breaches such as failure in fulfilling filing obligations or fraudulent filing conducts, imposing a fine between RMB 1 million and RMB 10 million, and in cases of severe violations, a parallel order to suspend relevant business or halt operation for rectification, revoke relevant business permits or operational license.

The Draft Rules Regarding Overseas Listing, if enacted, may subject us to additional compliance requirements in the future, and we cannot assure you that we will be able to get the clearance of filing procedures under the Draft Rules Regarding Overseas Listing on a timely basis, or at all. Any failure of us to fully comply with new regulatory requirements may significantly limit or completely hinder our ability to offer or continue to offer the Company’s common stock, cause significant disruption to our business operations, and severely damage our reputation, which would materially and adversely affect our financial condition and results of operations and cause the Company’s common stock to significantly decline in value or become worthless.

Uncertainties with respect to the PRC legal system, including uncertainties regarding the enforcement of laws, and sudden or unexpected changes in laws and regulations in China could adversely affect us and limit the legal protections available to you and us.

Our PRC subsidiary is incorporated under and governed by the laws of the PRC. The PRC legal system is based on written statutes. Prior court decisions may be cited for reference, but have limited precedential value. In 1979, the PRC government began to promulgate a comprehensive system of laws and regulations governing economic matters in general, such as foreign investment, corporate organization and governance, commerce, taxation and trade. As a significant part of our business is conducted in China, our operations are principally governed by PRC laws and regulations. However, since the PRC legal system continues to evolve rapidly, the interpretations of many laws, regulations and rules are not always uniform and enforcement of these laws, regulations and rules involves uncertainties, which may limit legal protections available to us. Uncertainties due to evolving laws and regulations could also impede the ability of a China-based company, such as our company, to obtain or maintain permits or licenses required to conduct business in China. In the absence of required permits or licenses, governmental authorities could impose material sanctions or penalties on us. In addition, some regulatory requirements issued by certain PRC government authorities may not be consistently applied by other PRC government authorities (including local government authorities), thus making strict compliance with all regulatory requirements impractical, or in some circumstances impossible. For example, our PRC subsidiary may have to resort to administrative and court proceedings to enforce the legal protection that we enjoy either by law or contract. However, since PRC administrative and court authorities have discretion in interpreting and implementing statutory and contractual terms, it may be more difficult to predict the outcome of administrative and court proceedings and the level of legal protection we enjoy than in more developed legal systems. Furthermore, the PRC legal system is based in part on government policies and internal rules, some of which are not published on a timely basis or at all and may have retroactive effect. As a result, we may not be aware of our violation of these policies and rules until sometime after the violation. Such uncertainties, including uncertainty over the scope and effect of our contractual, property (including intellectual property) and procedural rights, could materially and adversely affect our business and impede our ability to continue our operations.

Furthermore, if China adopts more stringent standards with respect to environmental protection or corporate social responsibilities, we may incur increased compliance costs or become subject to additional restrictions in our operations. Intellectual property rights and confidentiality protections in China may also not be as effective as in the United States or other countries. In addition, we cannot predict the effects of future developments in the PRC legal system on our business operations, including the promulgation of new laws, or changes to existing laws or the interpretation or enforcement thereof. These uncertainties could limit the legal protections available to us and our investors, including you. Moreover, any litigation in China may be protracted and result in substantial costs and diversion of our resources and management attention.

The PRC government has significant oversight and discretion over the conduct of our business and may intervene or influence our operations as the government deems appropriate to further regulatory, political and societal goals. The PRC government has recently published new policies that significantly affected certain industries such as the education and internet industries, and we cannot rule out the possibility that it will in the future release regulations or policies regarding our industry that could adversely affect our business, financial condition and results of operations. Furthermore, the PRC government has recently indicated an intent to exert more oversight and control over securities offerings and other capital markets activities that are conducted overseas and foreign investment in China-based companies like us. Any such intervention in or influence on our business operations or action to exert more oversight and control over securities offerings and other capital markets activities, once taken by the PRC government, could adversely affect our business, financial condition and results of operations and the value of our Stocks, or significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or in extreme cases, become worthless.

The PRC legal system is evolving, and the resulting uncertainties could adversely affect us.

We conduct our business primarily through our subsidiaries in China. Our operations in China are governed by PRC laws and regulations. The PRC legal system is a civil law system based on written statutes. Unlike the common law system, prior court decisions may be cited for reference but have limited precedential value.

As the legislation in China and the PRC legal system has continued to evolve rapidly over the past decades and the PRC government has made significant progress in promulgating laws and regulations related to economic affairs and matters, for example, such laws and regulations have significantly enhanced the protections afforded to various forms of foreign investments in China. However, many of these laws and regulations are relatively new and there is a limited volume of published decisions and enactments. In particular, there exist substantial uncertainties surrounding the evolvement, interpretation and enforcement of regulatory requirements of cybersecurity, data security, privacy protection as well as anti-monopoly, and we may need to take certain corresponding measures to maintain our regulatory compliance, such as adjusting the relevant business or transactions and introducing compliance experts and talents, which may incur additional related costs and adverse impact on our business. As a result, the interpretations of many laws, regulations and rules are not always uniform and enforcement of these laws, regulations and rules involves uncertainties, which may limit legal protections available to us. Therefore, there are uncertainties involved in their implementation and interpretation, and it may be difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection available to you and us. Such uncertainties, including uncertainty over the scope and effect of our contractual, property (including intellectual property) and procedural rights, and any failure to respond to changes in the regulatory environment in China could materially and adversely affect our business and impede our ability to continue our operations.

A severe or prolonged downturn in the global or Chinese economy could materially and adversely affect our business and our financial condition.

Although the Chinese economy has grown steadily in the past decade, there is considerable uncertainty over the long-term effects of the expansionary monetary and fiscal policies adopted by the People’s Bank of China and financial authorities of some of the world’s leading economies, including the United States and China. There have been concerns over unrest and terrorist threats in the Middle East, Europe and Africa, which have resulted in volatility in oil and other markets. There have also been concerns on the relationship among China and other Asian countries, which may result in or intensify potential conflicts in relation to territorial disputes. Economic conditions in China are sensitive to global economic conditions, as well as changes in domestic economic and political policies and the expected or perceived overall economic growth rate in China. Any severe or prolonged slowdown in the global or Chinese economy may materially and adversely affect our business, results of operations and financial condition.

We face risks related to health epidemics such as the COVID-19 coronavirus outbreak originated in Wuhan city at the end of 2019, and other outbreaks, which has significantly disrupted our operations and may continue to adversely affect our business, financial condition and results of operations.

Our business has been significantly disrupted and may continue to be materially and adversely affected by health epidemics such as the COVID-19 coronavirus outbreak originated in Wuhan city at the end of 2019 and other outbreaks affecting the PRC. Our business operations depend on China’s overall economy and demand for our services, which could be disrupted by health epidemics. As of April 2020, the outbreak in China has been generally stabilized, however large-scale offline activities are not yet permitted by the government in some cities as of the date of this prospectus. However, revenues from our consulting services are expected to increase due to our extra efforts in promoting our marketing consulting business, as well as providing more live video streaming programs during the lock-down. A new Delta COVID-19 had been found in certain cities in PRC in the second quarter of 2021, such coronavirus may cause another outbreak which increased the inherent risk and disruption to businesses. Therefore, we suspended certain consulting services from April 2021 to August 2021 and realigned the resources to focus on our KOL Training Related Services. We have resumed these consulting businesses from August 2021 in order to maintain diversified services for our customers. We expect the aforementioned negative impact on our business to gradually mitigate in the coming seasons when the outbreak becomes more stabilized in China and other regions in the world. However, there remains much uncertainty as to what extent the impact could have on our long-term business outlook as a prolonged outbreak could significantly affect the Chinese economy and decrease the demand for our services, which could lead to more disruptions to our operations and adversely affect our financial condition and results of operations.

Changes in the policies of the PRC government could have a significant impact upon our ability to operate profitably in the PRC.

Currently, substantially all of our businesses are conducted in the PRC. Accordingly, economic, political and legal developments in the PRC will continue to significantly affect our business, financial condition, results of operations and prospects. Policies of the PRC government can have significant effects on economic conditions in the PRC and the ability of businesses to operate profitably. Our ability to operate profitably in the PRC may be adversely affected by changes in policies by the PRC government, including changes in laws, regulations or their interpretation that may affect our ability to operate as currently contemplated.

Because our business is dependent upon government policies that encourage a market-based economy, change in the political or economic climate in the PRC may impair our ability to operate profitably, if at all.

Although the PRC government has been pursuing a number of economic reform policies for more than two decades, the PRC government continues to exercise significant control over economic growth in the PRC. Because of the nature of our business, our PRC subsidiary is dependent upon the PRC government pursuing policies that encourage private ownership of businesses. We cannot assure you that the PRC government will continue to pursue policies favoring a market-oriented economy or that existing policies will not be significantly altered, especially in the event of a change in leadership, social or political disruption, or other circumstances affecting political, economic and social life in the PRC.

Changes in China’s economic, political or social conditions or government policies may have a material adverse effect on our business and operations.

Substantially all of our assets and operations are located in China. Accordingly, our business, financial condition, results of operations and prospects have been and will be influenced to a significant degree by political, economic and social conditions in China generally. The Chinese economy differs from the economies of most developed countries in many respects, including the level of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. Although the Chinese government has implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets, and the establishment of improved corporate governance in business enterprises, a substantial portion of productive assets in China is still owned by the government. In addition, the Chinese government continues to play a significant role in regulating industry development by imposing industrial policies. The Chinese government also exercises significant control over China’s economic growth through allocating resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies.

While the Chinese economy has experienced significant growth over past three decades, growth has been uneven, both geographically and among various sectors of the economy. Any adverse changes in economic conditions in China, in the policies of the Chinese government or in the laws and regulations in China could have a material adverse effect on the overall economic growth of China. Such developments could adversely affect our business and operating results, lead to a reduction in demand for our products and adversely affect our competitive position. The Chinese government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures may benefit the overall Chinese economy, but may have a negative effect on us. For example, our financial condition and results of operations may be adversely affected by government control over capital investments or changes in tax regulations. In addition, in the past the Chinese government has implemented certain measures, including interest rate adjustment, to control the pace of economic growth. These measures may cause decreased economic activity in China, which may adversely affect our business and operating results.

The PRC legal system is a civil law system based on written statutes. Unlike the common law system, prior court decisions under the civil law system may be cited for reference but have limited precedential value. Therefore our susceptibility to such laws is unknown.

In 1979, the PRC government began to promulgate a comprehensive system of laws, rules and regulations governing economic matters in general. The overall effect of legislation over the past three decades has significantly enhanced the protections afforded to various forms of foreign investment in China. However, China has not developed a fully integrated legal system, and recently enacted laws, rules and regulations may not sufficiently cover all aspects of economic activities in China or may be subject to significant degrees of interpretation by PRC regulatory agencies. In particular, because these laws, rules and regulations are relatively new, and because of the limited number of published decisions and the nonbinding nature of such decisions, and because the laws, rules and regulations often give the relevant regulator significant discretion in how to enforce them, the interpretation and enforcement of these laws, rules and regulations involve uncertainties and can be inconsistent and unpredictable. In addition, the PRC legal system is based in part on government policies and internal rules, some of which are not published on a timely basis or at all, and which may have a retroactive effect. As a result, we may not be aware of our violation of these policies and rules until after the occurrence of the violation.

Any administrative and court proceedings in China may be protracted, resulting in substantial costs and diversion of resources and management attention. Since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory and contractual terms, it may be more difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy than in more developed legal systems. These uncertainties may impede our ability to enforce the contracts we have entered and could materially and adversely affect our business, financial condition and results of operations.

Chinese law prohibits or restricts companies belonging to foreign countries from operating some certain businesses.

According to Chinese law, some businesses are not allowed to be operated by the companies whose ownership is not a Chinese company. We are a US company registered in Nevada. Each company in our organization chart is a subsidiary. The legality and effectiveness of this control method are accorded with Chinese laws and regulations. On December 27, 2020, China’s National Development and Reform Commission (NDRC) and the Ministry of Commerce (MOFCOM) issued the 2020 edition of the Catalogue of Encouraged Industries for Foreign Investment (“FI encouraged catalogue”). According to the FI encouraged catalogue, Article 8, Section 425, foreign investment on the business of consulting services is encouraged, effective on January 27, 2021. However, we are uncertain that the laws will remain to allow foreign owned Chinese companies to engage in consultancy services business.

We may be subject to liability for placing advertisements with content that is deemed inappropriate or misleading under PRC laws.

According to Chinese law, if any advertisement issued by our PRC subsidiary infringes the rights and interests of a third party, our PRC subsidiary shall bear the liability for compensation, which may cause us financial loss.

Our PRC subsidiary may be liable for improper collection, use or appropriation of personal information provided by our customers.

Though our business involves only digital marketing consulting, not an internet platform, but we may still have the opportunity in collecting and retaining large volumes of internal and customer data, including personal information as our various information technology systems enter, process, summarize and report such data. We also maintain information about various aspects of our operations as well as regarding our employees. The integrity and protection of our customer, employee and company data is critical to our business. Our customers and employees expect that we will adequately protect their personal information. Our PRC subsidiary is required by applicable laws to keep strictly confidential the personal information that we collect, and to take adequate security measures to safeguard such information.

According to the applicable PRC laws and regulations in relation to cybersecurity and data security, data processing includes, in a broad sense, among others, the collection or access, processing, transmission and related data activities. Based on applicable PRC laws and regulations, there is no exact or clear definition of “data processing”.

The PRC Criminal Law, as amended by its Amendment 7 (effective on February 28, 2009), and Amendment 9 (effective on November 1, 2015), Amendment 10 (effective on November 4, 2017) and Amendment 11 (effective on March 1, 2021), prohibits institutions, companies and their employees from selling or otherwise illegally disclosing a citizen’s personal information obtained during the course of performing duties or providing services or obtaining such information through theft or other illegal ways. The Civil Code of the PRC (issued by the PRC National People’s Congress on May 28, 2020 and effective from January 1, 2021) provides main legal basis for privacy and personal information infringement claims under the Chinese civil laws. PRC regulators, including the Cyberspace Administration of China, MIIT, and the Ministry of Public Security have been increasingly focused on regulation in the areas of data security and data protection. The PRC regulatory requirements regarding cybersecurity are constantly evolving. For instance, various regulatory bodies in China, including the Cyberspace Administration of China, the Ministry of Public Security and the SAMR, have enforced data privacy and protection laws and regulations with varying and evolving standards and interpretations. The PRC governmental authorities have promulgated, among others, the Cyber Security Law of the PRC (《中华人民共和国网络安全法》), Personal Information Protection Law of the People’s Republic of China（《中华人民共和国个人信息保护法》）, Data Security Law of the People’s Republic of China（《中华人民共和国数据安全法》） and Measures for Cybersecurity Review (2021)(《网络安全审查办法(2021)》) to ensure cyber security, data and personal information protection. Recently, the CAC had further proposed the Measures for the Security Assessment for Cross-border Transfer of Data（《数据出境安全评估办法》）and the Administration Regulations on Cyber Data Security (Draft for Comments) (《网络数据安全管理条例（征求意见稿）》) (the “Draft Regulation”) for public comments, which provided guidance on the cross-border data transmission and potential cybersecurity review scope.

We attach great importance to data security, cyber security and personal information protection, and the evolvement of applicable PRC laws and regulations therewith, and we are in compliance with laws and regulations with respect to data security, cyber security and personal information protection in all material aspects. As of the date of this prospectus, our PRC subsidiary, the main operating entity of ours, has implemented comprehensive internal policies and measures on protection of cyber security, data privacy and personal information to make sure its compliance with relevant PRC laws and regulations. The main internal policies and measures are as follows: (i) for customer data processing, our PRC subsidiary deploys the access control mechanism on the server side, adopts the principle of minimum authorization for the staff who may contact end users’ personal data; (ii) our PRC subsidiary’s operating systems and database systems have password complexity requirements; (iii) our PRC subsidiary has established Information Security Committee and appoints the CEO, Mr. Tao Guolin to be the head of the committee; (iv) our PRC subsidiary has formulated a cybersecurity contingency plan and will conduct training and safety drills every year in preparation for any emergency cybersecurity incidents; (v) our PRC subsidiary has established data privacy policies to ensure that its collection of data is conducted in accordance with applicable laws and regulations and that the collection is for legitimate purposes as set out in its agreements.

We are in compliance with PRC laws and regulations with respect to data security in all material aspects, on the basis that: as of the date of this prospectus, (i) we have implemented comprehensive internal policies and measures on protection of cyber security, data privacy and personal information as listed above; (ii) there had been no material incident of data or personal information leakage, infringement of data protection and privacy laws and regulations or investigation or other legal proceeding, pending or threatened against us initiated by competent government authorities or third parties, that will materially and adversely affect our business; (iii) we have not received any investigation, notice, warning, penalty or sanction from applicable government authorities (including the CAC) with regard to our business operations concerning any issues related to cybersecurity and data security; (iv) we have not been involved in any suits, judicial review, enquiry, or other legal proceedings initiated by applicable governmental authorities in relation to any violation of applicable regulations or policies that have been issued by the CAC.

While we take various measures to comply with all applicable data privacy and protection laws and regulations, there is no guarantee that our current security measures and those of our third-party service providers may always be adequate for the protection of our customer, employee or company data; and like all companies, we have experienced data incidents from time to time. In addition, given the size of our customer base and the types and volume of personal data on our system, we may be a particularly attractive target for computer hackers, foreign governments or cyber terrorists. Unauthorized access to our proprietary internal and customer data may be obtained through break-ins, sabotage, breach of our secure network by an unauthorized party, computer viruses, computer denial-of-service attacks, employee theft or misuse, breach of the security of the networks of our third-party service providers, or other misconduct. Because the techniques used by computer programmers who may attempt to penetrate and sabotage our proprietary internal and customer data change frequently and may not be recognized until launched against a target, we may be unable to anticipate these techniques. Unauthorized access to our proprietary internal and customer data may also be obtained through inadequate use of security controls. Any of such incidents may harm our reputation and adversely affect our business and results of operations. In addition, we may be subject to negative publicity about our security and privacy policies, systems, or measurements from time to time.

Any failure to prevent or mitigate security breaches, cyber-attacks or other unauthorized access to our systems or disclosure of our customers’ data, including their personal information, could result in loss or misuse of such data, interruptions to our service system, diminished customer experience, loss of customer confidence and trust, impairment of our technology infrastructure, and harm our reputation and business, resulting in significant legal and financial exposure and potential lawsuits and could cause the value of such securities to significantly decline or be worthless. In addition, any violation of the provisions and requirements under relevant laws and regulations with respect to cyber security, data security and personal information protection may subject us to rectifications, warnings, fines, confiscation of illegal gains, suspension of the related business, revocation of licenses, cancellation of qualifications being entered into the relevant credit record or even criminal liabilities.

In April 2020, the Chinese government promulgated the Cybersecurity Review Measures, which came into effect on June 1, 2020. According to the Cybersecurity Review Measures, operators of critical information infrastructure must pass a cybersecurity review when purchasing network products and services which do or may affect national security. On December 28, 2021, the CAC published the Measures for Cybersecurity Review (2021), which became effective on February 15, 2022 and replace the Measures for Cybersecurity Review promulgated on April 13, 2020. The Measures for Cyber Security Review (2021) specifies that the procurement of network products and services by operator of critical information infrastructure and the activities of data process carried out by Internet platform operator that raise or may raise “national security” concerns are subject to strict cyber security review by Cybersecurity Review Office established by the CAC. Before critical information infrastructure operator purchases internet products and services, it should assess the potential risk of national security that may be caused by the use of such products and services. If such use of products and services may give raise to national security concerns, it should apply for a cybersecurity review by the Cybersecurity Review Office and a report of analysis of the potential effect on national security shall be submitted when the application is made. In addition, Internet platform operators that possess the personal data of over one million users must apply for a review by the Cybersecurity Review Office, if they plan to list their companies in foreign countries. The CAC may voluntarily conduct cyber security review if any network products and services and activities of data process affects or may affect national security. It may take approximately 70 business days in maximum for the general cybersecurity review upon the delivery of their applications, which may be subject to extensions for a special review.

On July 7, 2022, the CAC promulgated the Measures for the Security Assessment for Cross-border Transfer of Data (the “Security Assessment measures”), which will come into effect on September 1, 2022. The Security Assessment measures stipulates that data processors which provide data cross-border and have one of the following circumstances, should apply the security assessment to the national network information department through the provincial branches of network information department: (A) data processors to provide important data cross-border; (B) operators of critical information infrastructure and data processors handling personal information of more than 1 million people to provide personal information cross-border;(C) data processors which provide cross-border a cumulative total of 100,000 people’s personal information or 10,000 people’s sensitive personal information since January 1 of the previous year; (D) other situations requiring application for the security assessment regarding providing data cross-border as stipulated by the state Internet information department. As of the date of this prospectus, the PRC subsidiary has not provided any important data or personal data to any offshore institutions or individuals, so the PRC subsidiary do not need to apply for a security assessment at this stage. However, if we need to provide data to offshore institutions or individuals in the future and fall into the situations which should apply for the security assessment, we might not pass the security assessment.

As confirmed by our PRC legal counsel, we believe that, at this stage, we are not subject to cybersecurity review with the CAC under the Measures for Cybersecurity Review (2021) which became effective on February 15, 2022, on the basis that (i) our PRC subsidiary currently does not have over one million users’ personal information and does not anticipate that it will be collecting over one million users’ personal information in the foreseeable future, which we understand might otherwise subject us to the Measures for Cybersecurity Review (2021); (ii) our PRC subsidiary’s business operations do not involve any Critical Information Infrastructure, and neither we nor the PRC subsidiary has received any notification from applicable PRC governmental authorities indicating that any of the PRC subsidiary’s products or services is determined as the Critical Information Infrastructure; and (iii) neither we nor the PRC subsidiary has received any notification from applicable PRC governmental authorities indicating that we or our PRC subsidiary shall file for a cybersecurity review.

We are also not subject to the network data security review by the CAC if the Draft Regulation is enacted as proposed, since we currently do not have over one million users’ personal information and do not collect data that affects or may affect national security and we do not anticipate that we will be collecting over one million users’ personal information or data that affects or may affect national security in the foreseeable future, which we understand might otherwise subject us to the Draft Regulation.

However, as there remains significant uncertainty in the interpretation and enforcement of relevant PRC cybersecurity laws and regulations, we cannot assure you that the PRC regulators will reach the same conclusion as we and our PRC legal counsel. If in the future, the PRC regulators require us or our PRC subsidiary to apply for a cybersecurity review, we cannot assure you that we are able to pass such review. In addition, we could become subject to enhanced cybersecurity review or investigations launched by PRC regulators in the future. Any failure or delay in the completion of the cybersecurity review procedures or any other non-compliance with the related laws and regulations may result in fines or other penalties, including suspension our business, website closure, removal of our app from the relevant app stores, and revocation of prerequisite licenses, as well as reputational damage or legal proceedings or actions against us, which may have material adverse effect on our business, financial condition or results of operations and cause the value of such securities to significantly decline or be worthless.

As for the Draft Regulation issued by CAC recently, as advised by the PRC legal counsel, since the relevant government authorities are still seeking comments on the Draft Regulation from the public as of the date of this prospectus, the Draft Regulation (especially its operative provision) and its anticipated adoption or effective date are subject to further changes with substantial uncertainty. We will continue to pay close attention to the legislative and regulatory developments in data security and comply with the latest regulatory requirements.

Uncertainties exist with respect to the enactment timetable, interpretation and implementation of the laws and regulations with respect to online platform business operation.

Our business is digital marketing consultation, not an online platform. But since our PRC subsidiary assists our customers to applying customers’ apps to other app platform, we may be subject to various internet-related laws and regulations. These internet-related laws and regulations are relatively new and evolving, and their enactment timetable, interpretation and implementation involve significant uncertainties.

For example, On February 7, 2021, the State Administration for Market Regulation, or the SAMR, promulgated Guidelines to Anti-Monopoly in the Field of Platform Economy, or the Anti-Monopoly Guidelines for Platform Economy. The Anti-Monopoly Guidelines for Platform Economy provides operational standards and guidelines for identifying certain internet platforms’ abuse of market dominant position which are prohibited to restrict unfair competition and safeguard users’ interests, including without limitation, prohibiting personalized pricing using big data and analytics, selling products below cost without reasonable causes, actions or arrangements seen as exclusivity arrangements, using technology means to block competitors’ interface, using bundle services to sell services or products. In addition, internet platforms’ compulsory collection of user data may be viewed as abuse of dominant market position that may have the effect to eliminate or restrict competition. As of the date of this prospectus, neither we nor our PRC subsidiary have been subject to any anti-monopoly investigation, penalty of litigation initiated by government authorities or third parties. Furthermore, we will continue to attach attention to the updates of applicable PRC laws and regulations in relation to antimonopoly.

On August 31, 2018, the Standing Committee of the National People’s Congress promulgated the E-commerce Law, which came into effect on January 1, 2019. The E-commerce Law imposes a series of requirements on e-commerce operators including e-commerce platform operators, merchants operating on the platform and the individuals and entities carrying out business online. The governance measures our PRC subsidiary adopted in response to the enhanced regulatory requirements may fail to meet these requirements and may lead to penalties or our loss of merchants to those platforms, or to complaints or claims made against us by customers on our platforms.

In addition, we may be subject to complex and evolving laws and regulations regarding privacy and data protection. For more details, please see “Risk Factors —  Risks Related to Our Business and Industry — Our PRC subsidiary may be liable for improper collection, use or appropriation of personal information provided by our customers.”

Currently, these statements and regulatory actions have had no impact on our daily business operation, the ability to accept foreign investments and list our securities on an U.S. or other foreign exchange, and there are no new relevant laws or regulations in effect in the PRC explicitly require us to seek approval from the China Securities Regulatory Commission for our registration. However, since these statements and regulatory actions are new, it is highly uncertain how soon legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, and the potential impact such modified or new laws and regulations will have on our daily business operation, the ability to accept foreign investments and list our securities on an U.S. or other foreign exchange.

As there are uncertainties regarding the enactment timetable, interpretation and implementation of the existing and future internet-related laws and regulations, we cannot assure you that our business operations will comply with such regulations in all respects and we may be ordered to terminate certain of our business operations that are deemed illegal by the regulatory authorities and become subject to fines and/or other sanctions which could materially and adversely affect our business, financial condition, and results of operations.

The approval of the China Securities Regulatory Commission or other PRC regulatory agencies may be required in connection with this registration under PRC law.

The Regulations on Mergers of Domestic Enterprises by Foreign Investors, or the M&A Rules, purport to require offshore special purpose vehicles that are controlled by PRC companies or individuals and that have been formed for the purpose of seeking a public listing on an overseas stock exchange through acquisitions of PRC domestic companies or assets to obtain CSRC approval prior to publicly listing their securities on an overseas stock exchange. The interpretation and application of the regulations remain unclear. If CSRC approval is required, it is uncertain how long it will take for us to obtain such approval, and any failure to obtain or a delay in obtaining CSRC approval for this registration may subject us to sanctions imposed by the CSRC and other PRC regulatory agencies.

As advised by our PRC legal counsel, based on its understanding of the PRC Laws and our corporate structure up to the date of this Registration, it is of the opinion that we are not required to apply for the CSRC approval prescribed under the M&A Rules in connection with the Registration. However, there remains uncertainty as to how the M&A Rules will be interpreted or implemented in the context of an overseas registration which is identical or similar to the Registration, and the opinions summarized above will be subject to any new PRC laws, rules and regulations or detailed implementations and interpretations in any form relating to an overseas listing of SPVs like the Company. We cannot assure you that relevant PRC government agencies, including the CSRC, would reach the same conclusion as our PRC legal counsel. If it is determined that CSRC approval is required, or if we inadvertently conclude that such approval is not required when it is, we may face sanctions by the CSRC or other PRC regulatory agencies for failure to obtain or delay in obtaining CSRC approval for the sale of securities. These sanctions may include fines and penalties on our operations in China, limitations on our operating privileges in China, delays in or restrictions on the repatriation of the proceeds from this offering into the PRC, restrictions on or prohibition of the payments or remittance of dividends by our subsidiaries in China, or other actions that could have a material and adverse effect on our business financial condition, results of operations, reputation and prospects, as well as the trading price of our securities. In addition, if the CSRC or other regulatory agencies later promulgate new rules or explanations requiring that we obtain their approvals for sale of our securities, we may be unable to obtain a waiver of such approval requirements.

Furthermore, on July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly promulgated the Opinions on Strictly Cracking Down on Illegal Securities Activities in Accordance with the Law, pursuant to which PRC regulators are required to accelerate rulemaking related to overseas issuance and listing of securities, and improvement to the laws and regulations related to data security, cross-border data flow, and management of confidential information. Numerous regulations, guidelines and other measures have been or are expected to be adopted under the umbrella of or in addition to the Cybersecurity Law and Data Security Law, including (i) the draft Measures for the Security Assessment for Cross-border Transfer of Personal Information published by the Cyberspace Administration of China, or CAC, in 2019, which may, upon enactment, require security review before transferring personal information out of China, and (ii) Measures for Cybersecurity Review (2021) which provides that, among others, an application for cyber security review shall be made by an issuer who is a critical information infrastructure operator or a data processing operator as defined therein before such issuer’s listing in a foreign country if the issuer possesses personal information of more than one million users, and that the relevant governmental authorities in the PRC may initiate cybersecurity review if such governmental authorities determine an operator’s cyber products or services, data processing or potential listing in a foreign country affect or may affect national security. As there are still uncertainties regarding the interpretation and implementation of such regulatory guidance, we cannot assure you that we will be able to comply with new regulatory requirements relating to our future overseas capital raising activities and our PRC subsidiary may become subject to more stringent requirements with respect to matters including data privacy, and cross-border investigation and enforcement of legal claims.

Notwithstanding the foregoing, as of the date of this prospectus, except as disclosed in the “Risk Factor” section - Risks relating to PRC laws and regulations with respect to foreign exchange”, there are no PRC laws and regulations in force explicitly requiring that our PRC subsidiary obtaining any permission from PRC authorities to issue securities to foreign investors, and we have not received any inquiry, notice, warning, sanction or any regulatory objection to this registration from the CSRC, the CAC or any other PRC authorities that have jurisdiction over our operations. Our PRC legal counsel has advised us that, based on the above and its understanding of the current PRC laws and regulations, as of the date of this prospectus, we are not required to submit an application to the CSRC, the CAC for the approval of this registration. However, our PRC legal counsel has further advised us there remains significant uncertainty as to the enactment, interpretation and implementation of regulatory requirements related to overseas securities registration and other capital markets activities. If it is determined in the future that CSRC, the CAC or other approval were required for this registration, our PRC subsidiary may face sanctions by the CSRC, the CAC or other PRC regulatory agencies. These regulatory agencies may impose fines and penalties on our operations in China, limit our ability to pay dividends outside of China, limit our operations in China, delay or restrict the repatriation of the proceeds from this registration into China or take other actions that could have a material adverse effect on our business, financial condition, results of operations and prospects, as well as the trading price of the Stocks. The CSRC, the CAC or other PRC regulatory agencies also may take actions requiring us, or making it advisable for us, to halt this registration before settlement and delivery of the Stocks. Consequently, if you engage in market trading or other activities in anticipation of and prior to settlement and delivery, you do so at the risk that settlement and delivery may not occur. In addition, if the CSRC, the CAC or other regulatory agencies later promulgate new rules requiring that our PRC subsidiary obtaining their approvals for this registration, we may be unable to obtain a waiver of such approval requirements, if and when procedures are established to obtain such a waiver. Any uncertainties and/or negative publicity regarding such an approval requirement could have a material adverse effect on our business and operating results.

As of the date of this prospectus, we have not received any inquiry, notice, warning, sanctions or regulatory objection to this offering from the CSRC or any other PRC governmental authorities.

Our PRC subsidiary may be subject to additional contributions of social insurance and housing fund and late payments and fines imposed by relevant governmental authorities. Non-compliance with labor-related laws and regulations of the PRC may have an adverse impact on our financial condition and results of operation.

In accordance with the PRC Social Insurance Law and the Regulations on the Administration of Housing Fund and other relevant laws and regulations, China establishes a social insurance system and other employee benefits including basic pension insurance, basic medical insurance, work-related injury insurance, unemployment insurance, maternity insurance, housing fund, and a handicapped employment security fund, or collectively the Employee Benefits. An employer shall pay the Employee Benefits for its employees in accordance with the rates provided under relevant regulations and shall withhold the social insurance and other Employee Benefits that should be assumed by the employees. For example, an employer that has not made social insurance contributions at a rate and based on an amount prescribed by the law, or at all, may be ordered to rectify the non-compliance and pay the required contributions within a stipulated deadline and be subject to a late fee of up to 0.05% or 0.2% per day, as the case may be. If the employer still fails to rectify the failure to make social insurance contributions within the stipulated deadline, it may be subject to a fine ranging from one to three times of the amount overdue.

As the interpretation and implementation of labor-related laws and regulations are still evolving, we cannot assure you that our employment practice does not and will not violate labor-related laws and regulations in China, which may subject us to labor disputes or government investigations. If we are deemed to have violated relevant labor laws and regulations, we could be required to provide additional compensation to our employees and our business, financial condition and results of operations could be materially and adversely affected.

Our PRC subsidiary failed to deposit adequate contributions to the housing fund for all of its employees and may be reported by its employees to the People’s court for enforcement.

Our PRC subsidiary failed to deposit adequate contributions to the housing funds for all of its employees, but has not received any notice of warning or been subject to penalties or other disciplinary action from the relevant governmental authorities for non-compliance on labor-related laws and regulations. As a remediation, our PRC subsidiary started to deposit the adequate contributions to the housing funds from July 2021 onwards. Before July 2021, our PRC subsidiary failed to deposit adequate contributions of housing provident fund for all employees in accordance with Article 15 of the regulations on the administration of housing provident fund. As of the date of this prospectus, our PRC subsidiary did not receive any warning and punishment notice from the authority. As advised by the PRC legal counsel, according to Article 38 of the Regulations on the Administration of Housing Provident Funds, if an employer fails to make the housing provident fund contributions on time or at a rate and based on an amount prescribed by the law, or at all, may be ordered by the housing provident fund management center to rectify the non-compliance and pay the required contributions within a stipulated deadline. If the employer still fails to rectify the failure to make housing provident fund contributions within the stipulated deadline, the housing provident fund management center may apply to the people’s court for enforcement. The maximum amount that the housing provident fund management center may apply for enforcement could be the total accumulated amount of the company’s unpaid housing fund.

PRC laws and regulations governing our current business operations are sometimes vague and uncertain and any changes in such laws and regulations may impair our ability to operate profitably.

There are substantial uncertainties regarding the interpretation and application of PRC laws and regulations including, but not limited to, the laws and regulations governing our business and the enforcement and performance of our arrangements with customers in certain circumstances. The laws and regulations are sometimes vague and may be subject to future changes, and their official interpretation and enforcement may involve substantial uncertainty. The effectiveness and interpretation of newly enacted laws or regulations, including amendments to existing laws and regulations, may be delayed, and our business may be affected if we rely on laws and regulations which are subsequently adopted or interpreted in a manner different from our understanding of these laws and regulations. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively. We cannot predict what effect the interpretation of existing or new PRC laws or regulations may have on our business.

Because our business is conducted in RMB and the price of the Company’s common stock is quoted in United States dollars, changes in currency conversion rates may affect the value of the Company.

Our business is conducted in the PRC, our books and records are maintained in RMB, which is the lawful currency of the PRC, and the financial statements that we file with the SEC and provide to our shareholders are presented in United States dollar. Changes in the exchange rate between the RMB and United States dollar affect the value of our assets and the results of our operations in United States dollar. The value of the RMB against the United States dollar and other currencies may fluctuate and is affected by, among other things, changes in the PRC’s political and economic conditions and perceived changes in the economy of the PRC and the United States. Any significant revaluation of the RMB may materially and adversely affect our cash flows, revenue and financial condition.

Under the PRC Enterprise Income Tax Law, or the EIT Law, our PRC subsidiary may be classified as a “resident enterprise” of China, which could result in unfavorable tax consequences to us and our non-PRC shareholders.

The EIT Law and its implementing rules provide that enterprises established outside of China whose “de facto management bodies” are located in China are considered “resident enterprises” under PRC tax laws. The implementing rules promulgated under the EIT Law define the term “de facto management bodies” as a management body which substantially manages, or has control over the business, personnel, finance and assets of an enterprise. In April 2009, the State Administration of Taxation, or SAT, issued the Circular on Issues Concerning the Identification of Chinese-Controlled Overseas Registered Enterprises as Resident Enterprises in Accordance With the Actual Standards of Organizational Management, known as SAT Circular 82, which has been revised by the Decision of the State Administration of Taxation on Issuing the Lists of Invalid and Abolished Tax Departmental Rules and Taxation Normative Documents on December 29, 2017 and by the Decision of the State Council on Cancellation and Delegation of a Batch of Administrative Examination and Approval Items on November 8, 2013. Circular 82 has provided certain specific criteria for determining whether the “de facto management bodies” of a PRC-controlled enterprise that is incorporated offshore is located in China. Although this circular only applies to offshore enterprises controlled by PRC enterprises or PRC enterprise groups, not those controlled by PRC individuals or foreigners, the criteria set forth in the circular may reflect the SAT’s general position on how the “de facto management body” text should be applied in determining the tax resident status of all offshore enterprises. According to SAT Circular 82, a Chinese-controlled offshore incorporated enterprise will be regarded as a PRC tax resident by virtue of having a “de facto management body” in China and will be subject to PRC enterprise income tax on its worldwide income only if all of the following criteria are met: (i) the places where senior management and senior management departments that are responsible for daily production, operation and management of the enterprise perform their duties are mainly located within the territory of China; (ii) financial decisions (such as money borrowing, lending, financing and financial risk management) and personnel decisions (such as appointment, dismissal, salary and wages) are made or need to be made by organizations or persons located within the territory of China; (iii) main property, accounting books, corporate seal, the board of directors and files of the minutes of shareholders’ meetings of the enterprise are located or preserved within the territory of China; and (iv) one half (or more) of the directors or senior management staff having the right to vote habitually reside within the territory of China.

If our PRC subsidiary is deemed as a PRC “resident enterprise” by PRC tax authorities, we will be subject to PRC enterprise income tax on our worldwide income at a uniform tax rate of 25%, although dividends distributed to us from our existing PRC subsidiary and any other PRC subsidiaries which our PRC subsidiary may establish from time to time could be exempt from the PRC dividend withholding tax due to our PRC “resident recipient” status. This could have a material and adverse effect on our overall effective tax rate, our income tax expenses and our net income. Furthermore, dividends, if any, paid to our shareholders may be decreased as a result of the decrease in distributable profits. In addition, if we were considered a PRC “resident enterprise”, any dividends our PRC subsidiary pays to our non-PRC investors, and the gains realized from the transfer of the Company’s common stock may be considered income derived from sources within the PRC and be subject to PRC tax, at a rate of 10% in the case of non-PRC enterprises or 20% in the case of non-PRC individuals (in each case, subject to the provisions of any applicable tax treaty). It is unclear whether holders of the Company’s common stock would be able to claim the benefits of any tax treaties between their country of tax residence and the PRC in the event that our PRC subsidiary is treated as a PRC resident enterprise. This could have a material and adverse effect on the value of the price of the Company’s common stock.

There are significant uncertainties under the EIT Law relating to the withholding tax liabilities of our PRC subsidiary, and dividends payable by our PRC subsidiary to our offshore subsidiaries may not qualify to enjoy certain treaty benefits.

Under the EIT Law and its implementation rules, the profits of a foreign invested enterprise generated through operations, which are distributed to its immediate holding company outside the PRC, will be subject to a withholding tax rate of 10%. Pursuant to the Arrangement between the Mainland China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and Tax Evasion on Income, or the Double Tax Avoidance Arrangement, a withholding tax rate of 10% may be lowered to 5% if the PRC enterprise is at least 25% held by a Hong Kong enterprise for at least 12 consecutive months prior to distribution of the dividends and is determined by the relevant PRC tax authority to have satisfied other conditions and requirements under the Double Tax Avoidance Arrangement and other applicable PRC laws.

However, based on the Circular on Certain Issues with Respect to the Enforcement of Dividend Provisions in Tax Treaties, or the SAT Circular 81, which became effective on February 20, 2009, if the relevant PRC tax authorities determine, in their discretion, that a company benefits from such reduced income tax rate due to a structure or arrangement that is primarily tax-driven, such PRC tax authorities may adjust the preferential tax treatment. According to Circular on Several Issues regarding the “Beneficial Owner” in Tax Treaties, which became effective as of April 1, 2018, when determining an applicant’s status as the “beneficial owner” regarding tax treatments in connection with dividends, interests, or royalties in the tax treaties, several factors will be taken into account. Such factors include whether the business operated by the applicant constitutes actual business activities, and whether the counterparty country or region to the tax treaties does not levy any tax, grant tax exemption on relevant incomes, or levy tax at an extremely low rate. This circular further requires any applicant who intends to be proved of being the “beneficial owner” to file relevant documents with the relevant tax authorities. Our PRC subsidiary is wholly owned by our Hong Kong subsidiary. However, we cannot assure you that our determination regarding our qualification to enjoy the preferential tax treatment will not be challenged by the relevant PRC tax authority or we will be able to complete the necessary filings with the relevant PRC tax authority and enjoy the preferential withholding tax rate of 5% under the Double Tax Avoidance Arrangement with respect to dividends to be paid by our PRC subsidiary to our HK subsidiary, in which case, we would be subject to the higher withdrawing tax rate of 10% on dividends received.

PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay or prevent us from making loans or additional capital contributions to our PRC subsidiary, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

We are an offshore holding company conducting our operations in China through our PRC subsidiary. We may make loans to our PRC subsidiary, or we may make additional capital contributions to our PRC subsidiary. Any capital contributions or loans that we, as an offshore entity, make to our PRC subsidiary, are subject to PRC regulations. For example, loans to our PRC subsidiary cannot exceed statutory limits and are subject to foreign exchange loan registrations. Our capital contributions to our PRC subsidiary must be registered with the MOFCOM or its local counterpart.

In light of the various requirements imposed by of PRC regulations on loans to and direct investment in PRC entities by offshore holding companies, we cannot assure you that we will be able to complete the necessary government registrations or obtain the necessary government approvals or filings on a timely basis, if at all, with respect to future loans by us to our PRC subsidiary or with respect to future capital contributions by us to our PRC subsidiary. If we fail to complete such registrations or obtain such approvals on a timely basis or at all, our ability to capitalize or otherwise fund our PRC operations may be negatively affected, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

Government control in currency conversion may adversely affect our financial condition, our ability to remit dividends, and the value of your investment.

The PRC government imposes controls on the convertibility of the Renminbi into foreign currencies and, in certain cases, the remittance of currency out of China. We receive substantially all of our revenues in Renminbi. Under our current corporate structure, our holding companies may rely on dividend payments from our PRC subsidiaries to fund any cash and financing requirements we may have.

Under existing PRC foreign exchange regulations, Renminbi cannot be freely converted into any foreign currency, and conversion and remittance of foreign currencies are subject to PRC foreign exchange regulations. It cannot be guaranteed that under a certain exchange rate, we will have sufficient foreign exchange to meet our foreign exchange requirements. Under the current PRC foreign exchange control system, foreign exchange transactions under the current account conducted by us, including the payment of dividends, do not require advance approval from SAFE, but we are required to present documentary evidence of such transactions and conduct such transactions at designated foreign exchange banks within China that have the licenses to carry out foreign exchange business. Foreign exchange transactions under the capital account conducted by us, however, must be approved in advance by SAFE.

Under existing foreign exchange regulations, we will be able to pay dividends in foreign currencies without prior approval from SAFE by complying with certain procedural requirements. However, we cannot assure you that these foreign exchange policies regarding payment of dividends in foreign currencies will continue in the future.

In fact, in light of the flood of capital outflows of China in 2016 due to the weakening Renminbi, the PRC government has imposed more restrictive foreign exchange policies and stepped up scrutiny of major outbound capital movement including overseas direct investment. More restrictions and substantial vetting process are put in place by SAFE to regulate cross-border transactions falling under the capital account. If any of our shareholders regulated by such policies fails to satisfy the applicable overseas direct investment filing or approval requirement timely or at all, it may be subject to penalties from the relevant PRC authorities. The PRC government may at its discretion further restrict access in the future to foreign currencies for current account transactions. If the foreign exchange control system prevents us from obtaining sufficient foreign currencies to satisfy our foreign currency demands, we may not be able to pay dividends in foreign currencies to our shareholders, including holders of the Company’s common stock. Our capital expenditure plans and our business, operating results and financial condition may be materially and adversely affected.

If we become directly subject to the scrutiny, criticism and negative publicity involving U.S.-listed Chinese companies, we may have to expend significant resources to investigate and resolve the matter which could harm our business operations, stock price and reputation.

U.S. public companies that have substantially all of their operations in China have been the subject of intense scrutiny, criticism and negative publicity by investors, financial commentators and regulatory agencies, such as the SEC. Much of the scrutiny, criticism and negative publicity has centered on financial and accounting irregularities and mistakes, a lack of effective internal controls over financial accounting, inadequate corporate governance policies or a lack of adherence thereto and, in many cases, allegations of fraud. As a result of the scrutiny, criticism and negative publicity, the publicly traded stock of many U.S. listed Chinese companies sharply decreased in value and, in some cases, has become virtually worthless. Many of these companies are now subject to shareholder lawsuits and SEC enforcement actions and are conducting internal and external investigations into the allegations. It is not clear what effect this sector-wide scrutiny, criticism and negative publicity will have on us, our business and our stock price. If we become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we will have to expend significant resources to investigate such allegations and/or defend our company. This situation will be costly and time consuming and distract our management from growing our business. If such allegations are not proven to be groundless, we and our business operations will be severely affected.

The disclosures in the Company’s reports and other filings with the SEC and the Company’s other public pronouncements are not subject to the scrutiny of any regulatory bodies in the PRC.

The Company is regulated by the SEC and our reports and other filings with the SEC are subject to SEC review in accordance with the rules and regulations promulgated by the SEC under the Securities Act and the Exchange Act. The Company’s SEC reports and other disclosures and public pronouncements are not subject to the review or scrutiny of any PRC regulatory authority. For example, the disclosure in the Company’s SEC reports and other filings are not subject to the review by the China Securities Regulatory Commission, a PRC regulator that is responsible for oversight of the capital markets in China. Accordingly, reader should review the Company’s SEC reports, filings and our other public pronouncements with the understanding that no local regulator has done any review of the Company, its SEC reports, other filings or any of our other public pronouncements.

Risks relating to PRC laws and regulations with respect to foreign exchange

The Regulation on Foreign Exchange Administration of the People’s Republic of China (the “Regulation on Foreign Exchange Administration”) was promulgated by the State Council of the PRC and came into effect on August 5, 2008. According to Regulation on Foreign Exchange Administration, a PRC individual that makes direct investment or trades negotiable securities or derivative products overseas shall handle the registration formalities at the foreign exchange administrative department of the State Council. If the relevant provisions require such individual to obtain a pre-approval from or complete a filing with the competent department, he or she shall do so before handling the registration formalities. Where any evasion of foreign exchange control is committed, such as transferring foreign exchange within the territory of the PRC to the overseas in violation of PRC laws and regulations or transferring capital within the territory of the PRC to the overseas by fraudulent means, competent foreign exchange administrative authority shall order the return of the foreign exchange within a prescribed time limit, and impose a fine of no more than 30% of the amount of foreign exchange evading government control; or if the circumstances are serious, impose a fine of no more than 100% but no less than 30% of the amount of foreign exchange evading government control; and if the activity constitutes a crime, the violator shall be subject to criminal liabilities according to relevant laws and regulations. In addition, where any individual, in violation of the foreign exchange provisions, changes the designated use of foreign exchange, the foreign exchange administrative authority shall order such individual to correct such illegal act, confiscate the illegal proceeds and impose a fine of no more than 30% of the amount of violation; or if the circumstances are serious, it may impose a fine of no more than 100% but no less than 30% of the amount of violation.

In July 2014, SAFE promulgated the Circular on Issues Concerning Foreign Exchange Administration Over the Overseas Investment and Financing and Roundtrip Investment by Domestic Residents Via Special Purpose Vehicles, or Circular 37, which replaced Relevant Issues Concerning Foreign Exchange Control on Domestic Residents’ Corporate Financing and Roundtrip Investment through Offshore Special Purpose Vehicles, or Circular 75. Circular 37 requires PRC residents to register with local branches of SAFE in connection with their direct establishment or indirect control of an offshore entity, referred to in Circular 37 as a “special purpose vehicle” for the purpose of holding domestic or offshore assets or interests. Circular 37 further requires amendment to a PRC resident’s registration in the event of any significant changes with respect to the special purpose vehicle, such as an increase or decrease in the capital contributed by PRC individuals, share transfer or exchange, merger, division or other material event. Under these regulations, PRC residents’ failure to comply with specified registration procedures may result in restrictions being imposed on the foreign exchange activities of the relevant PRC entity, including the payment of dividends and other distributions to its offshore parent, as well as restrictions on capital inflows from the offshore entity to the PRC entity, including restrictions on its ability to contribute additional capital to its PRC subsidiaries. Further, failure to comply with the SAFE registration requirements could result in penalties under PRC law for evasion of foreign exchange regulations.

Guolin Tao and Ying Sun, each, a “Beneficial Owner,” and together, the “Beneficial Owners”, who are our major beneficial owners and are PRC individuals and PRC residents, have not completed the relevant foreign exchange registrations as required by PRC laws and regulations. We have also requested our shareholders who are PRC individuals or PRC residents to make the necessary applications, filings, and amendments as required under PRC laws and regulations. However, there is uncertainty concerning under what circumstances residents of other countries and regions can be classified as a PRC resident. The PRC government authorities may interpret our beneficial owners’ status differently or their status may change in the future. Moreover, we may not be fully informed of the identities of our beneficial owners and we cannot assure you that all of our PRC individual or PRC resident beneficial owners will comply with PRC laws and regulations with respect to foreign exchange.

Although the current PRC laws and regulations mainly provide for corresponding penalties for PRC individual who is actually in violation of the PRC laws and regulations, we cannot exclude the possibility that any failure of our beneficial owners who are PRC individuals or PRC residents to make any required registrations may subject us to fines and legal sanctions, and prevent us from being able to make distributions or pay dividends, as a result of which our business operations and our ability to distribute profits to you could be materially adversely affected.

Increases in labor costs in the PRC may adversely affect our business and our profitability.

China’s economy has experienced increases in labor costs in recent years, which is expected to continue to grow. The average wage level for our employees will also need to be increased in order to keep them. We expect that our labor costs, including wages and employee benefits, will continue to increase. Unless we are able to pass on these increased labor costs to our customers by increasing prices for our products or services, our profitability and results of operations may be materially and adversely affected.

In addition, our PRC subsidiary has been subject to stricter regulatory requirements in terms of entering into labor contracts with our employees and paying various statutory employee benefits, including pensions, housing fund, medical insurance, work-related injury insurance, unemployment insurance and childbearing insurance to designated government agencies for the benefits of our employees. Pursuant to the PRC Labor Contract Law, or the Labor Contract Law, that became effective in January 2008 and its implementing rules that became effective in September 2008 and its amendments that became effective in July 2013, employers are subject to stricter requirements in terms of signing labor contracts, minimum wages, paying remuneration, determining the term of employees’ probation and unilaterally terminating labor contracts. In the event that our PRC subsidiary decides to terminate some of our employees or otherwise change our employment or labor practices, the Labor Contract Law and its implementation rules may limit our ability to effect those changes in a desirable or cost-effective manner, which could adversely affect our business and results of operations.

As the interpretation and implementation of labor-related laws and regulations are still evolving, we cannot assure that our employment practice does not and will not violate labor-related laws and regulations in China, which may subject us to labor disputes or government investigations. If our PRC subsidiary is deemed to have violated relevant labor laws and regulations, we could be required to provide additional compensation to our employees and our business, financial condition and results of operations could be materially and adversely affected.

We may be involved from time to time in legal proceedings and commercial or contractual disputes, which could have a material adverse effect on our business, results of operations and financial condition.

From time to time, we may be involved in legal proceedings and commercial disputes. Such proceedings or disputes are typically claims that arise in the ordinary course of business, including, without limitation, commercial or contractual disputes, and other disputes with customers and suppliers, intellectual property matters, tax matters and employment matters. There can be no assurance that such proceedings and claims, should they arise, will not have a material adverse effect on our business, results of operations and financial condition.

The directors and executive officers of the subsidiaries, as well as our employees who execute other strategic initiatives may have potential conflicts of interests with the Company.

If any of the directors and executive officers of the Company’s subsidiaries, as well as our employees who execute other strategic initiatives, have a conflict of interests with the Company, they may bring an opportunity elsewhere. Thereby, we would lose out on the business.

Under PRC law, legal documents for corporate transactions, including agreements and contracts are executed using the chop or seal of the signing entity or with the signature of a legal representative whose designation is registered and filed with relevant PRC industry and commerce authorities.

To ensure the use of our seals and seals, our PRC subsidiary has established internal control procedures and rules for the use of these seals and seals. If a seal and seal are to be used, the responsible person will submit an application through our office automation system, and the application will be verified and approved by an authorized employee in accordance with our internal control procedures and rules. In addition, in order to maintain the physical security of the seals, we usually store them in a secure location that only authorized employees can access. Although we monitor these authorized employees, these procedures may not be sufficient to prevent all abuse or negligence. Our employees are at risk of abuse of authority. For example, any employee who acquires, abuses or misappropriates our seals and seals or other controlling intangible assets for any reason, we may suffer from disruption of normal business operations, and we may have to take a company or legal action, this can cost a lot of time and money.

Future inflation in China may inhibit our ability to conduct business in China.

In recent years, the Chinese economy has experienced periods of rapid expansion and highly fluctuating rates of inflation. During the past ten years, the rate of inflation in China has been significant. These factors have led to the adoption by the Chinese government, from time to time, of various corrective measures designed to restrict the availability of credit or regulate growth and contain inflation. High inflation may in the future cause the Chinese government to impose controls on credit and/or prices, or to take other action, which could inhibit economic activity in China, and thereby harm the market for our products and our company.

Claims against the Company or its management may be hard to initiate and to enforce. Even if successful, claims against the Company or its management may be nearly impossible to collect upon.

While the Company’s service of process provider, National Registered Agent, Inc., is located at 701 Carson Street, Suite 200, Carson City, NV 89701, USA, there is no guarantee that service of process can be successfully completed against the Company’s operating subsidiaries or its management, as they are based in China. Even with successful service of process to National Registered Agent, you may be unable to enforce a court judgment against the Company’s operating subsidiaries or its management, as they have no property in the United States, to which such judgment could be attached.

You may face difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in China against us or our management named in this registration statement based on foreign laws.

We, through our PRC subsidiary, conduct our business in China, and our assets are located in China. In addition, all of our senior executive officers are PRC nationals and they have lived in China for a significant portion of time. As a result, it may be difficult or impossible for you to bring an action against us or against our management named in this registration statement in the United States in the event that you believe that your rights have been infringed under the U.S. federal securities laws or otherwise as it may be difficult for our shareholders to effect service of process upon us or those persons inside China. Furthermore, China does not have treaties providing for the reciprocal recognition and enforcement of judgments of courts with many other countries and regions. Therefore, recognition and enforcement in China of judgments of a court in any of these non-PRC jurisdictions in relation to any matter not subject to a binding arbitration provision may be difficult or impossible. Even if you are successful in bringing an action of this kind, the laws of China may render you unable to enforce a judgment against our assets or the assets of our directors and officers.

Furthermore, as a matter of law or practicality, it is generally difficult to pursue shareholder claims including securities law class actions and fraud claims in China, which are contrarily common in the United States. For example, you may experience significant legal and practical obstacles to obtaining necessary information for shareholder investigations or litigations outside China or with respect to foreign entities. Although the local authorities in China may establish a regulatory cooperation mechanism with the securities regulatory authorities of another country or region to implement cross-border supervision and administration, so far no such cooperation has been established with the United States securities regulatory authorities. In addition, Article 177 of the PRC Securities Law which became effective in March 2020 promulgated that no overseas securities regulator is allowed to conduct investigation or evidence collection activities directly in the PRC. Therefore, without approval from the competent PRC securities regulators and relevant authorities, no organization or individual may provide documents and materials relating to the securities activities to overseas entities. While detailed interpretation of or implementation rules under Article 177 has yet to be promulgated, the inability for an overseas securities regulator to directly conduct investigation or evidence collection activities within China may further increase the difficulties you face in protecting your interests.

Restrictions on currency exchange under PRC laws may limit our ability to convert cash derived from our operating activities into foreign currencies and may materially and adversely affect the value of the Company’s common stock.

The PRC government imposes controls on the convertibility of Renminbi into foreign currencies and, in certain cases, the remittance of currency out of China. We, through our PRC subsidiary, receive our revenue in Renminbi. Under our current corporate structure, our income is primarily derived from dividend payments from Entrepreneurship World Consultants, the EWC WFOE. Shortages in the availability of foreign currency may restrict the ability of EWC WFOE to remit sufficient foreign currency to pay dividends or other payments to us, or otherwise satisfy their foreign currency denominated obligations, if any. Under existing PRC foreign exchange regulations, conversion of Renminbi is permitted, without prior approval from the SAFE, for current account transactions, including profit distributions, interest payments and expenditures from trade-related transactions, as long as certain procedural requirements are complied with. However, any existing and future restrictions on currency exchange in China may limit our ability to convert cash derived from our operating activities into foreign currencies to fund expenditures denominated in foreign currencies. If the foreign exchange restrictions in China prevent us from obtaining U.S. dollars or other foreign currencies as required, our PRC subsidiary may not be able to pay dividends in U.S. dollars or other foreign currencies to our Shareholders.

The audit report included in this prospectus is prepared by an auditor who is not inspected by the Public Company Accounting Oversight Board and as such, the Company’s investors are deprived of the benefits of such inspection. The Company could be delisted if it is unable to timely meet the PCAOB inspection requirements established by the Holding Foreign Companies Accountable Act.

As a public company with securities quoted on the OTC Pink Sheets, the Company will be required to have our financial statements audited by an independent registered public accounting firm registered with the PCAOB. A requirement of being registered with the PCAOB is that if requested by the SEC or PCAOB, such accounting firm is required to make its audits and related audit work papers be subject to regular inspections to assess its compliance with the applicable professional standards. Since the Company’s auditor is located in Hong Kong and China, a jurisdiction where the PCAOB has been unable to conduct inspections without the approval of the Chinese authorities due to various state secrecy laws and the revised Securities Law, the PCAOB currently does not have free access to inspect the work of the Company’s auditor. This lack of access to the PCAOB inspection in China prevents the PCAOB from fully evaluating audits and quality control procedures of the Company’s auditor based in China. As a result, the investors may be deprived of the benefits of such PCAOB inspections. The inability of the PCAOB to conduct inspections of auditors in China makes it more difficult to evaluate the effectiveness of these accounting firms’ audit procedures or quality control procedures as compared to auditors outside of China that are subject to the PCAOB inspections.

On December 18, 2020, the Holding Foreign Companies Accountable Act, or HFCAA, was enacted. In essence, the act requires the SEC to prohibit securities of any foreign companies from being listed on U.S. securities exchanges or traded “over-the-counter” if a company retains a foreign accounting firm that cannot be inspected by the PCAOB for two consecutive years, beginning in 2021. The Company’s independent registered public accounting firm is located in and organized under the laws of Hong Kong and China, a jurisdiction where the PCAOB is currently unable to conduct inspections without the approval of the Chinese authorities, and therefore the Company’s auditors are not currently inspected by the PCAOB.

On March 24, 2021, the SEC adopted interim final amendments, which will become effective 30 days after publication in the Federal Register, relating to the implementation of certain disclosure and documentation requirements of the HFCAA (as amended by the Consolidated Appropriation Act, 2023). The interim final amendments will apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that the PCAOB has determined it is unable to inspect or investigate completely because of a position taken by an authority in that jurisdiction. Before any registrant will be required to comply with the interim final amendments, the SEC must implement a process for identifying such registrants. As of the date of this prospectus, the SEC is seeking public comment on this identification process. Consistent with the HFCAA (as amended by the Consolidated Appropriation Act, 2023), the amendments will require any identified registrant to submit documentation to the SEC establishing that the registrant is not owned or controlled by a government entity in that jurisdiction, and will also require, among other things, disclosure in the registrant’s annual report regarding the audit arrangements of, and government influence on, such registrant.

On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act (“AHFCAA”), which has been enacted under the Consolidated Appropriations Act, 2023, on December 29, 2022, as further described below.

On November 5, 2021, the SEC approved PCAOB Rule 6100, Board Determination Under the Holding Foreign Companies Accountability Act, effective immediately. The rule establishes “a framework for the PCAOB’s determinations under the HFCAA (as amended by the Consolidated Appropriation Act, 2023) that the PCAOB is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by an authority in that jurisdiction.”

On December 2, 2021, SEC has announced the adoption of amendments to finalize rules implementing the submission and disclosure requirements in the HFCAA. The rules apply to registrants the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that the PCAOB is unable to inspect or investigate (Commission-Identified Issuers). The final amendments require Commission-Identified Issuers to submit documentation to the SEC establishing that, if true, it is not owned or controlled by a governmental entity in the public accounting firm’s foreign jurisdiction. The amendments also require that a Commission-Identified Issuer that is a “foreign issuer,” as defined in Exchange Act Rule 3b-4, provide certain additional disclosures in its annual report for itself and any of its consolidated foreign operating entities. Further, the adopting release provides notice regarding the procedures the SEC has established to identify issuers and to impose trading prohibitions on the securities of certain Commission-Identified Issuers, as required by the HFCAA (as amended by the Consolidated Appropriation Act, 2023). The SEC will identify Commission-Identified Issuers for fiscal years beginning after December 18, 2020. A Commission-Identified Issuer will be required to comply with the submission and disclosure requirements in the annual report for each year in which it was identified. If a registrant is identified as a Commission-Identified Issuer based on its annual report for the fiscal year ended December 31, 2021, the registrant will be required to comply with the submission or disclosure requirements in its annual report filing covering the fiscal year ended December 31, 2022.

On December 16, 2021, Public Company Accounting Oversight Board (PCAOB) issued a report on its determinations that PCAOB is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong, a Special Administrative Region of the People’s Republic of China (PRC), because of positions taken by PRC authorities in those jurisdictions. The PCAOB made these determinations pursuant to PCAOB Rule 6100, which provides a framework for how the PCAOB fulfills its responsibilities under the Holding Foreign Companies Accountable Act (HFCAA). The report further listed in its Appendix A and Appendix B, Registered Public Accounting Firms Subject to the Mainland China Determination and Registered Public Accounting Firms Subject to the Hong Kong Determination, respectively. The audit report included in this registration statement for the year ended December 31, 2021 and 2020 was issued by Centurion ZD CPA & Co. (“CZD CPA”), an audit firm headquartered in Hong Kong, a jurisdiction that the PCAOB has determined that the PCAOB is unable to conduct inspections or investigate auditors. CZD CPA is among those listed by the PCAOB Hong Kong Determination, a determination announced by the PCAOB on December 16, 2021 that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in Hong Kong. The lack of access to the PCAOB inspection in China prevents the PCAOB from fully evaluating audits and quality control procedures of the auditors based in China. As a result, the investors may be deprived of the benefits of such PCAOB inspections. The inability of the PCAOB to conduct inspections of auditors in China makes it more difficult to evaluate the effectiveness of these accounting firms’ audit procedures or quality control procedures as compared to auditors outside of China that are subject to the PCAOB inspections. In addition, under the HFCAA (as amended by the Consolidated Appropriation Act, 2023), our securities may be prohibited from trading on the U.S. stock exchanges or in the over the counter trading market in the U.S. if our auditor is not inspected by the PCAOB for two consecutive years, and this ultimately could result in the Company’s common stock being delisted. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act (“AHFCAA”), which was enacted under the Consolidated Appropriations Act, 2023, as further described below.

On April 22, 2022, the SEC provisionally identified EUBG as a company that has retained a registered public accounting firm to issue an audit report where that registered public accounting firm has a branch or office that (i) is located in a foreign jurisdiction and (ii) the PCAOB is unable to inspect or investigate completely because of a position taken by an authority in that jurisdiction under the HFCAA (a “Commission-Identified Issuer”). On May 12, 2022, that provisional identification became conclusive and we are now subject to the requirements under the HFCAA, including the prohibition on the trading of such issuer’s securities on a national securities exchange or through any other method is within the SEC’s jurisdiction to regulate, including “over-the-counter” trading. This identification of EUBG as a Commission-Identified Issuer does not mean that we will be immediately prohibited from trading our securities on the OTC Pink Sheets. However, we may be prohibited from trading our securities, including trading in the “over-the-counter” market, if we continue to be unavailable for PCAOB inspection or investigation for two consecutive years under the HFCAA as amended by the Consolidated Appropriations Act, 2023. In addition, after the first year of identification, we will be subject to new submission and disclosure requirements in our subsequent annual reports.

On December 29, 2022, the Consolidated Appropriations Act, 2023, was signed into law, which amended the HFCAA (i) to reduce the number of consecutive years that would trigger delisting from three years to two years, and (ii) so that any foreign jurisdiction could be the reason why the PCAOB does not to have complete access to inspect or investigate a company’s auditors. As it was originally enacted, the HFCAA applied only if the PCAOB’s inability to inspect or investigate because of a position taken by an authority in the foreign jurisdiction where the relevant public accounting firm is located. As a result of the Consolidated Appropriations Act, 2023, the HFCAA now also applies if the PCAOB’s inability to inspect or investigate the relevant accounting firm is due to a position taken by an authority in any foreign jurisdiction. The denying jurisdiction does not need to be where the accounting firm is located.

On September 7, 2022, the Company dismissed CZD CPA and appointed Prager Metis CPAs, LLC (“PragerMetis”) as the Company’s independent auditor for the fiscal year end December 31, 2022. Our current auditors, PragerMetis, is located at Hackensack, New Jersey, and has been inspected by the PCAOB.

Risks Related to the Market for the Company’s Common Stock

Our CEO owns a significant percentage of the Company’s common stock and will be able to exert significant control over matters subject to shareholder approval.

Our CEO and majority shareholder, Mr. Guolin Tao, has beneficial ownership of 1,030,916,276 shares of common stock of the Company. These shares represent ownership of approximately 60.60% of the Company’s common stock as of July 12, 2022. Mr. Guolin Tao may be able to determine all matters requiring shareholder approval. For example, Mr. Guolin Tao may be able to control elections of directors, amendments of our organizational documents, or approval of any merger, sale of assets, or other major corporate transaction. This may prevent or discourage unsolicited transaction proposals or offers for the Company’s common stock that you may believe are in your best interest as one of our shareholders.

Since the Company’s common stock is traded on the OTC Pink Sheets, an active, liquid trading market for the Company’s common stock may not develop or be sustained. If and when an active market develops the price of the Company’s common stock may be volatile.

Presently, the Company’s common stock is traded on the Over-The-Counter (“OTC”) Pink Sheets. Presently there is limited trading in the Company’s stock and in the absence of an active trading market investors may have difficulty buying and selling or obtaining market quotations, market visibility for shares of the Company’s common stock may be limited, and a lack of visibility for shares of the Company’s common stock may have a depressive effect on the market price for shares of its common stock.

The lack of an active market impairs your ability to sell your shares at the time you wish to sell them or at a price that you consider reasonable. The lack of an active market may also reduce the fair market value of your shares. An inactive market may also impair our ability to raise capital to continue to fund operations by selling shares.

Trading in stocks quoted on the OTC Pink Sheets is often thin and characterized by wide fluctuations in trading prices, due to many factors that may have little to do with our operations or business prospects. The securities market has from time to time experienced significant price and volume fluctuations that are not related to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of shares of the Company’s common stock. Moreover, the OTC Pink Sheets is not a stock exchange, and trading of securities is often more sporadic than the trading of securities listed on a quotation system like Nasdaq or a national stock exchange like the NYSE. Accordingly, stockholders may have difficulty reselling any shares of common stock.

The Company’s Board of Directors may authorize and issue shares of new classes of stock that could be superior to or adversely affect you as a holder of the Company’s common stock

The Company’s board of directors has the power to authorize and issue shares of classes of stock, including preferred stock that have voting powers, designations, preferences, limitations and special rights, including preferred distribution rights, conversion rights, redemption rights and liquidation rights without further shareholder approval which could adversely affect the rights of the holders of the Company’s common stock. In addition, the Company’s board could authorize the issuance of a series of preferred stock that has greater voting power than the Company’s common stock or that is convertible into the Company’s common stock, which could decrease the relative voting power of the Company’s common stock or result in dilution to the Company’s existing common stockholders.

Any of these actions could significantly adversely affect the investment made by holders of the Company’s common stock. Holders of common stock could potentially not receive dividends that they might otherwise have received. In addition, holders of the Company’s common stock could receive less proceeds in connection with any future sale of the Company, whether in liquidation or on any other basis.

There is a limited public market for the Company’s common stock.

There is currently a limited public market for the common stock. Holders of the Company’s common stock may, therefore, have difficulty selling their common stock, should they decide to do so. In addition, there can be no assurances that such markets will continue or that any shares of common stock will be able to be sold without incurring a loss. Any such market price of the common stock may not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value, and may not be indicative of the market price for the common stock in the future. Further, the market price for the common stock may be volatile depending on a number of factors, including business performance, industry dynamics, news announcements or changes in general.

We may, in the future, issue additional common shares, which would reduce investors’ percent of ownership and may dilute the Company’s share value.

The Company’s Articles of Incorporation authorizes the issuance of 1,800,000,000 shares of common stock. As of date of this prospectus, we have 1,701,181,423 shares of common stock issued and outstanding. The future issuance of common stock will result in substantial dilution in the percentage of the Company’s common stock held by the Company’s then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by the Company’s investors and might have an adverse effect on any trading market for the Company’s common stock.

There is a limited market for the Company’s common stock, which may make it difficult for holders of the Company’s common stock to sell their stock.

The Company’s common stock currently trades on the OTC Pink Sheets under the symbol “EUBG” and currently there is minimal trading in the Company’s common stock. There can be no assurance as to the liquidity of any markets that may develop for the Company’s common stock, the ability of holders of the Company’s common stock to sell the Company’s common stock, or the prices at which holders may be able to sell the Company’s common stock. Further, many brokerage firms will not process transactions involving low price stocks, especially those that come within the definition of a “penny stock.” If we cease to be quoted, holders of the Company’s common stock may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of the Company’s common stock, and the market value of the Company’s common stock would likely decline.

The trading price of the Company’s common stock is likely to be volatile, which could result in substantial losses to investors.

The trading price of the Company’s common stock is likely to be volatile and could fluctuate widely due to factors beyond our control. This may happen because of broad market and industry factors, including the performance and fluctuation of the market prices of other companies with business operations located outside of the United States. In addition to market and industry factors, the price and trading volume for the Company’s common stock may be highly volatile for factors specific to our own operations, including the following:

●	variations in our revenues, earnings and cash flow;

●	announcements of new investments, acquisitions, strategic partnerships or joint ventures by us or our competitors;

●	announcements of new offerings, solutions and expansions by us or our competitors;

●	changes in financial estimates by securities analysts;

●	detrimental adverse publicity about us, our brand, our services or our industry;

●	additions or departures of key personnel;

●	sales of additional equity securities; and

●	potential litigation or regulatory investigations.

Any of these factors may result in large and sudden changes in the volume and price at which the Company’s common stock will trade.

In the past, shareholders of public companies have often brought securities class action suits against those companies following periods of instability in the market price of their securities. If we were involved in a class action suit, it could divert a significant amount of our management’s attention and other resources from our business and operations and require us to incur significant expenses to defend the suit, which could harm our results of operations. Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could have a material adverse effect on our financial condition and results of operations.

Lack of market and state blue sky laws may make shares of the Company’s common stock more difficult to sell.

Investors may have difficulty in reselling their shares due to the lack of market or state Blue Sky laws. The holders of the Company’s shares of common stock and persons who desire to purchase them in any trading market that might develop in the future should be aware that there may be significant state law restrictions upon the ability of investors to resell the Company’s shares. Accordingly, even if we are successful in having the shares available for trading on the OTC, investors should consider any secondary market for the Company’s securities to be a limited one. We intend to seek coverage and publication of information regarding our Company in an accepted publication which permits a “manual exemption.” This manual exemption permits a security to be distributed in a particular state without being registered if the company issuing the security has a listing for that security in a securities manual recognized by the state. However, it is not enough for the security to be listed in a recognized manual. The listing entry must contain (1) the names of issuers, officers, and directors, (2) an issuer’s balance sheet, and (3) a profit and loss statement for either the fiscal year preceding the balance sheet or for the most recent fiscal year of operations. We may not be able to secure a listing containing all of this information. Furthermore, the manual exemption is a non-issuer exemption restricted to secondary trading transactions, making it unavailable for issuers selling newly issued securities. Most of the accepted manuals are those published in Standard and Poor’s, Moody’s Investor Service, Fitch’s Investment Service, and Best’s Insurance Reports, and many states expressly recognize these manuals. A smaller number of states declare that they “recognize securities manuals” but do not specify the recognized manuals. The following states do not have any provisions and therefore do not expressly recognize the manual exemption: Alabama, Georgia, Illinois, Kentucky, Louisiana, Montana, South Dakota, Tennessee, Vermont, and Wisconsin.

Accordingly, the Company’s shares of Common Stock should be considered totally illiquid, which inhibits investors’ ability to resell their shares.

We are subject to the penny stock rules, which will make shares of the Company’s common stock more difficult to sell.

We will be subject to penny stock regulations and restrictions and you may have difficulty selling shares of the Company’s common stock. The SEC has adopted regulations which generally define so-called “penny stocks” to be an equity security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions. We anticipate that the Company’s common stock will become a “penny stock”, and we will become subject to Rule 15g-9 under the Exchange Act, or the “Penny Stock Rule”. This rule imposes additional sales practice requirements on broker-dealers that sell such securities to persons other than established customers. For transactions covered by Rule 15g-9, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to sale. As a result, this rule may affect the ability of broker-dealers to sell the Company’s securities and may affect the ability of purchasers to sell any of the Company’s securities in the secondary market.

For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in a penny stock, of a disclosure schedule prepared by the SEC relating to the penny stock market. Disclosure is also required to be made about sales commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

We do not anticipate that the Company’s common stock will qualify for exemption from the Penny Stock Rule. In any event, even if the Company’s common stock were exempt from the Penny Stock Rule, we would remain subject to Section 15(b)(6) of the Exchange Act, which gives the Commission the authority to restrict any person from participating in a distribution of penny stock, if the Commission finds that such a restriction would be in the public interest.

Shares of the Company’s common stock that have not been registered under federal securities laws are subject to resale restrictions imposed by Rule 144, including those set forth in Rule 144(i) which apply to a former “shell company.”

We were deemed a “shell company” under applicable SEC rules and regulations because we had no or nominal operations and either no or nominal assets, assets consisting solely of cash and cash equivalents, or assets consisting of any amount of cash and cash equivalents and nominal other assets. Pursuant to Rule 144 promulgated under the Securities Act, sales of the securities of a former shell company, such as us, under that rule are not permitted unless at the time of a proposed sale, we have filed Form 10 information with the SEC, we are subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and have filed all reports and other materials required to be filed by Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months, other than Form 8-K reports. Additionally, our previous status as a shell company could also limit our use of our securities to pay for any acquisitions we may seek to pursue in the future. The lack of liquidity of the Company’s securities as a result of the inability to sell under Rule 144 for a longer period of time than a non-former shell company could cause the market price of the Company’s securities to decline. There can be no assurance that we will ever meet these conditions and any purchases of the Company’s shares are subject to these restrictions on resale.

We currently do not have an audit or compensation committee

Because we do not have an audit or compensation committee, stockholders will have to rely on the Company’s entire Board of Directors, none of which are independent, to perform these functions. Since we do not have an audit or compensation committee comprised of independent directors, these functions are performed by the Company’s Board of Directors as a whole. Thus, there is a potential conflict in that Board members who are also part of management will participate in discussions concerning management compensation and audit issues that may affect management decisions.

We are subject to compliance with Security laws exposure

We are subject to compliance with securities laws, which exposes us to potential liabilities, including potential rescission rights. We may offer to sell the Company’s shares of the Company’s common stock to investors pursuant to certain exemptions from the registration requirements of the Securities Act, as well as those of various state securities laws. The basis for relying on such exemptions is factual; that is, the applicability of such exemptions depends upon our conduct and that of those persons contacting prospective investors and making the offering. We may not seek any legal opinion to the effect that any such offering would be exempt from registration under any federal or state law. Instead, we may elect to relay upon the operative facts as the basis for such exemption, including information provided by investor themselves.

If any such offering did not qualify for such exemption, an investor would have the right to rescind its purchase of the securities if it so desired. It is possible that if an investor should seek rescission, such investor would succeed. A similar situation prevails under state law in those states where the securities may be offered without registration in reliance on the partial preemption from the registration or qualification provisions of such state statutes under the National Securities Markets Improvement Act of 1996. If investors were successful in seeking rescission, we would face severe financial demands that could adversely affect our business and operations. Additionally, if we did not in fact qualify for the exemptions upon which we have relied, we may become subject to significant fines and penalties imposed by the Commission and state securities agencies.

There is no assurance that we will be able to pay dividends to the Company’s shareholders, which means that you could receive little or no return on your investment.

Because we do not intend to pay any cash dividends on shares of the Company’s common stock, the Company’s stockholders will not be able to receive a return on their shares unless they sell them. We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on shares of the Company’s common stock in the foreseeable future. Unless we pay dividends, the Company’s stockholders will not be able to receive a return on their shares unless they sell them. There is no assurance that stockholders will be able to sell shares of the Company’s common stock when desired.

Compliance with the Sarbanes-Oxley Act of 2002 will require substantial financial and management resources and may increase the time and costs of completing an acquisition.

Section 404 of the Sarbanes-Oxley Act of 2002 requires that we evaluate and report on our system of internal controls and may require us to have such system audited by an independent registered public accounting firm. If we fail to maintain the adequacy of our internal controls, we could be subject to regulatory scrutiny, civil or criminal penalties and/or shareholder litigation. Any inability to provide reliable financial reports could harm our business. Furthermore, any failure to implement required new or improved controls, or difficulties encountered in the implementation of adequate controls over our financial processes and reporting in the future, could harm our operating results or cause us to fail to meet our reporting obligations. Inferior internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of the Company’s securities.

We are an “emerging growth company” and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make the Company’s securities less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. We will remain an “emerging growth company” for up to five years. However, if the Company’s non-convertible debt issued within a three-year period exceeds $1.0 billion or revenues exceed $1.07 billion, or the market value of the Company’s common stock that are held by non-affiliates exceeds $700 million on the last day of the second fiscal quarter of any given fiscal year, we would cease to be an emerging growth company as of the following fiscal year. As an emerging growth company, we are not being required to comply with the auditor attestation requirements of section 404 of the Sarbanes-Oxley Act, we have reduced disclosure obligations regarding executive compensation in the Company’s periodic reports and proxy statements, and we are exempt from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. Additionally, as an emerging growth company, we have elected to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As such, our financial statements may not be comparable to companies that comply with public company effective dates. We cannot predict if investors will find the Company’s shares less attractive because we may rely on these provisions. If some investors find the Company’s shares less attractive as a result, there may be a less active trading market for the Company’s shares and the Company’s share price may be more volatile.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. We have elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, will not adopt the new or revised standard until the time private companies are required to adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accountant standards used.

INCORPORATION OF INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. We will incorporate by reference all reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, except as to any portion of any report or document that is not deemed filed under such provisions, (i) after the effective date the registration statement containing this prospectus and (ii) until the earlier of the date on which all the securities registered hereunder have been sold or the registration statement of which this prospectus is a part has been withdrawn, shall be deemed to be incorporated by reference in this prospectus and to be part hereof from the date of filing of such reports and other documents. Any information that we subsequently file with the SEC that is incorporated by reference as described above will automatically update and supersede any previous information that is part of this prospectus. Nothing in this prospectus shall be deemed to incorporate information furnished but not filed with the SEC pursuant to Items 2.02, 7.02 or 9.01 of Form 8-K.

Upon written or oral request, we will provide without charge to each person to whom a copy of the prospectus is delivered a copy of the documents incorporated by reference herein (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference herein). You may request a copy of these filings, at no cost, by writing or telephoning us at the following address: Suite 907, Saigao City Plaza Building 2, No. 170, Weiyang Road, Xi’an, China ; Attn: Guolin Tao, CEO; Email: newfinance@vip.sina.com; telephone number: +86-029-86100263. You can also find such documents at our website: www.eubggroup.com.

MARKET INFORMATION AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

Market Information

The Company’s common stock is currently quoted on the OTC market “Pink Sheets Current Information” under the symbol EUBG. Any over-the-counter market quotations reflect inter-dealer prices, without retail mark-up, mark-down, or commission and may not necessarily represent actual transactions.

Holders

As of January 6, 2023, we had 160 holders of record of the Company’s common stock. The number of record holders was determined from the records of our transfer agent and does not include beneficial owners of common stock whose shares are held in the names of various security brokers, dealers or registered clearing agencies.

Common and Preferred Stock

The Company’s authorized capital stock consists of 1,800,000,000 shares of common stock, par value $0.0001 per share, and 1,100,000 shares of preferred stock, par value $0.0001 per share. As of January 6, 2023, there were 1,701,181,423 shares of the Company’s common stock issued and outstanding and 0 shares of the Company’s preferred stock issued and outstanding.

Options and Warrants

None.

Debt Securities

None.

Dividends Policy

The Company has not declared any cash dividends since inception and does not anticipate paying any cash dividends in the foreseeable future. The payment of cash dividends is within the discretion of the Board of Directors and will depend on the Company’s earnings, capital requirements, financial condition, and other relevant factors. There are no restrictions that currently limit the Company’s ability to pay cash, or other, dividends on its common stock other than those generally imposed by applicable state law.

Equity Compensation Plans

The Company has no equity compensation plans.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following management’s discussion and analysis should be read in conjunction with the Company’s Consolidated Financial Statements and Notes thereto contained in this prospectus. Some of the statements contained in the following discussion of our financial condition and results of operations refer to future expectations or include other “forward-looking” information. Those statements are subject to known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from those contemplated, including, but not limited to, those discussed under the heading “Risk Factors” elsewhere in this prospectus, which are incorporated herein by reference. See “Special Note regarding Forward-Looking Statements” included in this prospectus for a discussion of factors to be considered when evaluating forward-looking information detailed below. These factors could cause our actual results to differ materially from the forward-looking statements.

Impact of COVID-19

In early January of 2020, a novel coronavirus (“COVID-19”) outbreak took place in Wuhan, China. Subsequently, it has spread rapidly to Asia and other parts of the world. The COVID-19 outbreak has resulted in widespread economic disruptions in China, as well as stringent government measures by the Chinese government to contain its transmissions including quarantines, travel restrictions, and temporary closures of non-essential businesses in China and elsewhere. The outbreak in China mainly occurred in the first quarter of 2020, and it gradually stabilized and business activities started to resume under the guidance and support of the government since late second quarter of 2020.

As of December 31, 2020, the COVID-19 outbreak in China appears to be generally under control and business activities have recovered on the whole. In addition, we resumed contacting potential customers as of June 2020, and the aforementioned negative impact has been further mitigated since the third quarter of 2020, when the outbreak became more stabilized in China and other regions in the world. However, sporadic cases continue to be found during the first half year of 2021 in China. For example, a new Delta variant of COVID-19 had been found in certain cities in China in the second quarter of 2021, which may cause another outbreak, thus increasing risks and possible further disruption to businesses. Therefore, certain of our consulting services were suspended from April 2021 to August 2021. We have resumed these consulting businesses from August 2021 in order to maintain diversified services for our customers.

As of December 31, 2021 and September 30, 2022, the COVID-19 pandemic continues to be dynamic, and near-term challenges across the economy remain. Although vaccines are now being distributed and administered across many parts of the world, new variants of the virus have emerged and may continue to emerge that have shown to be more contagious. We continue to adhere to applicable governmental and commercial restrictions and to work to mitigate the impact of COVID-19 on our employees, customers, communities, liquidity and financial position. The extent to which the COVID-19 outbreak may impact the company’s business, operations and financial results from this point forward will depend on numerous evolving factors that the company cannot accurately predict. Those factors include the following: the duration and scope of the pandemic; governmental, business and individuals’ actions in response to the pandemic in the future; and any other further development of the COVID-19 outbreak.

Substantially all of our revenues and operations are concentrated in China. Consequently, our results of operations and financial performances have been affected since 2020 and into the third quarter of 2022. Due to the government measures taken to contain COVID-19, the offline activities of our PRC subsidiary were restricted from late January to May 2020, resulting in cancellations or postponements of the marketing efforts of our customers. In addition, due to widespread economic disruptions during the outbreak, demand for our consulting services by small and medium-sized enterprises were also adversely affected. Specifically, as a result of government mandated closures of non-essential business in China, many of our customers’ business were suspended while others permanently closed their businesses. From December 22, 2021 to January 24, 2022, Xi’an city, the PRC, went into lockdown following a coronavirus outbreak that officials attributed to the delta variant. From April 16, 2022 to April 19, 2022, the city was under temporary controls of social activities after reporting more than 40 infections in half month. This affected mainly our digital marketing consulting services in 2020, 2021 and early of 2022.

Overview

Prior to the Transaction on May 15, 2019, we were inactive from 2007 to 2019, and did not have any active business activities. In May of 2019, the new major shareholders rejuvenated marketing consultancy services and e-commerce business in China to the Company and its subsidiaries. EUBG is a holding company for its operating subsidiaries. Our PRC subsidiary’s operations in China are the primary operations of the Company. While substantially all of our operations are located in China, we currently do not, and we do not plan to use variable interest entities to execute our business plan or to conduct our China-based operations. However, because our operations are in China and our major shareholders are located in China, there is always a risk that the Chinese government may in the future seek to affect operations of any company with any level of operations in China, including its ability to offer securities to investors, list its securities on a U.S. or other foreign exchange, conduct its business or accept foreign investment. If any or all of the foregoing were to occur, it could, in turn, result in a material change in the Company’s operations and/or the value of its common stock and/or significantly limit or completely hinder its ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

Recent Developments

For our digital training related services, we worked with Beida Jade Bird Vocational Education (“Jade Bird”) which was an authorized licensee of China National Personal Talent Training Network (“CNPTTN”), a PRC regulatory agency for the talent training. Jade Bird was in charge of its training courses, and the Company was authorised by Jade Bird as its sole training related administrator of the training courses, limited to coordinate the digital training related services to individual clients who were interested in conducting live-broadcasting business through social medias. The Company provided training related services, to these individual clients who subscribed courses, in arranging the examination, following up certificate issuance processes, addressing clients’ concerns, etc. On March 22, 2022, the PRC subsidiary learned that Jade Bird suspended its service after receiving a notice from CNPTTN that until further notice CNPTTN has suspended all recruitment services using its CNPTTN’s name. As a result of CNPTTN’s suspension, the PRC subsidiary has also suspended its digital training related services with Jade Bird from March 22, 2022 until further notice. For the nine months ended September 30, 2022 and 2021, the digital training related services with Jade Bird represented 9% and 0% of our total revenue, or $267,874 and $0, respectively. For the three months ended September 30, 2022 and 2021, the digital training related services with Jade Bird were nil. As of the date of this prospectus, there is no further notice from CNPTTN and the service is still being suspended.

Results of operations

Results of Operations for the three months ended September 30, 2022 as compared to the three months ended September 30, 2021

The following table represents our unaudited condensed consolidated statement of operations for the three months ended September 30, 2022 and 2021.

	Three months ended September 30,
	2022	2021
Revenue	$801,784	$1,622,471
Cost of revenue	(140,009)	(870,967)
Gross profit	661,775	751,504
Selling expenses	(10,043)	(54,921)
General and administrative expenses	(423,931)	(326,090)
Total other (expenses) income, net	(124,016)	38,847
Income before income tax	103,785	409,340
Income tax expense	(135,784)	(201,789)
Net (loss) income	$(31,999)	$207,551

Revenue and cost of revenue

During the three months ended September 30, 2022, we generated revenue of $801,784 compared to $1,622,471 for the three months ended September 30, 2021, representing a decrease of $820,687 or 50.6% as compared with the prior period. For the three months ended September 30, 2022, our revenue from consultancy services and sourcing and marketing services were $699,257 and $102,527, respectively; while revenue for the three months ended September 30, 2021 were $1,554,834 and $67,637, respectively; Cost of revenue was $140,009 for the three months ended September 30, 2022 compared to $870,967 for the three months ended September 30, 2021. The decrease of cost of revenue for the three months ended September 30, 2022 was mainly due to our senior management no longer directly involved in performing the services but focused on management work. Therefore, less direct senior management costs were incurred in the consultancy services and souring and marketing service.

Selling expenses

During the three months ended September 30, 2022, we incurred $10,043 selling expenses compared to $54,921 for the three months ended September 30, 2021, representing a decrease of $44,878 or 81.7% as compared with the prior period. The decrease of selling expenses was mainly due to the tightening of entertainment policies during the period and no staff costs were incurred in selling activities.

General and administrative expenses

During the three months ended September 30, 2022, we incurred $423,931 general and administrative expenses compared to $326,090 for the three months ended September 30, 2021, representing an increase of $97,841 or 30.0% as compared with the prior period. The increase for the three months ended September 30, 2022 was mainly due to more audit fees and professional fees charged by the professional parties. Our general and administrative expenses consisted mainly of audit fees, professional fees, payroll expenses and consultancy fees.

Total other (expenses) income, net

During the three months ended September 30, 2022, we incurred net other expense of $124,016 compared to net other income of $38,847 for the three months ended September 30, 2021. The difference of $162,863 was mainly due to exchange loss of $135,842 resulting from the exchange rate appreciation of HKD against RMB for the three months ended September 30, 2022. Our net other (expense) income mainly consisted of bank interest income, exchange rate differences and certain sundry incomes.

Income tax expense

During the three months ended September 30, 2022, we incurred income tax expense of $135,784 compared to income tax expense of $201,789 for the three months ended September 30, 2021, representing a difference of $66,005 or 32.7% as compared with the prior period. The income tax expenses were charged in China and Hong Kong.

For the three months ended September 30, 2022, our income tax expenses comprised of current tax expenses and deferred tax expense of $127,727 and $8,057, respectively, compared to current tax expenses and deferred tax expense of $154,082 and $47,707 for the three months ended September 30, 2021.

Net (loss) income

As a result of the above, we resulted a net loss of $31,999 and generated a net income of $207,551 for the three months ended September 30, 2022 and 2021, respectively.

Results of Operations for the nine months ended September 30, 2022 as compared to the nine months ended September 30, 2021

The following table represents our unaudited condensed consolidated statement of operations for the nine months ended September 30, 2022 and 2021.

	Nine months ended September 30,
	2022	2021
Revenue	$2,851,656	$4,479,415
Cost of revenue	(565,820)	(1,289,739)
Gross profit	2,285,836	3,189,676
Selling expenses	(34,957)	(224,935)
General and administrative expenses	(1,066,604)	(905,391)
Total other income, net	35,905	108,941
Income before income tax	1,220,180	2,168,291
Income tax expense	(595,156)	(872,063)
Net income	$625,024	$1,296,228

Revenue and cost of revenue

During the nine months ended September 30, 2022, we generated revenue of $2,851,656 compared to $4,479,415 for the nine months ended September 30, 2021, representing a decrease of $1,627,759 or 36.3% as compared with the prior period. The decrease was mainly due to our consultancy services income, generated from clients who engaged in online courses business, dropped by $2,405,874 as compared with last period. This was because the end customers became more patience and cautious in choosing online courses. We continued to seek for different business opportunities to stabilize our income streams. During the nine months ended September 30, 2022, we generated $267,874 from our new digital training related services and $911,733 from our consultancy services to a customer who engaged in live streaming business. However, these new income streams only compensated a part of the revenue reduction in current period. As of the date of this filing, the digital training related services with Jade Bird remain suspended. Therefore, we expected the new revenue will not be available to compensate the revenue reduction until further notice. Cost of revenue was $565,820 for the nine months ended September 30, 2022 compared to $1,289,739 for the nine months ended September 30, 2021. For the nine months ended September 30, 2022, the cost of revenue mainly represented the staff costs for our consulting services and the agency fees for our digital training related services.

Selling expenses

During the nine months ended September 30, 2022, we incurred $34,957 selling expenses compared to $224,935 for the nine months ended September 30, 2021, representing a decrease of $189,978 or 84.5% as compared with the prior period. The decrease of selling expenses was mainly due to the tightening of entertainment policies during the period and the staff costs incurred in selling activities were dropped by $116,244 or 87.2% for the nine months ended September 30, 2022.

General and administrative expenses

During the nine months ended September 30, 2022, we incurred $1,066,604 general and administrative expenses compared to $905,391 for the nine months ended September 30, 2021, representing an increase of $161,213 or 17.8% as compared with the prior period. The increase for the nine months ended September 30, 2022 was mainly due to more audit fees and professional fees charged by the professional parties. Our general and administrative expenses consisted mainly of audit fees, professional fees, payroll expenses and consultancy fees.

Total other income, net

During the nine months ended September 30, 2022, we generated net other income of $35,905 compared to $108,941 for the nine months ended September 30, 2021. The difference of $73,036 was mainly due to exchange loss of $107,920 resulting from the exchange rate appreciation of HKD against RMB for the nine months ended September 30, 2022. Our net other income mainly consisted of bank interest income, exchange rate differences and certain sundry incomes.

Income tax expense

During the nine months ended September 30, 2022, we incurred income tax expense of $595,156 compared to $872,063 for the nine months ended September 30, 2021, representing a decrease of $276,907 or 31.8% as compared with the prior period. The income tax expenses were charged in China and Hong Kong.

For the nine months ended September 30, 2022, our income tax expenses comprised of current tax expenses and deferred tax expenses of $463,206 and $131,950, respectively, compared to current tax expenses and deferred tax expenses of $675,592 and $196,471 for the nine months ended September 30, 2021.

Net income

As a result of the above, we generated a net income of $625,024 and $1,296,228 for the nine months ended September 30, 2022 and 2021, respectively.

Liquidity and Capital Resources

Working Capital

	September 30, 2022	December 31, 2021
Cash and cash equivalents	$6,330,431	$7,649,129
Total current assets	7,642,634	7,772,994
Total assets	7,938,452	8,201,140
Total liabilities	917,573	1,439,526
Retained earnings (accumulated deficit)	267,621	(357,403)
Total equity	$7,020,879	$6,761,614

Cash flow

The following table sets forth a summary of our cash flows for the periods indicated:

	Nine months ended September 30,
	2022	2021
Net cash generated from operating activities	$44,094	621,854
Net cash (used in) generated from investing activities	(1,070,140)	3,279,315
Net cash used in financing activities	(3,490)	(60,869)
Effect of exchange rate changes on cash and cash equivalents	(289,162)	37,171
Cash and cash equivalents, beginning of period	7,649,129	3,846,470
Cash and cash equivalents, end of period	$6,330,431	$7,723,941

Cash generated from operating activities

Net cash generated from operating activities for the nine months ended September 30, 2022 was $44,094, as compared to net cash generated from operating activities of $621,854 for the nine months ended September 30, 2021, representing a decrease of $577,760 or 92.9% as compared with the prior period. The decrease of operating cash flows was mainly resulted from a combination of below operating activities changes:

Net income was $625,024 for the nine months ended September 30, 2022, as compared to $1,296,228 for the nine months ended September 30, 2021. The decrease of net income of $671,204 or 51.8% was mainly due to the reduction of certain performance-based arrangement consultancy services during the period which directly reduced our operating cash inflow.

Cash outflow of deferred tax was $33,117 for the nine months ended September 30, 2022, as compared to cash outflow of $319,660 for the nine months ended September 30, 2021. The difference was mainly due to our PRC subsidiary generated net profits of $1,435,498 and $1,666,990 respectively, for the nine months ended September 30, 2022 and 2021; while the PRC subsidiary only distributed dividends of $1,514,848 to our Hong Kong subsidiary in current period, representing a significant decrease of $3,081,688 as compared with prior period.

Cash outflow of trade receivables was $244,432 for the nine months ended September 30, 2022, as compared to cash inflow of $95,800 for the nine months ended September 30, 2021. The cash outflow of $244,432 for the nine months ended September 30, 2022 was due to certain consultancy services income were not settled by the customers before the end of period.

Cash outflow of trade payables was $111,527 for the nine months ended September 30, 2022 as compared to cash inflow of $431,690 for the nine months ended September 30, 2021. As the Company launched the digital training related services in September 2021, most of the service vendors were not settled before September 30, 2021. It led to the cash inflow of $431,690 from trade payable for the nine months ended September 30, 2021. Cash outflow of $111,527 was resulted for the nine months ended September 30, 2022 because such service was suspended since March 2022 and all the account payables were settled before September 30, 2022.

Cash outflow of other payables and accrued liabilities was $159,123 for the nine months ended September 30, 2022, as compared to cash outflow of $284,226 for the nine months ended September 30, 2021. The cash outflow for the nine months ended September 30, 2022 and 2021 were due to the settlement of the accrued audit fee, consultancy fee and professional fee during the periods. Larger cash outflow was resulted in the nine months ended September 30, 2021 because the Company filed a registration document during the period and settled the service fees with the professional parties.

Cash inflow of tax payables was $106,699 for the nine months ended September 30, 2022, as compared to cash outflow of $445,713 for the nine months ended September 30, 2021. The cash inflow of $106,699 for the nine months ended September 30, 2022 was mainly due to the business reduction during the period and we provided current income tax of $595,156 netting off with $369,878 income tax paid during the period. The cash outflow of $445,713 for the nine months ended September 30, 2021 was mainly due to the current income tax provision of $675,592, netting off with $1,115,659 income tax paid during the prior period.

Cash outflow of contract liabilities was $208,106 for the nine months ended September 30, 2022 because the digital training related services will Jade Bird was suspended since March 2022 and all the outstanding contract liabilities were refunded to the customers before September 30, 2022.

As we are continually to explore new business opportunities and new customers, we expect to generate more cash inflows in the coming years. We continue to monitor our level of operating expenses in order to maintain a positive cash flow position.

Cash (used in) generated from investing activities

Net cash used in investing activities for the nine months ended September 30, 2022 was $1,070,140 as compared net cash of $3,279,315 generated from investing activities for the nine months ended September 30, 2021. The net cash used in investing activities for the nine months ended September 30, 2022 were mainly due to loan receivables of $1,060,394 provided to two unrelated parties during the period; while the net cash generated from investing activities for the nine months ended September 30, 2021 was mainly due to the redemption of debt products of $5,872,017 offset by the acquisition of debt products of $2,781,482.

Cash used in financing activities

For the nine months ended September 30, 2022, net cash used in financing activities of $3,490 represented the repayment for the amount due to a director; while the net cash used in of $60,869 for the nine months ended September 30, 2021 was mainly due to the repayment of borrowings of $128,751 offsetting by the advance from a director of $67,882 during the period.

Comparison of Results of Operations of the Years ended December 31, 2021 and 2020

The following table sets forth key components of our results of operations for the years ended December 31, 2021 and 2020:

	2021	2020
Revenue	$5,637,396	$9,187,023
Cost of revenue	(1,827,082)	(661,462)
Gross profit	3,810,314	8,525,561
Selling expenses	(253,958)	(188,900)
General and administrative expenses	(1,668,432)	(935,302)
Total other income, net	187,392	71,556
Income before income tax	2,075,316	7,472,915
Income tax expense	(988,916)	(2,504,845)
Net income	$1,086,400	$4,968,070

Revenue and cost of revenue

During the year ended December 31, 2021, we generated revenue of $5,637,396 compared to $9,187,023 for the year ended December 31, 2020, representing a decrease of $3,549,627 or 38.6% as compared with the prior year. The decrease in revenue was due to the realignment of our resources to focus on our KOL Training Related Services business, which resulted in the suspension of certain consulting services from April 2021 to August 2021. We resumed these consulting services from August 2021 to maintain diversified services to our customers. Cost of revenue was $1,827,082 for the year ended December 31, 2021 compared to $661,462 for year ended December 31, 2020. The cost of revenue for the year ended December 31, 2021 increased because we started the digital training related services during the year and incurred agency fees of $579,959 and direct operation costs of $391,125 for the services. For the year ended December 31, 2020, the cost of revenue mainly represented the staff costs for our consulting services.

Selling expenses

During the year ended December 31, 2021, we incurred $253,958 selling expenses compared to $188,900 for the year ended December 31, 2020, representing an increase of $65,058 or 34.4% as compared with the prior year. The increase of selling expenses was mainly due to more staff costs incurred in marketing our KOL Training Related Services for the year ended December 31, 2021.

General and administrative expenses

During the year ended December 31, 2021, we incurred $1,668,432 general and administrative expenses compared to $935,302 for the year ended December 31, 2020, representing an increase of $733,130 or 78.4% as compared with the prior year. Our general and administrative expenses consisted mainly of audit fees, professional fees, payroll expenses and consultancy fees.

For the year ended December 31, 2021, we incurred audit fees, professional fees and consultancy fees of $346,664, $270,400 and $226,807, respectively, to assist us in complying with the relevant reporting requirements. For the year ended December 31, 2020, we incurred audit fees, professional fees and consultancy fees of $204,942, $100,808 and $77,176, respectively because we engaged our new company lawyer and consultants during the year.

In addition, we incurred social insurance of $124,386 for the year ended December 31, 2021. There was only $4,911 incurred for the year ended December 31, 2020 because the PRC government waived employer obligations on social security contributions for a specified period of time to ease the burden of enterprises arising from COVID-19 in 2020 and our PRC subsidiary failed to deposit adequate contributions to the housing funds for the year ended December 31, 2020.

Total other income, net

During the year ended December 31, 2021, we generated net other income of $187,392 compared to $71,556 for the year ended December 31, 2020, representing an increase of $115,836 or 161.9% as compared with the prior year. Our other income mainly consisted of bank interest income, exchange rate differences and certain sundry incomes.

Income tax expense

During the year ended December 31, 2021, we incurred income tax expense of $988,916 compared to $2,504,845 for the year ended December 31, 2020, representing a decrease of $1,515,929 or 60.5% as compared with the prior year. The income tax expense consisted of income taxes charged in China and Hong Kong.

For the year ended December 31, 2021, our income tax expenses comprised of current tax and deferred tax expenses of $767,877 and $221,039, respectively, compared to $1,952,840 and $552,005 for the year ended December 31, 2020. The decrease of the current tax and deferred tax was mainly resulted from a lower profit caused by the realignment of our resources to focus on our KOL Training Related Services business.

Net income

As a result of the above, we generated a net income of $1,086,400 and $4,968,070 for the year ended December 31, 2021 and 2020, respectively.

Liquidity and Capital Resources

Working Capital

	December 31,
	2021	2020
Cash and cash equivalents	$7,649,129	$3,846,470
Total current assets	7,772,994	7,343,796
Total assets	8,201,140	7,725,020
Total liabilities	1,439,526	2,153,999
Accumulated deficit	(357,403)	(1,443,803)
Total equity	6,761,614	5,571,021

Cash flow

The following table sets forth a summary of our cash flows for the periods indicated:

	Years ended December 31,
	2021	2020
Net cash generated from operating activities	$451,663	$6,484,220
Net cash generated from (used in) investing activities	3,289,189	(3,414,622)
Net cash (used in) generated from financing activities	(7,566)	170,198
Effect of exchange rate changes on cash and cash equivalents	69,373	206,796
Cash and cash equivalents, beginning of year	3,846,470	399,878
Cash and cash equivalents, end of year	$7,649,129	$3,846,470

Cash generated from operating activities

Net cash generated from operating activities for the year ended December 31, 2021 was $451,663, as compared to net cash generated from operating activities of $6,484,220 for the year ended December 31, 2020, representing a decrease of $6,032,557 or 93.0% as compared with the prior year. The decrease of operating cash flows was mainly resulted from a combination of below operating activities changes:

Net income was $1,086,400 for the year ended December 31, 2021, as compared to $4,968,070 for the year ended December 31, 2020. The decrease of net income of $3,881,670 or 78.1% was mainly due to the suspension of certain consulting services from April, 2021 to August, 2021 which directly reduced our operating cash inflow; while we had incurred more general and administrative expenses due to our business growth which increased our operating cash outflow.

Cash outflow of deferred tax was $293,366 for the year ended December 31, 2021, as compared to cash inflow of $552,005 for the year ended December 31, 2020. The cash outflow of $293,366 for the year ended December 31, 2021 was due to our PRC subsidiary distributed dividends to our Hong Kong subsidiary during the period, while the cash inflow of $552,005 for the year ended December 31, 2020 was mainly resulted from the recognition of withholding tax arising from the undistributed profits of our PRC subsidiary.

Cash inflow of trade payables was $115,561 for the year ended December 31, 2021, as compared to cash outflow of $57,954 for the year ended December 31, 2020. The cash inflow of $115,561 for the year ended December 31, 2021 was due to the late settlement of the account payables with some service vendors during the year.

Cash outflow of other payables and accrued liabilities was $220,493 for the year ended December 31, 2021, as compared to cash inflow of $395,583 for the year ended December 31, 2020. The cash outflow of $220,493 for the year ended December 31, 2021 was due to the settlement of the accrued audit fee, consultancy fee and professional fee during the period; while the cash inflow of $395,583 for the year ended December 31, 2020 was mainly resulted from our business growth and we accrued more value-added tax payables during the period.

Cash outflow of tax payables was $563,979 for the year ended December 31, 2021, as compared to cash inflow of $415,984 for the year ended December 31, 2020. The cash outflow of $563,979 for the year ended December 31, 2021 was due to the suspension of certain consulting services from April, 2021 to August, 2021 and we provided current tax of $767,877 during the year. Such amount was net off with $1,326,242 income tax paid during the period. The cash inflow of $415,984 for the year ended December 31, 2020 was mainly resulted from our business growth and we provided current income tax of $1,952,840 during the year. Such amount was net off with $1,536,857 income tax paid during the year.

Cash inflow of amount due from a related company was $235,930 for the year ended December 31, 2020 because all the outstanding amount had been settled by the related company during the year. We did not conduct any business with related parties during the year ended December 31, 2021, so no amount due from a related party was recorded in the year.

As we had realigned our resources to focus on our KOL Training Related Services, we expect to generate more cash inflows in the coming years. We continue to monitor our level of operating expenses in order to maintain a positive cash flow position. Therefore, we do not consider the decrease of net cash generated from operating activities for the year ended December 31, 2021 as an identified trend to our operating cash flow.

Cash generated from (used in) investing activities

Net cash generated from investing activities for the year ended December 31, 2021 was $3,289,189 as compared $3,414,622 used in investing activities for the year ended December 31, 2020. The net cash generated from investing activities for the year ended December 31, 2021 were mainly due to the acquisition of debt products of $2,789,855 and the redemption of debt products of $5,889,695; while the net cash used in investing activities for the year ended December 31, 2020 were mainly due to the acquisition of debt products of $2,897,689 and there was no redemption during the year.

Cash (used in) generated from financing activities

Net cash used in financing activities for the year ended December 31, 2021 was $7,566, as compared to $170,198 generated from financing activities for the year ended December 31, 2020. The net cash used in financing activities for the year ended December 31, 2021 was mainly due to the repayment of borrowings of $128,656 offsetting against advance from a director of $121,090; while the net cash generated from financing activities for the year ended December 31, 2020 was mainly due to the proceed from borrowing of $128,927 and advance from a director of $41,271.

Future Capital Requirements

We believe that our ability to generate cash from operations are adequate to fund working capital, capital spending and other cash needs for at least the next 12 months. Our ability to generate adequate cash from operations in the future, however, will depend on, among other things, our ability to successfully implement our business strategies while continuing to tightly control our expenses, and to manage the impact of changes to the PRC regulatory environment. We can give no assurance that we will be able to successfully implement those strategies and cost control initiatives, or successfully adjust to any changes to PRC laws and regulations impacting our business. In addition, changes in our operating plans, lower than anticipated sales, increased expenses, interest rate increases, acquisitions or other events may cause us to seek additional debt or equity financing in future periods. We can give no assurance that financing will be available on acceptable terms or at all. Additional equity financing could be dilutive to holders of the Company’s common stock; debt financing, if available, could impose additional cash payment obligations and additional covenants and operating restrictions.

We had the following contractual obligations and commercial commitments as of September 30, 2022:

Contractual Obligations	Total	Less than 1 year	1-3 years	3-5 years	More than 5 years
Lease	97,243	55,567	41,476	-	-
TOTAL	$97,243	$55,567	$41,476	$-	$-

Off-Balance Sheet Arrangements

As of September 30, 2022 and December 31, 2021, we did not have any off-balance sheet arrangements as defined in Item 303(a) (4) (ii) of Regulation S-K promulgated under the Securities Act of 1934.

Critical Accounting Policies

The preparation of condensed financial statements in conformity with accounting principles generally accepted in the United States requires our management to make assumptions, estimates and judgments that affect the amounts reported, including the notes thereto, and related disclosures of commitments and contingencies, if any. We have identified certain accounting policies that are significant to the preparation of our financial statements. These accounting policies are important for an understanding of our financial condition and results of operation. Critical accounting policies are those that are most important to the portrayal of our financial condition and results of operations and require management’s difficult, subjective, or complex judgment, often as a result of the need to make estimates about the effect of matters that are inherently uncertain and may change in subsequent periods. Certain accounting estimates are particularly sensitive because of their significance to financial statements and because of the possibility that future events affecting the estimate may differ significantly from management’s current judgments. We believe the following critical accounting policies involve the most significant estimates and judgments used in the preparation of our financial statements.

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with United States of America generally accepted accounting principles (“U.S. GAAP”) and applicable rules and regulations of the Securities and Exchange Commission (“SEC”) regarding interim financial reporting. The unaudited condensed consolidated financial statements include the financial statements of the Company and its subsidiaries. All significant inter-company transactions and balances have been eliminated in consolidation.

The interim condensed consolidated financial information as of September 30, 2022 and for the three and nine months ended September 30, 2022 and 2021 have been prepared without audit, pursuant to the rules and regulations of the SEC. Certain information and footnote disclosures, which are normally included in consolidated financial statements prepared in accordance with U.S. GAAP have been condensed or omitted pursuant to such rules and regulations. The interim condensed consolidated financial information should be read in conjunction with the Financial Statements and the notes thereto, included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, previously filed with the SEC on April 15, 2022.

During the nine months ended September 30, 2022, the Company experienced (and continues to experience) adverse impacts of novel coronavirus (COVID-19) and the related public health orders. The Company expects that the impact of the COVID-19 outbreak on China and world economies will continue to have a material adverse impact on the demand for the Company’s business. Because of the significant uncertainties surrounding the COVID-19 pandemic, the extent of the business interruption and the related financial impact cannot be reasonably estimated at this time.

Use of Estimates

The preparation of these financial statements in conformity with U.S. GAAP requires management of the Company to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues, costs and expenses, and related disclosures. On an ongoing basis, the Company evaluates its estimates based on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. Identified below are the accounting policies that reflect the Company’s most significant estimates and judgments, and those that the Company believes are the most critical to fully understanding and evaluating its condensed consolidated financial statements.

The COVID-19 pandemic has created and may continue to create significant uncertainty in macroeconomic conditions, which may cause further business slowdowns or shutdowns, depress demand for the Company’s business, and adversely impact its results of operations. During the nine months ended September 30, 2022, the Company faced increasing uncertainties around its estimates of revenue collectability and accounts receivable credit losses. The Company expects uncertainties around its key accounting estimates to continue to evolve depending on the duration and degree of impact associated with the COVID-19 pandemic. Its estimates may change as new events occur and additional information emerges, and such changes are recognized or disclosed in its condensed consolidated financial statements.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

In its two most recent fiscal years, the Company has had no disagreements with its independent accountants.

Quantitative and Qualitative Disclosures about Market Risk.

The Company is a smaller reporting company as defined by Rule 12b-2 of the Exchange Act and is not required to provide the information required under this item.

DIRECTORS AND EXECUTIVE OFFICERS

The following information sets forth the names, ages, and positions of the Company’s current directors and executive officers.

Name	Age	Position(s)
Guolin Tao	46	Chairman of the Board of Directors, Chief Executive Officer, and Chief Financial Officer (principal executive officer and principal financial officer)
Jianyong Li	39	Director
Lijun Yuan	57	Director

Set forth below is a brief description of the background and business experience of each of the Company’s current executive officers and directors.

GUOLIN TAO – Chairman of the Board, Chief Executive Officer, and Chief Financial Officer

Mr. Tao has more than 20 years of professional experience in business consultation, operations, management and in the marketing industry. From 2015 to now, he has been the chairmen of two non-profit organizations: Qiming Public Welfare Foundation (1/2015 to 9/2020) and Gansu Guolin Welfare Foundation (9/2020 to present). Mr. Tao serves as CEO, CFO of Entrepreneur Universe Bright Group (EUBG) and also serves as the CFOs of the subsidiaries of EUBG in Hong Kong and China. He focuses his arears in digital marketing, brands marketing and consumer economics. He is the authors of “The Power of Consuming”, “No Names”, and “Winning in the System”, which are the popular marketing books in China. Mr. Tao graduated from Beijing Institute of Technology with a BS degree, and was graduated from Beijing University of Posts and Telecommunications with MBA degree.

JIANYONG LI – Director

Mr. Li is known as a startup team operation specialist and problem-solver for emergencies event coordinator & management specialist in China. He has served several times as the chairperson of conference and organize hundreds of Charity Fundraising Event. Mr. Li graduated from Beijing Institute of Technology with Bachelor’s degree in Business Administration. He is currently the CEO of Entrepreneurship World Technology Holding Group Company Limited, the subsidiary of the Company in Hong Kong. He was the deputy secretary-general of Qiming Public Welfare Foundation responsible for carrying out public service activities in education, career for people with disabilities, and social welfare during the tenure. He has rich experiences as a marketing manager and led thousands of marketing teams which attained annual sales of more than billions of dollars in China. Mr. Li has been named as a team operations leader in the Asia-Pacific region in the marketing industry. He was awarded by China Annual Economic Summit as 2020 Top Ten Economic (Industry) Innovative Entrepreneurs.

LIJUN YUAN – Director

Mr. Yuan is currently the CEO of Xian Yunchuang Space Information Technology Co., Ltd., the subsidiary of the Company in China. He worked for Jucheng Group which ranked first in the training industry in China, as Group Chief Operator. He worked as president for Shengshi Impact Education and Training Group, Shanghai Huiju International Education Group, Shengshang (Beijing) Holding Group Limited, and Beijing Shengshang Education&Tech Co. Ltd. in the past 10 years. He was awarded a Master’s degree of Business Administration from Xi’an Jiaotong University. Mr. Yuan was honored as 2016 Top Ten Innovators Award in Shaanxi Province, and 2020 Most Influential People of Chinese National Brand.

Term of Office

The Company’s Directors are appointed for a one-year term to hold office until the next annual general meeting of the Company’s shareholders or until removed from office in accordance with the Company’s bylaws. The Company’s officers are appointed by the Company’s board of directors and hold office until removed by the board, subject to their respective employment agreements.

Significant Employees

Mr. Guolin Tao is considered a significant employee. Mr. Guolin Tao has more than 20 years of professional experience in business consultation, operations, management and in the marketing industry. Mr. Guolin Tao serves as the CEO, CFO of the Company and also serves as the CFOs of the subsidiaries of EUBG in Hong Kong and China. A copy of our employment contract with Mr. Guolin Tao is included as Exhibit 10.1 to this prospectus.

Family Relationships

There are no family relationships between or among the directors, executive officers or persons nominated or chosen by us to become directors or executive officers.

Involvement in Certain Legal Proceedings

During the past 10 years, none of the Company’s current directors, nominees for directors or current executive officers has been involved in any legal proceeding identified in Item 401(f) of Regulation S-K.

Audit Committee

We have not adopted an audit committee charter. The Company’s board of directors will serve the function of the audit committee. The board of directors in the future intends to establish an audit committee.

Compensation Committee and Governance and Nomination Committee

We have not adopted a compensation committee and governance committee charters.  The board of directors currently serves these functions.  The board of directors will consider establishing a compensation committee and governance committee in the future.

Code of Conduct and Ethics

We have not adopted a Code of Conduct for the Company’s executive officers, directors and the Company’s employees.

EXECUTIVE COMPENSATION

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to the Company’s named executive officers paid by us during the years ended December 31, 2021 and 2020.

		Annual Compensation			Long Term Compensation Awards
				Other	Restricted	Securities
				Annual	Stock	Underlying	Total
		Salary	Bonus	Compensation	Award(s)	Options	Compensation
Name and Principal Position	Year	($)	($)	($)	($)	($)	($)

Guolin Tao, Chairman, CEO, and CFO(1)	2021	197,924	31,482	175,534	-	-	404,940
	2020	191,245	26,154	121,462	-	-	338,861

(1)	Paid by the subsidiaries Entrepreneurship World Technology Holding Group Company Limited and Xian Yunchuang Space Information Technology Co., Limited (formerly known as “Entrepreneurship World Consultants Limited”) in Hong Kong and China.

Employment Agreement

The Company entered into an employment agreement with Mr. Guolin Tao in his capacity of the CEO and director of the Company, effective as of October 19, 2019, pursuant to the employment agreement signed between Xian Yunchuang Space Information Technology Co., Ltd. (formerly known as “Entrepreneurship World Consultants Limited”) and Mr. Guolin Tao.

Options/SAR Grants

During the last fiscal year, we have not granted any stock options or Stock Appreciation Rights (“SARS”) to any executive officers or other individuals.

Aggregated Option/SAR exercised and Fiscal year-end Option/SAR value table

Neither the Company’s executive officers nor the other individuals listed in the tables above, exercised options or SARs during the last fiscal year.

Stock Option Plan

We have not adopted a stock option plan.

Long-term incentive plans

We have not adopted long term incentive plan.

Defined benefit or actuarial plan disclosure

As required by Chinese law, our PRC subsidiary contributes 10% of an individual employee’s monthly salary to pension insurance.

Compensation of Directors

We do not have any non-executive directors and currently no compensation arrangements are in place for the compensation of directors.

Employment contracts and termination of employment and change-in-control arrangements

None of the Company’s officers or employees is under an employment contract or has contractual rights triggered by a change in control of the company.

Compensation Committee Interlocks and Insider Participation

We have not established a Compensation Committee and the Company’s board of directors will serve this function.  No interlocking relationship exists between the Company’s board of directors and the board of directors or compensation committee of any other entity.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of January 6, 2023, the number of shares of the Company’s common stock owned on record or beneficially by each person known to be the beneficial owner of 5% or more of the issued and outstanding shares of the Company’s voting stock, and by each of the Company’s directors and executive officers and by all its directors and executive officers as a group. Unless otherwise indicated, the business address of each of our directors and executive offices is Suite 907, Saigao City Plaza Building 2, No. 170 Weiyang Road, Xi’an, China.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percentage of Beneficial Ownership(2)
Directors and Officers:
Guolin Tao(3)	1,030,916,276	60.60%
Jianyong Li	21,347,916	1.25%
Lijun Yuan	30,000,000	1.76%
All executive officers and directors as a group (3 person)	1,082,264,192	63.61%
5% Holders:
Tethys Fountain Limited(3) Vistra Corporate Services Center Wickhams Cay II, Road Town Tortola, VG 1110, British Virgin Island	1,030,916,276	60.60%
New Finance Consultants Limited(4) 957 Road Town Tortola, British Virgin Island	140,899,285	8.28%

(1)	Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding.

(2)	Based upon 1,701,181,423 shares of common stock issued and outstanding.

(3)	Guolin Tao is the indirect beneficial owner of 1,030,916,276 shares of common stock of the Company through Tethys Fountain Limited, of which Guolin Tao is the indirect beneficial owner of 100% of its share capital.

(4)	Sun Ying is the indirect beneficial owner of 140,899,285 shares of common stock of the Company through New Finance Consultants Limited, of which Sun Ying is the indirect beneficial owner of 100% of its share capital.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Transactions with Related Parties

SEC regulations define the related person transactions that require disclosure to include any transaction, arrangement or relationship in which the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years in which we were or are to be a participant and in which a related person had or will have a direct or indirect material interest. A related person is: (i) an executive officer, director or director nominee, (ii) a beneficial owner of more than 5% of the Company’s common stock, (iii) an immediate family member of an executive officer, director or director nominee or beneficial owner of more than 5% of the Company’s common stock, or (iv) any entity that is owned or controlled by any of the foregoing persons or in which any of the foregoing persons has a substantial ownership interest or control.

The following is the list of the related parties with which we had transactions in the past two years:

(a)	Xi’an CNT – a company incorporated in the PRC, Xian. As of September 30, 2022, the shares of Xi’an CNT are wholly owned by certain family members of Mr. Guolin Tao, among them - 55% is owned by the sister of Mr. Guolin Tao, Ms. Zhiyan Tao and 45% is owned by the brother-in-law of Mr. Guolin Tao, Mr. Pan Chang.

(b)	Baiyin Wujinxia Cultural Communication Co., Ltd. (“Baiyin Wujinxia”) – a company incorporated in the PRC. The CEO of the Company, Mr Tao held 60% equity interest from October 31, 2019 to January 25, 2021 and such equity interest was fully transferred to Ms. Hanye Chang, the spouse of Mr. Guolin Tao, on January 26, 2021.

(c)	Ms. Hanye Chang, the spouse of Mr. Guolin Tao.

(d)	Mr. Yong Chang, the father in law of Mr. Guolin Tao.

(e)	Mr. Jianyong Li, a director of the Company.

(f)	New Finance Consultants Limited, a shareholder of the Company, holding 8.3% equity interest as of September 30, 2022, December 31, 2021 and December 31, 2020.

(g)	Xian Yuanchuang Tribe Technology Co., Ltd. (“Yuanchuang Tribe”)– a company incorporated in the PRC, Ms. Hanyu Chang, spouse of Mr. Guolin Tao, indirectly held 29.99% equity interest from November 29, 2019 to February 10, 2021.

(h)	Xian Yuanchuang Federation Information Technology Co., Ltd. (“Yuanchuang Federation”)- a company incorporated in the PRC, Yuanchuang Tribe held 100% equity interest December 30, 2019 to September 10, 2021.

Described below are certain transactions or series of transactions between us and certain related persons.

Related party transaction

1.

Pursuant to an agreement signed on November 9, 2019, our PRC subsidiary agreed to provide sourcing services to Xi’an CNT, which include but not limit to product procurement, coordination with suppliers and monitoring product quality. Our service fee represents the difference between the product price charged by our suppliers and the price that we charged Xi’an CNT and supplier as its service fee. This agreement expired on May 8, 2020.

As a result of above agreements, services fees of $49,259 were recorded as revenue earned from Xi’an CNT for the years ended December 31, 2020. The revenue was not recurred in 2021 as the agreements were either terminated or ceased.

2.

On March 8, 2020, our PRC subsidiary purchased a 2016 Europe-manufactured motor vehicle with Model No. of Mercedes-Benz V250 WD4WG2E1 from Ms. Hanye Chang for $86,931. The purchase prices were determined based on the market price of similar vehicles with similar conditions at the time of purchase.

On March 12, 2020, our PRC subsidiary purchased a 2018 China-manufactured motor vehicle with Model No. of Buick SGM6522UAA2 from Mr. Yong Chang for $45,639. The purchase prices were determined based on the market price of similar vehicles with similar conditions at the time of purchase.

On March 3, 2020, our PRC subsidiary purchased a 2014 China-manufactured motor vehicle with Model No. of Mercedes-Benz BJ7182EVXL from Mr. Jianyong Li for $28,997. The purchase prices were determined based on the market price of similar vehicles with similar conditions at the time of purchase.

The Company uses these motor vehicles for daily operational needs.

3.

On November 1, 2019, the PRC subsidiary entered into a loan agreement with Baiyin Wujinxia in the amount of $305,804 (RMB2,000,000) for a period from November 1, 2019 to June 30, 2021. The loan is unsecured and bears fixed interest at 4.75% per annum. The total loan amount (including principle and interest) was fully repaid to the Company on June 18, 2021, and the loan agreement was terminated on the same date.

We had recorded interest income of $0 and $5,777 for the nine months ended September 30, 2022 and 2021, respectively; $5,794 and $3,888 for the year ended December 31, 2021 and 2020, respectively.

4.

On June 1, 2021, the PRC subsidiary entered into service agreements with Yuanchuang Tribe and Yuanchuang Federation to develop a web application supporting the KOL Training Related Services.

We recorded IT expenses of $60,718 and $86,718, respectively, for the services provided by Yuanchuang Tribe and Yuanchuang Federation for the year ended December 31, 2021.

Procedures for Approval of Related Party Transactions

The Company’s Board of Directors is charged with reviewing and approving all potential related party transactions. We have not adopted other procedures or policy for review, or standards for approval, of such transactions, but instead review them on a case-by-case basis. Any Related Party Transaction that is not approved by the non-interested directors prior to its effectiveness or consummation and that is not subsequently ratified by non-interested directors shall be voidable at the option of the non-interested directors and all persons subject to this principal shall take all necessary action to unwind any Related Party Transaction voided by the non-interested directors on terms that are fair to the Company and its shareholders.

Director Independence

A majority of our Board of Directors are independent directors, see the discussion above under the section “Directors and Executive Officers.”

SELLING STOCKHOLDERS

This prospectus covers the possible resale by the selling stockholders identified in the table below of 140,000,000 shares of common stock. Ms. Fanfan Chen acquired 83,357,916 shares from MDX in a private transaction that was exempt from registration under Regulation S of the Securities Act. In addition, Mr. Huacheng Hu and Ms. Meizhen Ying acquired 70,000,000 and 15,000,000 shares from certain stockholders in a private transaction that was exempt from registration under Regulation S of the Securities Act. The selling stockholders may sell some, all or none of their shares of common stock. We do not know how long the selling stockholder will hold the shares of common stock before selling them, and we currently have no agreements, arrangements or understandings with the selling stockholder regarding the sale of any of the shares.

The following table presents information regarding the selling stockholder and the shares that each may offer and sell from time to time under this prospectus. The table is prepared based on information supplied to us by the selling stockholder relating to such shares, including (i) all of the shares offered hereby, and (ii) to our knowledge, all other securities held by the selling stockholder as of the date hereof, and reflects their respective holdings as of January 6, 2023. Except for the ownership of shares of capital stock and as described below, each selling stockholder has not had any material relationship with us within the past three years except as noted. Beneficial ownership is determined in accordance with Section 13(d) of the Exchange Act and Rule 13d-3 thereunder. The percentage of shares beneficially owned prior to the offering is based on 1,701,181,423 shares of our common stock actually outstanding as of January 6, 2023.

	Shares Beneficially Owned Before	Shares to be Sold in this	Shares Beneficially Owned After Offering
Name of Selling Stockholder	this Offering	Offering	Number	Percentage
Fanfan Chen 52 Yuejin Road Tower 8-1 29 Fllor Room 4 Fucheng District Mianyang City, China	83,357,916	70,000,000	13,357,916	*	%
Huacheng Hu No.9, Lane 470, Huku St Huku Shang Village, Gushan Town Zhejiang Province Yongkang City, China	63,330,000	60,000,000	3,330,000	*	%
Meizhen Ying Unit 102, Unit 2, Bldg 4 Baidieli Jiayuan District 2 Jiangnan St, Zhejiang Province Yongkang City, China	15,000,000	10,000,000	5,000,000	*	%

*	Less than 1%

DESCRIPTION OF OUR CAPITAL STOCK

General

The Company’s authorized capital stock consists of 1,800,000,000 shares of common stock, par value $0.0001 per share, and 1,100,000 shares of preferred stock, par value $0.0001 per share. As of January 6, 2023, there were 1,701,181,423 shares of the Company’s common stock issued and outstanding and no shares of the Company’s preferred stock issued and outstanding.

Common Stock

The Company’s common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Except as otherwise required by law or provided in any resolution adopted by the Company’s board of directors with respect to any series of preferred stock, the holders of the Company’s common stock will possess all voting power. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of the Company’s common stock that are present in person or represented by proxy, subject to any voting rights granted to holders of any preferred stock. Holders of the Company’s common stock representing fifty percent (50%) of the Company’s capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of the Company’s stockholders. A vote by the holders of a majority of the Company’s outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to the Company’s Articles of Incorporation. The Company’s Articles of Incorporation do not provide for cumulative voting in the election of directors.

Subject to any preferential rights of any outstanding series of preferred stock created by the Company’s board of directors from time to time, the holders of shares of the Company’s common stock will be entitled to such cash dividends as may be declared from time to time by the Company’s board of directors from funds available therefore.

Subject to any preferential rights of any outstanding series of preferred stock created from time to time by the Company’s board of directors, upon liquidation, dissolution or winding up, the holders of shares of the Company’s common stock will be entitled to receive pro rata all assets available for distribution to such holders.

In the event of any merger or consolidation with or into another company in connection with which shares of the Company’s common stock are converted into or exchangeable for shares of stock, other securities or property (including cash), all holders of the Company’s common stock will be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash). Holders of the Company’s common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to the Company’s common stock.

Preferred Stock

The Company’s board of directors has expressly granted authority, without shareholder action, to authorize preferred shares of stock and to divide the authorized shares of the Company’s preferred stock into one or more series, each of which must be so designated as to distinguish the shares of each series of preferred stock from the shares of all other series and classes. The Company’s board of directors is authorized, within any limitations prescribed by law and the Company’s articles of incorporation, to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the shares of any series of preferred stock including, but not limited to, the following:

(1)	Designate in whole or in part, the powers, preferences, limitations, and relative rights, of any class of shares before the issuance of any shares of that class;

(2)	Create one or more series within a class of shares, fix the number of shares of each such series, and designate, in whole or in part, the powers, preferences, limitations, and relative rights of any class of shares before the issuance of any shares of that series;

(3)	Alter or revoke the powers, preferences limitations, and relative rights granted to or imposed upon any wholly unissued class of shares or any wholly unissued series of any class of shares;

(4)	Increase or decrease the number of shares constituting any series, the number of shares of which was originally fixed by the board of directors, either before or after the issuance of shares of the series: provided that, the number may not be decreased below the number of shares of the series then outstanding or increased above the total number of authorized shares of the applicable class of shares available for designation as a part of the series;

(5)	Determine the dividend rate on the shares of any class of shares or series of shares, whether dividends will be cumulative, and if so, from which date(s), and the relative rights of priority, if any, payment of dividends on shares of that class of shares or series of shares;

(6)	Determine whether that class of shares or series of shares will have voting rights, in addition to the voting rights provided by law, and, if, so, the terms of such voting;

(7)	Determine whether or not these shares of that class of shares or series of shares will have conversion privileges and, if, so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the board of directors determines;

(8)	Determine whether or not these shares of that class of shares or series of shares will be redeemable and, if, so, the terms and conditions of such redemption, including the date or date upon or after which they were redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

(9)	Determine whether or not these shares of that class of shares or series of shares will have a sinking fund for that redemption or purchase of shares of that class of shares or series of shares and, if, so, the terms and amount of such sinking fund;

(10)	Determine the rights of the shares of that class of shares of series of shares in the event of voluntary liquidation, dissolution or winding up of the Corporation and the relative rights of priority, if any, of a payment of shares of that class of shares or series of shares; and

(11)	Determine any other relative rights, preference and limitation of that class of shares or series of shares.

Provisions in The Company’s Articles of Incorporation and By-Laws That Would Delay, Defer or Prevent a Change in Control

The Company’s articles of incorporation authorize the Company’s board of directors to issue a class of preferred stock commonly known as a “blank check” preferred stock. Specifically, the preferred stock may be issued from time to time by the board of directors as shares of one (1) or more classes or series. The Company’s board of directors, subject to the provisions of the Company’s Articles of Incorporation and limitations imposed by law, is authorized to adopt resolutions; to issue the shares; to fix the number of shares; to change the number of shares constituting any series; and to provide for or change the following: the voting powers; designations; preferences; and relative, participating, optional or other special rights, qualifications, limitations or restrictions, including the following: dividend rights, including whether dividends are cumulative; dividend rates; terms of redemption, including sinking fund provisions; redemption prices; conversion rights and liquidation preferences of the shares constituting any class or series of the preferred stock.

In each such case, we will not need any further action or vote by the Company’s shareholders. One of the effects of undesignated preferred stock may be to enable the board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger or otherwise, and thereby to protect the continuity of our management. The issuance of shares of preferred stock pursuant to the board of director’s authority described above may adversely affect the rights of holders of common stock. For example, preferred stock issued by us may rank prior to the common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock. Accordingly, the issuance of shares of preferred stock may discourage bids for the common stock at a premium or may otherwise adversely affect the market price of the common stock.

Share Purchase Warrants

We have no outstanding warrants to purchase the Company’s securities.

Options

We have no outstanding options to purchase the Company’s securities.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of the Company’s common stock or any rights convertible or exchangeable into shares of the Company’s common stock.

Certain Anti-Takeover Provisions

Nevada Revised Statutes sections 78.378 to 78.379 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply. The Company’s articles of incorporation and bylaws do not state that these provisions do not apply. The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The statute is limited to corporations that are organized in the state of Nevada and that have 200 or more stockholders, at least 100 of whom are stockholders of record and residents of the State of Nevada; and does business in the State of Nevada directly or through an affiliated corporation. Because of these conditions, the statute currently does not apply to the Company’s company.

Debt Securities

None.

Other Securities to be Registered

None.

Transfer Agent

The Company’s transfer agent is Pacific Stock Transfer Company located at 6725 Via Austi Pkwy, Suite 300, Las Vegas, Nevada 89119 with a phone number at (800) 785-7782.

USE OF PROCEEDS

We are registering shares of our common stock for the selling stockholder. We will not receive any of the proceeds from any sale or other disposition of the common stock covered by this prospectus. All proceeds from the sale of the common stock will be paid directly to the selling stockholder.

PLAN OF DISTRIBUTION

The shares will be offered and sold by the selling stockholder at a fixed price of $0.30 per share until our common stock is quoted on OTC Market Group, Inc.’s “OTCQB” or “OTCQX” tiers, and thereafter the shares may be sold at prevailing market prices or privately negotiated prices or in transactions that are not in the public market. The selling stockholder, including their transferees, donees, pledgees, assignees and successors-in-interest, may, from time to time, sell, transfer, or otherwise dispose of any or all of the shares covered by this prospectus on any stock exchange, market, or trading facility on which our common stock is traded, or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale or at negotiated prices. The selling stockholder may use any one or more of the following methods when disposing of shares:

●	disposition on any national securities exchange on which our common stock may be listed at the time of the sale;

●	disposition in the over-the-counter markets;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the Shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales;

●	writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	disposition in one or more underwritten offerings in a best efforts basis or firm commitment basis;

●	broker-dealers may agree with the selling stockholder to sell a specified number of such Shares at a stipulated price per share;

●	a combination of any such methods of sale; or

●	any other method permitted by applicable law.

The selling stockholder may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholder or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser in amounts to be negotiated. The selling stockholder do not expect these commissions and discounts relating to its sales of shares to exceed what is customary in the types of transactions involved.

The selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholder may also sell shares of our common stock short and deliver these securities to close out its short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus, as supplemented or amended to reflect such transaction.

The selling stockholder and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The selling stockholder have informed us that they do not have any agreement or understanding, directly or indirectly, with any person to distribute the common stock.

Because the selling stockholder may be deemed to be an “underwriter” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. The selling stockholder have advised us that they have not entered into any agreements, understandings or arrangements with any underwriter or broker-dealer regarding the sale of the resale shares.

The shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of the distribution. In addition, the selling stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of our common stock by the selling stockholder or any other person. We will make copies of this prospectus available to the selling stockholder and have informed the selling stockholder of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

We will not receive any proceeds from the sale of the shares by the selling stockholder.

LEGAL MATTERS

Lewis Brisbois Bisgaard & Smith LLP, San Francisco, CA will pass upon legal matters in connection with the validity of the common stock offered hereby, and King & Wood Mallesons will pass upon legal matters as to Chinese law.

EXPERTS

The consolidated financial statements of Entrepreneur Universe Bright Group for the years ended December 31, 2021 and 2020 included in this prospectus and the registration statement of which the prospectus is a part, have been audited by Centurion ZD CPA & Co, our former independent registered public accounting firm, and are included in reliance upon such report given on the authority of said firm as experts in auditing and accounting.

CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

On September 7, 2022, Entrepreneur Universe Bright Group (the “Company”) dismissed its independent accountant, Centurion ZD CPA & Co. (“CZD”), an audit firm headquartered in Hong Kong.

The report of independent registered public accounting firm of CZD regarding the Company’s financial statements for the fiscal years ended December 31, 2021 and 2020 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the years ended December 31, 2021 and 2020, and during the subsequent interim period from the end of the most recently completed fiscal year through September 7, 2022, the date of dismissal, there were no “disagreements” (as described in Item 304(a)(10(iv) of Regulation S-K) with CZD on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreement(s), if not resolved to the satisfaction of CZD would have caused it to make reference to such disagreement in its reports for such periods. Furthermore, no “reportable events” occurred during the years ended December 31, 2021 and 2020, or subsequently up to September 7, 2022. As used herein, the term “reportable event” means any of the items listed in paragraphs (a)(1)(v) of Item 304 of Regulation S-K. The following material weaknesses have been identified and included in management’s assessment: (1) the Company did not maintain appropriate cash controls; (2) the Company did not implement appropriate information technology controls; (3) the lack of sufficient accounting personnel with appropriate level of knowledge, experience and training in U.S. GAAP and SEC reporting requirements; and (4) the Company did not have adequate written policies and procedures, which resulted in a number of internal control deficiencies that were identified as being significant. Also, as a small company, the Company does not have sufficient internal control personnel to set up adequate review functions at each reporting level.

On September 7, 2022, the Board of Directors, acting as the audit committee, of the Company announces that it has appointed Prager Metis CPAs, LLC (“PragerMetis”) as the Company’s independent auditor for the fiscal year end December 31, 2022.

During the two most recent fiscal years ended December 31, 2021 and 2020 and through the date the Company selected PragerMetis as its independent registered public accounting firm, neither the Company nor anyone on behalf of the Company consulted PragerMetis regarding any accounting or auditing issues involving the Company, including (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, or (ii) any matter that was the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K of the Securities Exchange Act of 1934, as amended, and the related instructions to Item 304 of Regulation S-K) or a “reportable event” (as defined in Item 304(a)(1)(v) of Regulation S-K).

INTERESTS OF NAMED EXPERTS AND COUNSEL

Except as noted below, no expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the securities was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are required to file annual, quarterly and special reports, proxy statements and other information with the SEC. Our filings with the SEC are also available to the public at the SEC’s Internet web site at http://www.sec.gov.

We have filed a registration statement, of which this prospectus is a part, covering the securities offered hereby. As allowed by SEC rules, this prospectus does not include all of the information contained in the registration statement and the included exhibits, financial statements and schedules. You are referred to the registration statement, the included exhibits, financial statements and schedules for further information. This prospectus is qualified in its entirety by such other information.

We are subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and, in accordance therewith, file periodic reports, proxy statements and other information with the SEC. Such periodic reports, proxy statements and other information are available to the public over the Internet at the website of the SEC referred to above. We maintain a website at https://www.eubggroup.com/. The reference to our website address does not constitute incorporation by reference of the information contained on our website, and you should not consider the contents of our website in making an investment decision with respect to our common stock.

INDEX TO FINANCIAL STATEMENTS

AUDITED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020

CONDENSED UNAUDITED FINANCIAL STATEMENTS

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2022 AND 2021

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and the Board of Directors of Entrepreneur Universe Bright Group

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Entrepreneur Universe Bright Group and subsidiaries (the “Company”) as of December 31, 2021 and 2020, and the related consolidated statements of operations and comprehensive income, changes in stockholders’ equity and cash flows for each of the two years in the period ended December 31, 2021, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2021 and 2020, and the consolidated results of its operations and its cash flows for each of the two years in the period ended December 31, 2021, in conformity with U.S. generally accepted accounting principles.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the consolidated financial statements that were communicated or required to be communicated to the audit committee and that: (l) relate to accounts or disclosures that are material to the consolidated financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there are no critical audit matters.

/s/ Centurion ZD CPA & Co.
Centurion ZD CPA & Co.

We have served as the Company’s auditor since 2020.

Hong Kong, China

April 15, 2022

PCAOB ID: 2769

ENTREPRENEUR UNIVERSE BRIGHT GROUP

CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 31, 2021 AND 2020

(In U.S. dollars except for number of shares)

	2021	2020
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$7,649,129	$3,846,470
Debt products	-	3,058,041
Accounts receivable	67,940	202,183
Other receivables and prepayments	55,925	50,306
Loan to a related company	-	186,796
Total current assets	7,772,994	7,343,796

NON-CURRENT ASSETS
Plant and equipment, net	281,448	355,609
Operating lease right-of-use assets, net	146,698	25,615
Total non-current assets	428,146	381,224

TOTAL ASSETS	$8,201,140	$7,725,020

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$115,833	$-
Other payables and accrued liabilities	402,158	618,508
Contract liabilities	216,142	-
Receipt in advance	5,161	50,369
Operating lease liabilities, current	59,370	29,933
Tax payables	39,545	595,338
Amount due to a shareholder	-	53,000
Amount due to a director	171,443	51,309
Borrowings	-	128,996
Total current liabilities	1,009,652	1,527,453

NON-CURRENT LIABILITY
Deferred tax liabilities	342,546	626,546
Operating lease liabilities, non-current	87,328	-
Total non-current liabilities	429,874	626,546

TOTAL LIABILITIES	1,439,526	2,153,999

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY
Preferred stock, par value $0.0001 per share, 1,100,000 shares authorized, Nil (December 31, 2020: Nil) shares issued and outstanding as of December 31, 2021	-	-
Common stock, par value $0.0001 per share; 1,800,000,000 shares authorized, 1,701,181,423 (December 31, 2020: 1,701,181,423) shares issued and outstanding as of December 31, 2021	170,118	170,118
Additional paid-in capital	6,453,048	6,453,048
Statutory reserves	65,911	65,911
Accumulated deficit	(357,403)	(1,443,803)
Accumulated other comprehensive income	429,940	325,747
Total stockholders’ equity	6,761,614	5,571,021
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$8,201,140	$7,725,020

The accompanying notes are an integral part of these consolidated financial statements.

ENTREPRENEUR UNIVERSE BRIGHT GROUP

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020

(In U.S. dollars except for number of shares)

	2021	2020
Revenue	$5,637,396	$9,187,023
Cost of revenue	(1,827,082)	(661,462)
Gross profit	3,810,314	8,525,561
Selling expenses	(253,958)	(188,900)
General and administrative expenses	(1,668,432)	(935,302)
Profit from operations	1,887,924	7,401,359
Other income (expenses):
Interest income	76,952	36,721
Exchange loss	(476)	(813)
Sundry income	110,916	35,648
Total other income, net	187,392	71,556
Income before income tax	2,075,316	7,472,915
Income tax expense	(988,916)	(2,504,845)
Net income	$1,086,400	$4,968,070
Other comprehensive income
Foreign currency translation adjustment	104,193	329,795
Total comprehensive income	$1,190,593	$5,297,865

Net income per share - Basic and diluted	$0.00 *	$0.00 *
Weighted average number of common shares outstanding
- Basic and Diluted	1,701,181,423	1,701,181,423

*	Less than $0.01 per share

The accompanying notes are an integral part of these consolidated financial statements.

ENTREPRENEUR UNIVERSE BRIGHT GROUP

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020

(In U.S. dollars except for number of shares)

	Common Stock		Additional	Preferred stock				Accumulated Other Comprehensive	Total
	Number of		Paid-In	Number of		Statutory	Accumulated	Income	Stockholders’
	Shares	Amount	Capital	Shares	Amount	Reserve	Deficit	(Loss)	Equity
Balance as of January 1, 2020	1,701,181,423	$170,118	$6,453,048	-	$-	$34,720	$(6,380,682)	$(4,048)	$273,156

Net income	-	-	-	-	-	-	4,968,070	-	4,968,070
Foreign currency translation adjustment	-	-	-	-	-	-	-	329,795	329,795
Statutory reserve	-	-	-	-	-	31,191	(31,191)	-	-

Balance as of December 31, 2020	1,701,181,423	$170,118	$6,453,048	-	$-	$65,911	$(1,443,803)	$325,747	$5,571,021

Net income	-	-	-	-	-	-	1,086,400	-	1,086,400
Foreign currency translation adjustment	-	-	-	-	-	-	-	104,193	104,193

Balance as of December 31, 2021	1,701,181,423	$170,118	$6,453,048	-	$-	$65,911	$(357,403)	429,940	6,761,614

The accompanying notes are an integral part of these consolidated financial statements.

ENTREPRENEUR UNIVERSE BRIGHT GROUP

CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020

(In U.S. dollars)

	2021	2020
Cash flows from operating activities
Net income	$1,086,400	$4,968,070
Adjustments to reconcile net income to cash used in operating activities:
Depreciation	83,212	32,059
Amortization of operating lease right-of-use assets	39,367	31,350
Deferred tax	(293,366)	552,005
Changes in operating assets and liabilities:
Other receivables and prepayments	(5,186)	(27,577)
Accounts receivable	137,165	(28,585)
Amount due from a related company	-	235,930
Amount due to a shareholder	(53,000)	53,000
Accounts payable	115,561	(57,954)
Other payables and accrued liabilities	(220,493)	395,583
Tax payables	(563,979)	415,984
Contract liabilities	215,636	(87,490)
Receipt in advance	(45,909)	29,104
Operating lease liabilities	(43,745)	(27,259)
Net cash generated from operating activities	451,663	6,484,220

Cash flows from investing activities
Purchase of property, plant and equipment	-	(369,021)
Acquisition of debt products	(2,789,855)	(2,897,689)
Redemption of debt products	5,889,695	-
Loan to a related company	(123,994)	(147,912)
Repayment from a related company	313,343	-
Net cash generated from (used in) investing activities	3,289,189	(3,414,622)

Cash flows from financing activities
Proceed from borrowings	-	128,927
Repayment of borrowings	(128,656)	-
Advance from a director	121,090	41,271
Net cash (used in) generated from financing activities	(7,566)	170,198

Effect of exchange rates on cash	69,373	206,796

Net increase in cash and cash equivalents	3,802,659	3,446,592
Cash and cash equivalents at beginning of year	3,846,470	399,878
Cash and cash equivalents at end of year	$7,649,129	$3,846,470

Supplemental cash flow information
Cash paid during the year for:
Income taxes	$1,326,242	$1,536,857
Withholding tax paid	$518,702	$-
Non-cash financing activities Operating lease assets obtained in exchange for operating lease obligations	$171,419	$55,622

The accompanying notes are an integral part of these consolidated financial statements.

ENTREPRENEUR UNIVERSE BRIGHT GROUP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020

(In U.S. dollars except for number of shares)

NOTE 1 – ORGANIZATION AND BUSINESS

Entrepreneur Universe Bright Group (“EUBG” or the “Company”), formerly known as Ketcher Industries LLC and REE International, Inc., was incorporated in the State of Nevada on April 21, 1999 under the name LE GOURMET CO, INC. Since its inception, the Company had the following name changes: On March 17, 2003, to Estelle Reyna, Inc.; on September 11, 2003 to Karma Media, Inc.; on July 8, 2005 to Pitboss Entertainment, Inc.; on March 3, 2006 to US Energy Holdings, Inc.; on December 20, 2006 to Lonestar Group Holdings Company; on November 9, 2007 to Guardian Angel Group, Inc.; on May 18, 2011 to REE International, Inc.; and on March 23, 2020, the Company filed a Certificate of Amendment to the Nevada Secretary of State amending Article I of its Articles of Incorporation changing the Company’s name to Entrepreneur Universe Bright Group, with an effective date of April 3, 2020.

Lonestar Group Holdings Company was a voluntary filer and filed a Form 15 with the Securities and Exchange Commission (“SEC”) on August 20, 2007.

In July 2018, XTC Inc. (“XTC”), a shareholder of the Company, petitioned the Eight Judicial District Court in Clark County, Nevada (the “Court”), for appointment as custodian of the Company. On September 4, 2018, the Court granted XTC custodianship of the Company with the right to appoint officers and directors, negotiate and compromise debt, execute contracts, issue stock and authorize new classes of stock (“Custodianship”).

Since the Form 15 filing on August 20, 2007 and prior to the Custodianship, the management believes that the Company was inactive with no business operations. In December 2018, XTC filed a Certificate of Revival for a revival of its charter, effective December 13, 2018, with the Nevada Secretary of State. XTC acted together with MXD Inc. (“MXD”) to revive the Company and to get current. MXD is a private company incorporated in the State of Colorado. As the president of XTC is also the president of MXD, the Company considered that the XTC and MXD are under common control.

XTC and MXD performed the following actions in its capacity as custodian:

●	Funded all expenses of the Company including paying off all outstanding liabilities discovered;

●	Brought the Company back in compliance with the Nevada Secretary of State, resident agent, transfer agent, OTC Markets Group;

●	Brought in and paid for accounting professionals as well as securities counsel.

On December 18, 2018, the Company formed REE International, Inc. Colorado (“REE-CO”). On December 21, 2018, the Company entered into an Agreement for Divestiture of Assets to Subsidiary with REE-CO, where the Company transferred all assets, liabilities, and business to REE-CO. in exchange for 1,000 shares of REE-CO, and became the parent company of REE-CO. Since then, the Company has no assets, liabilities and business.

On December 28, 2018, the Company entered into a Sale and Purchase Agreement (the “SPA”) with XTC to transfer 1,000 common shares of REE-CO to XTC at nil cash consideration (with XTC assuming all of the obligations and liabilities of REE-CO). Pursuant to the SPA, all the assets and liabilities previously reported in the Company’s financial statements were acquired by XTC and all the continuing obligations assumed were taken up by XTC. The gain on disposal of $328,423 was recognized in additional paid-up capital for the year ended December 31, 2018. Since the closing of the SPA, REE-CO ceased to be a subsidiary of the Company on the same date, and the Company no longer had any assets, liabilities and business.

In consideration of the payments made to revive the Company and get current by the XTC and MXD, the Company issued 1,000,000 shares of Series A Preferred Stock to MXD on December 11, 2018 and issued 50,000 shares of Series B Preferred Stock to XTC on February 27, 2019, respectively.

On March 5, 2019 the total authorized common stock was increased to 1,800,000,000.

On April 24, 2019, XTC was discharged as custodian of the Company. Prior to the Custodianship and immediately before May 15, 2019, the Company has abandoned all of its business operations.

On May 15, 2019, 1,590,605,141 shares of common stock of the Company was issued to MXD (the “Issuance”) as consideration for its services to revive the Company and get current, at an aggregate fair value of $135,000, which was recognized as share-based payments for the year ended December 31, 2019. On the same date, MXD and XTC agreed to voluntarily retire 1,000,000 shares of Series A Preferred Stock and 50,000 shares of Series B Preferred Stock, respectively.

Immediately after the Issuance, MXD entered into certain Sale and Purchase Agreements, dated May 15, 2019 (the “Stock Purchase Agreements”), with Tethys Fountain Limited, New Finance Consultants Limited, Jia Wang, Jianyong Li, Haijun Jiang, Xuebin Wu and Fanfan Chen (collectively, the “Purchasers”), to transfer all its 1,590,605,141 shares of common stock of the Company to the Purchasers in exchange for an aggregate purchase price of $135,000. Upon the closing of the Stock Purchase Agreements, the Purchasers collectively owned 93.5% of the issued and outstanding shares of the Company’s common stock, and Tethys Fountain Limited became the controlling shareholder of the Company.

The Company currently trades on the Pink Sheet under the symbol “EUBG”. The Company’s fiscal year end is December 31st.

The Company, through its wholly owned subsidiaries, mainly engages in provision of digital marketing consultation services in Hong Kong and China.

Company name	Place/date of incorporation	Principal activities
1. Entrepreneurship World Technology Holding Group Company Limited	Hong Kong/May 15, 2019	Provision of consulting and promotional services

2. Xian Yunchuang Space Information Technology Co., Ltd.	The People’s Republic of China (“PRC”)/October 18, 2019	Provision of digital marketing consultation services

3. Xian Yunchuang Space Information Technology Co., Ltd, BaiYin Branch	PRC/May 7, 2020	Provision of digital marketing consultation services

COVID-19

In early January of 2020, a novel coronavirus (“COVID-19”) outbreak took place in Wuhan, China. Subsequently, it has spread rapidly to Asia and other parts of the world. The COVID-19 outbreak has resulted in widespread economic disruptions in China, as well as stringent government measures by the Chinese government to contain its transmissions including quarantines, travel restrictions, and temporary closures of non-essential businesses in China and elsewhere. The outbreak in China mainly occurred in the first quarter of 2020, and it gradually stabilized and business activities started to resume under the guidance and support of the government since late second quarter of 2020.

As of December 31, 2020, the COVID-19 outbreak in China appears to be generally under control and business activities have recovered on the whole. In addition, the Company resumed contacting potential customers as of June 2020, and the aforementioned negative impact has been further mitigated since the third quarter of 2020, when the outbreak became more stabilized in China and other regions in the world. However, sporadic cases continue to be found during the first half year of 2021 in China. For example, a new Delta variant of COVID-19 had been found in certain cities in China in the second quarter of 2021, which may cause another outbreak, thus increasing risks and possible further disruption to businesses. Therefore, certain of the Company’s consulting services were suspended from April 2021 to August 2021. We have resumed these consulting businesses from August 2021 in order to maintain diversified services for the Company’s customers.

As of December 31, 2021, the COVID-19 pandemic continues to be dynamic, and near-term challenges across the economy remain. Although vaccines are now being distributed and administered across many parts of the world, new variants of the virus have emerged and may continue to emerge that have shown to be more contagious. We continue to adhere to applicable governmental and commercial restrictions and to work to mitigate the impact of COVID-19 on our employees, customers, communities, liquidity and financial position. The extent to which the COVID-19 outbreak may impact the company’s business, operations and financial results from this point forward will depend on numerous evolving factors that the company cannot accurately predict. Those factors include the following: the duration and scope of the pandemic; governmental, business and individuals’ actions in response to the pandemic in the future; and any other further development of the COVID-19 outbreak.

Substantially all of the Company’s revenues and operations are concentrated in China. Consequently, our results of operations and financial performances have been affected since 2020 and into the first quarter of 2022. Due to the government measures taken to contain COVID-19, the offline activities of the Company’s PRC subsidiary were restricted from late January to May 2020, resulting in cancellations or postponements of the marketing efforts of our customers. In addition, due to widespread economic disruptions during the outbreak, demand for the Company’s consulting services by small and medium-sized enterprises were also adversely affected. Specifically, as a result of government mandated closures of non-essential business in China, many of the Company’s customers’ business were suspended while others permanently closed their businesses. From December 22, 2021 to January 24, 2022, Xian city, the PRC, went into lockdown following a coronavirus outbreak that officials attributed to the delta variant. This affected both the Company’s digital marketing consulting services and our KOL Training Related Services.

The Company achieved an operating revenue of $5,637,396 and $9,187,023 for the years ended December 31, 2021 and 2020, respectively, representing a decrease of approximately 38.6% from the prior year. COVID-19 has and may continue to adversely affect the Company’s financial and business performance.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with United States of America generally accepted accounting principles (“U.S. GAAP”).

After the close of the year to which these financial statements relate, the Company experienced (and continues to experience) adverse impacts of novel coronavirus (COVID-19) and the related public health orders. In December 2021, there was a COVID-19 outbreak in Xian city, the PRC. Finally, the Company expects that the impact of the COVID-19 outbreak on the United States and world economies will continue to have a material adverse impact on the demand for the Company’s business. Because of the significant uncertainties surrounding the COVID-19 pandemic, the extent of the business interruption and the related financial impact cannot be reasonably estimated at this time.

Use of Estimates

The preparation of these financial statements in conformity with U.S. GAAP requires management of the Company to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues, costs and expenses, and related disclosures. On an ongoing basis, the Company evaluates its estimates based on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. Identified below are the accounting policies that reflect the Company’s most significant estimates and judgments, and those that the Company believes are the most critical to fully understanding and evaluating its consolidated financial statements.

The COVID-19 pandemic has created and may continue to create significant uncertainty in macroeconomic conditions, which may cause further business slowdowns or shutdowns, depress demand for the Company’s business, and adversely impact its results of operations. During the year ended December 31, 2021, the Company faced increasing uncertainties around its estimates of revenue collectability and accounts receivable credit losses. The Company expects uncertainties around its key accounting estimates to continue to evolve depending on the duration and degree of impact associated with the COVID-19 pandemic. Its estimates may change as new events occur and additional information emerges, and such changes are recognized or disclosed in its consolidated financial statements.

Recently Adopted Accounting Standards

In December 2019, the FASB issued ASU 2019-12, Simplifying the Accounting for Income Taxes, which simplifies the accounting for income taxes, eliminates certain exceptions within ASC 740, Income Taxes, and clarifies certain aspects of the current guidance to promote consistent application among reporting entities. Upon adoption, the Company must apply certain aspects of this standard retrospectively for all periods presented while other aspects are applied on a modified retrospective basis through a cumulative-effect adjustment to retained earnings as of the beginning of the fiscal year of adoption. The Company applied the new standard beginning January 1, 2021. The adoption of ASU 2019-12 did not have any impact on the Company’s consolidated financial statement presentation or disclosures.

In August 2020, the FASB issued ASU No. 2020-06 (“ASU 2020-06”) “Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40).” ASU 2020-06 reduces the number of accounting models for convertible debt instruments by eliminating the cash conversion and beneficial conversion models. As a result, a convertible debt instrument will be accounted for as a single liability measured at its amortized cost as long as no other features require bifurcation and recognition as derivatives. For contracts in an entity’s own equity, the type of contracts primarily affected by this update are freestanding and embedded features that are accounted for as derivatives under the current guidance due to a failure to meet the settlement conditions of the derivative scope exception. This update simplifies the related settlement assessment by removing the requirements to (i) consider whether the contract would be settled in registered shares, (ii) consider whether collateral is required to be posted, and (iii) assess shareholder rights. ASU 2020-06 is effective for fiscal years beginning after December 15, 2023. Early adoption is permitted, but no earlier than fiscal years beginning after December 15, 2020, and only if adopted as of the beginning of such fiscal year. The Company adopted ASU 2020-06 effective January 1, 2021. The adoption of ASU 2020-06 did not have any impact on the Company’s consolidated financial statement presentation or disclosures. The adoption of ASU 2020-06 did not have any impact on the Company’s consolidated financial statement presentation or disclosures.

Recently Issued Accounting Standards

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments-Credit Losses (Topic 326) (“ASU 2016-13”), which requires entities to measure all expected credit losses for financial assets held at the reporting date based on historical experience, current conditions, and reasonable and supportable forecasts. ASU 2016-13 replaces the existing incurred loss model and is applicable to the measurement of credit losses on financial assets measured at amortized cost. ASU 2016-13 is to be adopted on a modified retrospective basis. As a smaller reporting company, ASU 2016-13 will be effective for the Company for interim and annual reporting periods beginning after December 15, 2022. The Company is currently evaluating the impact that the adoption of ASU 2016-13 will have on its consolidated financial statement presentations and disclosures.

In May 2021, the FASB issued ASU 2021-04, Earnings Per Share (Topic 260), Debt — Modifications and Extinguishments (Subtopic 470-50), Compensation — Stock Compensation (Topic 718), and Derivatives and Hedging — Contracts in Entity’s Own Equity (Subtopic 815-40): Issuer’s Accounting for Certain Modifications or Exchanges of Freestanding Equity-Classified Written Call Options (“ASU 2021-04”). ASU 2021-04 provides guidance as to how an issuer should account for a modification of the terms or conditions or an exchange of a freestanding equity-classified written call option (i.e., a warrant) that remains classified after modification or exchange as an exchange of the original instrument for a new instrument. An issuer should measure the effect of a modification or exchange as the difference between the fair value of the modified or exchanged warrant and the fair value of that warrant immediately before modification or exchange and then apply a recognition model that comprises four categories of transactions and the corresponding accounting treatment for each category (equity issuance, debt origination, debt modification, and modifications unrelated to equity issuance and debt origination or modification). ASU 2021-04 is effective for all entities for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years. An entity should apply the guidance provided in ASU 2021-04 prospectively to modifications or exchanges occurring on or after the effective date. Early adoption is permitted for all entities, including adoption in an interim period. If an entity elects to early adopt ASU 2021-04 in an interim period, the guidance should be applied as of the beginning of the fiscal year that includes that interim period. The adoption of ASU 2021-04 is not expected to have any impact on the Company’s consolidated financial statement presentation or disclosures.

In November 2021, the FASB issued ASU 2021-10, Government Assistance (Topic 832): Disclosures by Business Entities about Government Assistance. This update requires certain annual disclosures about transactions with a government that are accounted for by applying a grant or contribution accounting model by analogy. This update is effective for annual periods beginning after December 15, 2021, and early application is permitted. This guidance should be applied either prospectively to all transactions that are reflected in financial statements at the date of initial application and new transactions that are entered into after the date of initial application or retrospectively to those transactions. The Company does not expect the impact of this guidance to have a material impact on the Company’s consolidated financial statements.

Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on the Company’s consolidated financial statements upon adoption.

Basis of Consolidation and Noncontrolling Interests

The consolidated financial statements include the financial statements of the Company and its subsidiaries. All significant inter-company balances and transactions within the Company have been eliminated upon consolidation.

A subsidiary is an entity in which (i) the Company directly or indirectly controls more than 50% of the voting power; or (ii) the Company has the power to appoint or remove the majority of the members of the board of directors or to cast a majority of votes at the meeting of the board of directors or to govern the financial and operating policies of the investee pursuant to a statute or under an agreement among the shareholders or equity holders.

Leases

The Company determines if an arrangement is a lease or contains a lease at inception. Operating lease liabilities are recognized based on the present value of the remaining lease payments, discounted using the discount rate for the lease at the commencement date. As the rate implicit in the lease is not readily determinable for the operating lease, the Company generally uses an incremental borrowing rate based on information available at the commencement date to determine the present value of future lease payments. Operating lease right-of-use (“ROU assets”) assets represent the Company’s right to control the use of an identified asset for the lease term and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. ROU assets are generally recognized based on the amount of the initial measurement of the lease liability. Lease expense is recognized on a straight-line basis over the lease term. The Company elected the package of practical expedients permitted under the transition guidance to combine the lease and non-lease components as a single lease component for operating leases associated with the Company’s office space lease, and to keep leases with an initial term of 12 months or less off the balance sheet and recognize the associated lease payments in the consolidated statements of income on a straight-line basis over the lease term.

ROU assets are reviewed for impairment when indicators of impairment are present. ROU assets from operating and finance leases are subject to the impairment guidance in ASC 360, Property, Plant, and Equipment, as ROU assets are long-lived nonfinancial assets.

ROU assets are tested for impairment individually or as part of an asset group if the cash flows related to the ROU asset are not independent from the cash flows of other assets and liabilities. An asset group is the unit of accounting for long-lived assets to be held and used, which represents the lowest level for which identifiable cash flows are largely independent of the cash flows of other groups of assets and liabilities.

The Company recognized no impairment of ROU assets as of December 31, 2021 and December 31, 2020.

The operating lease is included in operating lease right-of-use assets, operating lease liabilities-current and operating lease liabilities-non-current on the Company’s consolidated balance sheets.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers cash, money market funds, investments in interest bearing demand deposit accounts, time deposits and all highly liquid investments placed with banks or other financial institutions with an original maturity of three months or less to be cash equivalents.

As of December 31, 2021, cash held in accounts managed by online payment platforms such as Alipay and WeChat Pay amounted to $161,188 (as at December 31, 2020: Nil), which have been classified as cash and cash equivalents in the consolidated balance sheets.

Accounts receivable

Accounts receivable are recorded at the invoiced amount, net of allowances for doubtful accounts and sales returns. The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in the Company’s existing accounts receivable. The Company determines the allowance based on historical write-off experience, customer specific facts and economic conditions.

Outstanding accounts receivable balances are reviewed individually for collectability. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote.

Debt products

All debt products are carried at fair value at the end of each reporting period. Changes in the carrying amount of debt products relating to interest income calculated using the effective interest method are recognized in consolidated statement of profit or loss. Other changes in the carrying amount of these products, net of any related tax effects, are excluded form earnings and are included in other comprehensive income or loss and reported as a separate component of stockholders’ equity or deficit until realized. Realized gains and losses and declines in value judged to be other than temporary, if any, on debt products are included in other income (expense), net.

The Company regularly reviews all of its investments for other-than-temporary declines in estimated fair value. Its review includes the consideration of the cause of the impairment, including the creditworthiness of the security issuers, the number of securities in an unrealized loss position, the severity and duration of the unrealized losses, whether the Company has the intent to sell the securities and whether it is more likely than not that the Company will be required to sell the securities before the recovery of their amortized cost basis. When the Company determines that the decline in estimated fair value of an investment is below the amortized cost basis and the decline is other-than-temporary, it reduces the carrying value of the security and record a loss for the amount of such decline. The Company has not recorded any declines in value judged to be other than temporary on its investments in debt securities.

Plant and equipment

Plant and equipment are recorded at cost less accumulated depreciation and accumulated impairment. Depreciation is computed using the straight-line method over the estimated useful lives of the assets.

Estimated useful lives (years)
Motor vehicle	4 - 5

The gain or loss on the disposal of plant and equipment is the difference between the net sales proceeds and the lower of the carrying value or fair value less cost to sell the relevant assets and is recognized in general and administrative expenses in the consolidated statements of comprehensive income.

Impairment of Long-lived Assets

In accordance with ASC 360-10-35, we review the carrying values of long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. The Company assesses the recover-ability of the assets based on the non-discounted future cash flows the assets are expected to generate and recognize an impairment loss when estimated discounted future cash flows expected to result from the use of the asset plus net proceeds expected from disposition of the asset, if any, are less than the carrying value of the asset. If an impairment is identified, the Company would reduce the carrying amount of the asset to its estimated fair value based on a discounted cash flows approach or, when available and appropriate, to comparable market values. No impairment has been recorded by the Company for the years ended December 31, 2021 and 2020.

Revenue Recognition

The Company recognizes revenues when its customer obtains control of promised goods or services, in an amount that reflects the consideration which it expects to receive in exchange for those goods. The Company recognizes revenues following the five step model prescribed under ASU No. 2014-09: (i) identify contract(s) with a customer; (ii) identify the performance obligations in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligations in the contract; and (v) recognize revenues when (or as) we satisfy the performance obligation.

The Company evaluates if it is a principal or an agent in a transaction to determine whether revenue should be recorded on a gross or net basis. The Company is acting as the principal if it obtains control over the goods and services before they are transferred to customers. When the Company is primarily obligated in a transaction, is generally subject to inventory risk, has latitude in establishing prices, or has several but not all of these indicators, the Company acts as the principal and revenue is recorded on a gross basis. When the Company is not primarily obligated in a transaction, does not generally bear the inventory risk and does not have the ability to establish the price, the Company acts as the agent and revenue is recorded on a net basis

The Company derives its revenue primarily from net transaction services, including consultancy services, sourcing and marketing services, and digital training related services.

Consultancy services

The Company generates the majority of its revenues by providing consulting services to its clients. Most of its consulting service contracts are based on one of the following types of arrangements:

Performance-based arrangements represent forms of variable consideration determined by pre-established fixed rates. In these arrangements, the Company’s fees are based on the attainment of contractually defined objectives with our client, such as assisting the client in achieving a specific business objective (e.g. end customer placed an order to buy a product or enroll a course). The Company is entitled a fixed rate on revenue generated by the client that are related to the scope of respective consultancy services upon client acceptance on the services provided.

Fixed-fee arrangements require the client to pay a pre-established fee in exchange for a pre-determined set of professional services. Generally, the client agrees to pay a fixed fee prior to contract inception. The Company recognizes revenues for its professional services rendered under these fixed-fee billing arrangements monthly over the specified contract term.

Sourcing and marketing services

The Company provides agency-based sourcing and digital marketing services to connect marketplace operators and merchants. Most of its sourcing and marketing services are based on one of the following types of arrangements:

Agency-based sourcing services represents product procurement on behalf of marketplace operators. The Company recognized revenues from agency-based sourcing at a fixed rate on the value of goods that are sourced and delivered to the ultimate customers by the merchants. The Company reports revenues from these transactions on a net basis because the performance obligation is to facilitate a transaction between marketplace operators and merchants, for which the Company did not obtain the control over the products before passing on to the end customers. The Company is not primarily responsible for fulfilling the promise and not exposed to inventory risk.

Digital marketing services are provided to the marketplace to promote designated products or services through social medial influencers engaged by the Company. The Company is entitled to a fixed rate on the revenue generated by the marketplace that are related to the designated products or services.

The post-sale services, goods return and other kinds of product issue are responsibilities of the merchants. Upon successful delivery to ultimate customers by the merchants, there is no unfulfilled obligation that could affect the marketplace operators’ and merchants’ acceptance of the services provided. The acceptance provisions have lapsed, or the Company has objective evidence that all criteria for acceptance have been satisfied.

Digital training related services

Fixed-fee digital training related services are provided to clients who are interested to conduct live-broadcasting business through social medias. The Company require the clients to pay a pre-established fee in exchange for the services. Revenues are recognized when promised services (e.g. preliminary consulting work, setting up an e-learning account and delivery of learning materials) are delivered to the clients.

The Company derived services revenues of $4,152,617 and $8,592,970 for the years ended December 31, 2021 and 2020, respectively, from provision of certain consultancy services and sourcing and marketing services through the program application (“App”) platform managed by a related company, Xi’an Chuangyetianxia Network Technology Co., Ltd. (“Xian CNT”). The Company CEO, Mr. Tao, has significant influence over Xian CNT.

During the years ended December 31, 2021 and 2020, revenues generated from Xian CNT are disclosed in note 5 of the consolidated financial statements.

Practical expedients and exemption

The Company has not occurred any costs to obtain contracts, and does not disclose the value of unsatisfied performance obligations for contracts with an original expected length of one year or less.

Other service income is earned when services have been rendered.

Revenue by major service line

	2021	2020
Consultancy services	4,237,261	8,984,967
Sourcing and marketing services	223,620	202,056
Digital training related services	1,176,515	-
	$5,637,396	$9,187,023

Revenue by recognition over time vs point in time

	2021	2020
Revenue recognized at a point in time	5,637,396	9,100,334
Revenue recognized over time	-	86,689
	$5,637,396	$9,187,023

Revenue recorded on a gross vs net basis

	2021	2020
Revenue recorded on a gross basis	5,413,776	8,984,967
Revenue recorded on a net basis	223,620	202,056
	$5,637,396	$9,187,023

Contract liabilities

The Company’s contract liabilities consist of deferred revenue associated with consultancy fees and provision of fixed-fee training related services. The table below presents the activity of the deferred consultancy services revenue during the years ended December 31, 2021 and 2020, respectively:

	2021	2020
Balance at beginning of year	$-	$87,136
Service fees collected	1,377,349	-
Service revenue earned	(1,176,515)	(86,689)
Exchange realignment	15,308	(447)
Balance at end of year	$216,142	$-

Cost of revenue

Cost of revenues consists primarily of employee compensation, service fees, agency fees, and the related IT expenses, which are directly attributable to the revenues

Employee benefits

Full time employees of the Company in the PRC participate in a government mandated defined contribution plan, pursuant to which certain pension benefits, medical care, employee housing fund and other welfare benefits are provided to the employees. Chinese labor regulations require that the PRC subsidiary of the Company make contributions to the government for these benefits based on certain percentages of the employees’ salaries, up to a maximum amount specified by the local government. The Company has no legal obligation for the benefits beyond the contributions made. Total amounts of such employee benefit expenses, which were expensed as incurred, were approximately $124,386 (including prior years housing funds of $11,014) and $4,911 for the years ended December 31, 2021 and 2020, respectively.

Foreign Currency and Foreign Currency Translation

The reporting currency of the Company is the United States dollar (“US dollar”). The financial records of the Company’s PRC operating subsidiaries are maintained in their local currency, the Renminbi (“RMB”), which is the functional currency. The financial records of the Company’s Hong Kong operating subsidiary are maintained in its local currency, the Hong Kong Dollar (“HKD”), which is the functional currency. Assets and liabilities of the subsidiaries are translated into the reporting currency at the exchange rates at the balance sheet date, equity accounts are translated at historical exchange rates, and income and expense items are translated using the average rate for the year. The translation adjustments are recorded in accumulated other comprehensive loss under shareholders’ equity.

Monetary assets and liabilities denominated in currencies other than the applicable functional currencies are translated into the functional currencies at the prevailing rates of exchange at the balance sheet date. Nonmonetary assets and liabilities are remeasured into the applicable functional currencies at historical exchange rates. Transactions in currencies other than the applicable functional currencies during the year are converted into the functional currencies at the applicable rates of exchange prevailing at the transaction dates. Transaction gains and losses are recognized in the consolidated statements of operations.

RMB is not a fully convertible currency. All foreign exchange transactions involving RMB must take place either through the People’s Bank of China (the “PBOC”) or other institutions authorized to buy and sell foreign exchange. The exchange rates adopted for the foreign exchange transactions are the rates of exchange quoted by the PBOC, which are determined largely by supply and demand. Translation of amounts from RMB into US dollars has been made at the following exchange rates for the respective periods:

Year ended December 31, 2020
Balance sheet, except for equity accounts	RMB 6.5401 to US$1.00
Income statement and cash flows	RMB 6.9021 to US$1.00

Year ended December 31, 2021
Balance sheet, except for equity accounts	RMB 6.3559 to US$1.00
Income statement and cash flows	RMB 6.4519 to US$1.00

During the years presented, HKD is pegged to the U.S. dollar within a narrow range.

Income Taxes

Income taxes are accounted for using an asset and liability approach which requires the recognition of income taxes payable or refundable for the current year and deferred tax liabilities and assets for the future tax consequences of events that have been recognized in the Company’s financial statements or tax returns. Deferred income taxes are determined based on the differences between the accounting basis and the tax basis of assets and liabilities and are measured using the currently enacted tax rates and laws. Deferred tax assets are reduced by a valuation allowance, if based on available evidence, it is considered that it is more likely than not that some portion of or all of the deferred tax assets will not be realized. In making such determination, the Company considers factors including future reversals of existing taxable temporary differences, future profitability, and tax planning strategies. If events were to occur in the future that would allow the Company to realize more of its deferred tax assets than the presently recorded net amount, an adjustment would be made to the deferred tax assets that would increase income for the period when those events occurred. If events were to occur in the future that would require the Company to realize less of its deferred tax assets than the presently recorded net amount, an adjustment would be made to the valuation allowance against deferred tax assets that would decrease income for the period when those events occurred. Significant management judgment is required in determining income tax expense and deferred tax assets and liabilities.

The Company conducts business in the PRC and Hong Kong and is subject to tax in these jurisdictions. As a result of its business activities, the Company will file tax returns that are subject to examination by the respective tax authorities.

Uncertain Tax Positions

Management reviews regularly the adequacy of the provisions for taxes as they relate to the Company’s income and transactions. In order to assess uncertain tax positions, the Company applies a more likely than not threshold and a two-step approach for tax position measurement and financial statement recognition. For the two-step approach, the first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates that it is more likely than not that the position will be sustained, including resolution of related appeals or litigation processes, if any. The second step is to measure the tax benefit as the largest amount that is more than 50% likely to be realized upon settlement. As of December 31, 2021 and 2020, the Company had not recorded any liability for uncertain tax positions. In subsequent periods, any interest and penalties related to uncertain tax positions will be recognized as a component of income tax expense.

Net income per Share of Common Stock

The Company has adopted ASC Topic 260, “Earnings per Share,” (“EPS”) which requires presentation of basic EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation. In the accompanying financial statements, basic earnings (loss) per share is computed by dividing net income by the weighted average number of shares of common stock outstanding during the year.

	2021		2020
Net income	$1,086,400		$4,968,070

Weighted average number of common stock outstanding
- basic and diluted	1,701,181,423		1,701,181,423

Net income per share
- basic and diluted	$0.00	*	$0.00	*

*	Less than $0.01 per share

The calculation of basic net income per share of common stock is based on the net income for the years ended December 31, 2021 and 2020 and the weighted average number of ordinary shares outstanding.

For the years ended December 31, 2021 and 2020, the Company has no potentially dilutive securities, such as options or warrants, currently issued and outstanding.

Segments

The Company uses the “management approach” in determining reportable operating segments. The management approach considers the internal organization and reporting used by the Company’s chief operating decision maker for making operating decisions and assessing performance as the source for determining the Company’s reportable segments. Management, including the chief operating decision maker, reviews operating results solely by monthly revenue of marketing consultation services and operating results of the Company and, as such, the Company has determined that the Company has one operating segment (provision of consulting, sourcing and marketing services, and digital training related services in China) as defined by ASC Topic 280 “Segment Reporting”.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of cash and cash equivalents.

As of December 31, 2021 and 2020, $7,649,129 and $3,846,470 of the Company’s cash and cash equivalents, respectively were held at financial institutions and online payment platforms located in the PRC and Hong Kong that management believes to be of high credit quality. The Company has not experienced any losses on cash and cash equivalents to date. The Company does not require collateral or other securities to support financial instruments that are subject to credit risk.

The Company operates principally in the PRC and Hong Kong and grants credit to its customers in these geographic regions. Although the PRC is economically stable, it is always possible that unanticipated events in foreign countries could disrupt the Company’s operations.

Fair Value of Financial Instruments

ASC Topic 820, Fair Value Measurement and Disclosures, defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. This topic also establishes a fair value hierarchy, which requires classification based on observable and unobservable inputs when measuring fair value. Certain current assets and current liabilities are financial instruments. Management believes their carrying amounts are a reasonable estimate of fair value because of the short period of time between the origination of such instruments and their expected realization and, if applicable, their current interest rates are equivalent to interest rates currently available. The three levels of valuation hierarchy are defined as follows:

●	Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

●	Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

●	Level 3 inputs to the valuation methodology are unobservable and significant to the fair value measurement.

Valuation of debt products depends upon a number of factors, including prevailing interest rates for like securities, expected volatility in future interest rates, and other relevant terms of the debt. Other factors that may be considered include the borrower’s ability to adequately service its debt, the fair market value of the borrower in relation to the face amount of its outstanding debt and the quality of collateral securing the Company’s debt investments. The fair value of these debt products classified as Level 2 are established by reference to the prices quoted by respective fund administrators.

The carrying amounts of financial assets and liabilities, such as cash and cash equivalents, accounts receivable, other receivables, loan to a related company, accounts payable and other payables, amounts due to a director and a shareholder and borrowings approximate their fair values because of the short maturity of these instruments or the rate of interest of these instruments approximate the market rate of interest.

Comprehensive Income

Comprehensive income is defined as the change in equity of a company during a period from transactions and other events and circumstances excluding transactions resulting from investments from owners and distributions to owners. Accumulated other comprehensive income includes cumulative foreign currency translation adjustment.

NOTE 3 – DEBT PRODUCTS

	2021	2020
Debt products issued by bank, at fair value	$-	$3,058,041

Debt products include financial products issued and managed by banks in the PRC. The fair value of these debt products classified as Level 2 are established by reference to the prices quoted by the bank.

As at December 31, 2020, the debt products have no maturity date, and bear variable interest rate, currently at 2.35% per annum. No fair value change has been recognized for the year ended December 31, 2020. The debt products have been subsequently redeemed on February 2, 2021.

During the year ended December 31, 2021, the Company further acquired debt products of $2,789,855, which had no maturity date, and bear variable interest rate with a range from 2.45% to 3.02% per annum. All these newly acquired debt products had been redeemed on July 15, 2021 with a gain of $2,059.

NOTE 4 – PLANT AND EQUIPMENT

Plant and equipment as of December 31, 2021 and December 31, 2020 are summarized below:

	2021	2020
Motor vehicle	$400,732	$389,443
Less: Accumulated depreciation	(119,284)	(33,834)
Plant and equipment, net	$281,448	$355,609

Depreciation expenses, classified as operating expenses, were $83,212 and $32,059 for the years ended December 31, 2021 and 2020, respectively.

NOTE 5 – RELATED PARTY TRANSACTIONS

The following is the list of the related parties with which the Company had transactions for the years ended December 31, 2021 and 2020:

(a)	Xian CNT – a company incorporated in the PRC, Xian. As of December 31, 2021, the shareholders of Xian CNT are 90% owned by certain family members of Mr. Guolin Tao, among them - 45% is owned by the sister of Mr. Tao, Ms. Tao Zhiyan and 45% is owned by the brother-in-law of Mr. Guolin Tao, Mr. Pan Chang.

(b)	Baiyin Wujinxia Cultural Communication Co., Ltd. (“Baiyin Wujinxia”) – a company incorporated in the PRC, the Company CEO, Mr Tao held 60% equity interest from October 31, 2019 to January 25, 2021 and on January 26, 2021 fully transferred to Ms. Hanye Chang, spouse of Mr. Guolin Tao.

(c)	Ms. Hanye Chang, spouse of Mr. Guolin Tao.

(d)	Mr. Yong Chang, father in law of Mr. Guolin Tao

(e)	Mr. Jianyong Li, a director of the Company.

(f)	New Finance Consultants Limited, a shareholder of the Company, holding 8.3% equity interest as of December 31, 2021 and 2020.

(g)	Xian Yuanchuang Tribe Technology Co., Ltd. (“Yuanchuang Tribe”)– a company incorporated in the PRC, Ms. Hanyu Chang, spouse of Mr. Guolin Tao, indirectly held 29.99% equity interest from November 29, 2019 to February 10, 2021.

(h)	Xian Yuanchuang Federation Information Technology Co., Ltd. (“Yuanchuang Federation”)- a company incorporated in the PRC, Yuanchuang Tribe held 100% equity interest December 30, 2019 to September 10, 2021.

Related party transaction

	2021	2020
Sourcing and marketing services income generated from
- Xian CNT	$-	$49,259

Purchase of motor vehicles from
- Ms. Hanye Chang	-	86,931
- Mr. Yong Chang	-	45,639
- Mr. Jianyong Li	-	28,977

Interest income
- Baiyin Wujinxia	5,794	3,888

IT expenses
- Yuanchuang Tribe	60,718	-
- Yuanchuang Federation	86,718	-

Sourcing and marketing income were received by the Company at fees agreed by both parties in accordance with the relevant agreements.

Interest income was charged at an interest rate agreed by both parties in accordance with a loan agreement.

IT expenses were charged at fees agreed by both parties in accordance with the relevant services agreements.

Related party balances

	2021	2020
Loan to a related company
- Baiyin Wujinxia	$-	$186,796

Amount due to a director
- Mr. Guolin Tao	$171,443	$51,309

Amount due to a shareholder
- New Finance Consultants Limited	$-	$53,000

Accounts payable
- Yuanchuang Tribe	$16,135	$-
- Yuanchuang Federation	21,390	-

On November 1, 2019, the Company entered into a loan agreement with Baiyin Wujinxia to loan a total amount of $305,804 (RMB2,000,000) for a period from November 1, 2019 to September 30, 2021. The loan is unsecured and bears fixed interest at 4.75% per annum. The outstanding amount (including loan interest) as at December 31, 2020 was fully repaid on June 18, 2021 and the loan agreement was early terminated on the same date.

The amounts due to director/shareholder as of December 31, 2021 and 2020 are unsecured, non-interest bearing and repayable on demand.

On June 1, 2021, the Company entered into IT consultation agreements with Yuanchuang Tribe and Yuanchuang Federation, respectively. The outstanding amounts as at December 31, 2021 are subsequently settled in January 2022.

NOTE 6 – ACCOUNTS RECEIVABLE, NET

Accounts receivable as of December 31, 2021 and 2020:

	2021	2020
Account receivables	$67,940	$202,183
Less: Allowance for doubtful accounts	-	-
	$67,940	$202,183

NOTE 7 – OTHER RECEIVABLES AND PREPAYMENTS

Other receivables and prepayments consisted of the following as of December 31, 2021 and December 31, 2020:

	2021	2020
Deposits and other receivables	$18,430	$19,027
Prepayments	37,495	31,279
	$55,925	$50,306

NOTE 8 – LOAN RECEIVABLES

On February 8, 2021, the Company has provided a $500,000 loan to an independent customer of the Company’s consultancy business. The loan was interest-bearing at 10% per annum, repayable on February 7, 2022 and secured by the corporate guarantee of the customer. On August 5, 2021, the customer fully repaid the loan principal and interest.

Loan interest income was $23,660 for the year ended December 31, 2021.

NOTE 9 – ACCRUED LIABILITIES AND OTHER PAYABLES

Accrued liabilities and other payables consisted of the following as of December 31, 2021 and 2020:

	2021	2020
Other payables	83,494	110,599
Salary payable	105,294	229,010
Accrued audit fees	130,000	221,000
Other accrued expenses	83,370	57,899
	$402,158	$618,508

NOTE 10 – BORROWINGS

On April 20, 2020, the Company borrowed a loan of $128,927 (HK$1,000,000) from an unrelated individual. The loan was interest-free, unsecured, and repayable on April 2021. The Company repaid the borrowing on February 2, 2021.

NOTE 11 – COMMON STOCK

The Company was incorporated on April 21, 1999 with an authorized share capital of 25,000,000 common stock with a par value of $0.001 per share.

On March 5, 2019, the total number of authorized shares were increased to 1,800,000,000 common stock with a par value of $0.0001 per share.

NOTE 12 – STATUTORY RESERVES

As stipulated by the relevant laws and regulations in the PRC, company established in the PRC (the “PRC subsidiary”) is required to maintain a statutory reserve made out of profit for the year based on the PRC subsidiary’ statutory financial statements which are prepared in accordance with the accounting principles generally accepted in the PRC. The amount and allocation basis are decided by the director of the PRC subsidiary annually and is not to be less than 10% of the profit for the year of the PRC subsidiary. The aggregate amount allocated to the reserves will be limited to 50% of registered capital for certain subsidiaries. Statutory reserve can be used for expanding the capital base of the PRC subsidiary by means of capitalization issue.

In addition, as a result of the relevant PRC laws and regulations which impose restriction on distribution or transfer of assets out of the PRC statutory reserve, $65,911 representing the PRC statutory reserve of the subsidiary as of December 31, 2021 and 2020, are also considered under restriction for distribution.

NOTE 13 – INCOME TAXES

(a)	The local (United States) and foreign components of income (loss) before income taxes were comprised of the following:

	2021	2020
Tax jurisdictions from:
- Local	(791,930)	(365,055)
- Foreign, representing:
HK	(53,508)	45,181
PRC	2,920,754	7,792,789
Income before income taxes	$2,075,316	$7,472,915

Income is subject to tax in the various countries in which the Company operates.

The Company is incorporated in the State of Nevada and is subject to the U.S. federal tax and state tax. The Tax Cuts and Jobs Act of (“TCJ Act”) was signed into law in December 2017, and among its many provisions, it imposed a mandatory one-time transition tax on undistributed international earnings and reduced the U.S. corporate income tax rate to 21%, effective January 1, 2019. No provision for income taxes in the United States has been made as the Company had no taxable income for the years ended December 31, 2021 and 2020.

The Company mainly conducts its operating business through its subsidiaries in China, including Hong Kong.

The subsidiary incorporated in Hong Kong is subject to Hong Kong taxation on income derived from their activities conducted in Hong Kong. Hong Kong Profits Tax has been calculated at 16.5% of the estimated assessable profit for the years ended December 31, 2021 and 2020. The provision for Hong Kong Profits Tax is calculated at 8.25% on assessable profits up to $257,313 (HK$2,000,000) for the years ended December 31, 2021 and 2020 and subject to a waiver of 100% of the profits tax under a cap of $1,287 (HK$10,000) for the years ended December 31, 2021 and 2020, respectively.

The subsidiary incorporated in mainland China is governed by the Income Tax Law of the PRC concerning foreign invested enterprises and foreign enterprises and various local income tax laws (the Income Tax Laws), and are subject to 25% tax rate throughout the periods presented.

Under the PRC EIT law, withholding income tax, normally at a rate of 10%, is imposed on dividend paid by PRC entities out of its profits earned since January 1, 2008 to its overseas investors (including Hong Kong investors). Deferred taxation on the undistributed profits of the PRC subsidiaries has been provided in the consolidated financial statements to the extent that in the opinion of the directors such profits will be distributed in the foreseeable future. Total undistributed profits of the Company’s PRC subsidiary at December 31, 2021 and 2020 were $3,579,288 and $6,269,752, respectively. At December 31, 2021 and 2020, the Company recognized deferred tax liabilities of $357,929 and $626,975, respectively, in respect of the undistributed profits.

Income tax expense consists of the following:

	2021	2020
Current tax:
Hong Kong	(840)	2,433
China	768,717	1,950,407

Deferred tax
China	221,039	552,005
Total	$988,916	$2,504,845

The provision for income taxes consisted of the following:

	2021	2020
Income before income tax	2,075,316	7,472,915
Statutory income tax rate	21%	21%
Income tax credit computed at statutory income rate	435,816	1,569,312
Reconciling items:
Non-deductible expenses (income), net	186,907	78,866
Effect of tax reliefs granted to Hong Kong subsidiary	-	(1,289)
Under-provision in prior period	11,198	-
Rate differential in different tax jurisdictions	119,238	305,951
Deferred tax provided on dividends withholding tax of PRC subsidiaries	235,757	552,005
Income tax expense	$988,916	$2,504,845

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and liabilities as of December 31, 2021 and 2020 are presented below:

	2021	2020
Deferred tax assets:
Accelerated depreciation	$1,778	$429
Deductible temporarily difference arising from other payable	13,605	-
Less: Net off with deferred tax liabilities for financial reporting purposes	(15,383)	(429)
Net total deferred tax assets	-	-

Deferred tax liabilities:
Undistributed profits of a PRC subsidiary	357,929	626,975
Less: Net off with deferred tax assets for financial reporting purposes	(15,383)	(429)
Net total deferred tax liabilities	$342,546	$626,546

NOTE 14 – LEASE

On May 13, 2020, the Company entered into a lease agreement for office space in Xian, the PRC with a non-cancellable lease term, commencing on May 13, 2020 and expiring on July 15, 2021. The monthly rental payment is approximately $4,092 (RMB28,244) per month.

On June 10, 2021, the Company entered into a lease agreement for office space in Xian, the PRC with a non-cancellable lease term, commencing on July 16, 2021 and expiring on July 15, 2024. The monthly rental payment is approximately $5,107 (RMB32,951) per month.

Operating lease expense for the years ended December 31, 2021 and 2020 were as follows:

	2021	2020
Operating lease cost – straight line	$39,367	$31,350
Total lease expense	$39,367	$31,350

The following is a schedule, by years, of maturities of lease liabilities as of December 31, 2021:

Operating leases
12 months ending December 31,
2022	$62,212
2023	62,212
2024	31,106
2025	-
Thereafter	-
Total undiscounted cash flows	155,530
Less: imputed interest	(8,832)
Present value of lease liabilities	$146,698

Lease term and discount rate

December 31, 2021
Weighted-average remaining lease term - year	2.5
Weighted-average discount rate (%)	4.90%

NOTE 15 – CONTINGENIES AND COMMITMENTS

Contingencies

Certain conditions may exist as of the date the consolidated financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company’s management and legal counsel assess such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company’s legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought. There was no contingency of this type as of December 31, 2021 and 2020.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material would be disclosed. There was no contingency of this type as of December 31, 2021 and 2020.

Loss contingencies considered to be remote by management are generally not disclosed unless they involve guarantees, in which case the guarantee would be disclosed.

NOTE 16 – CERTAIN RISKS AND CONCENTRATIONS

(a)	Concentrations

The Company had the following customers that individually comprised 10% or more of net revenue for the years ended December 31, 2021 and 2020:

	2021		2020
Customer A	$1,438,514	26%	$4,995,641	54%
Customer B (Note)	1,008,417	18%	1,586,867	17%
Customer C	730,829	13%	*	*

*	Comprised less than 10% of net revenue for the respective period.

The Company had the following customers that individually comprised 10% or more of net accounts receivable as of December 31, 2021 and 2020:

	2021				2020
Customer A	$	*	*	%	$57,608	28%
Customer B (Note)		*	*	%	39,291	19%
Customer C		*	*	%	*	* %
Customer D		20,272	30%		*	* %
Customer E		18,408	27%		31,379	16%
Customer F		15,864	23%		*	* %

*	Comprised less than 10% of net account receivable for the respective period.

Note : Customer B is an ultimate shareholder of Service Vendor C and Service Vendor E disclosed below.

The Company had the following service vendors that individually comprised 10% or more of cost of revenue for the years ended December 31, 2021 and 2020:

	2021		2020
Service vendor	$579,959	32%	$	*	*
Service vendor B	186,934	10%		*	*

*	Comprised less than 10% of cost of revenue for the respective period.

The Company had the following service vendors that individually comprised 10% or more of accounts payable as of December 31, 2021 and December 31, 2020:

	2021		2020

Service vendor B	$49,560	43%	$	*	*
Service vendor C (Note)	21,390	18%		*	*
Service vendor D	19,308	17%		*	*
Service vendor E (Note)	16,135	14%		*	*

*	Comprised less than 10% of accounts payable for the respective period.

Note: Customer B disclosed above is an ultimate shareholder of Service Vendor C and Service Vendor E.

(b)	Credit risk

At December 31, 2021 and 2020, the Company’s cash and cash equivalents included bank deposits in accounts maintained in China and Hong Kong and liquid funds in online payment platforms. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant risks on its cash in bank accounts.

For the credit risk related to trade accounts receivable, the Company performs ongoing credit evaluations of its customers and, if necessary, maintains reserves for potential credit losses.

NOTE 18 – SUBSEQUENT EVENTS

On March 22, 2022, the PRC subsidiary learned that Beijing Jade Bird Culture and Art Research Institute (“Jade Bird”), the KOL agency that the PRC subsidiary works with to coordinate digital training related service, suspended its service after receiving a notice from China National Personal Talent Training Network (“CNPTTN”), a PRC regulatory agency for the talent training, that until further notice CNPTTN has suspended all recruitment services using its CNPTTN’s name. As a result of the suspension, the PRC subsidiary has also suspended its digital training related services with Jade Bird from March 22, 2022 until further notice. Jade Bird is an authorized licensee of CNPTTN. The management of the Company consider that it is not practicable to provide a reasonable estimate of that effect until a detailed review have been completed. For the years ended December 31, 2021 and 2020, the digital training related services with Jade Bird represented 20.9% and 0% of our total revenue, or $1,176,515 and $0, respectively.

ENTREPRENEUR UNIVERSE BRIGHT GROUP

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

(In U.S. dollars except for number of shares)

	September 30, 2022	December 31, 2021

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$6,330,431	$7,649,129
Accounts receivable	287,436	67,940
Loan and interest receivables	983,699	-
Other receivables and prepayments	41,068	55,925
Total current assets	7,642,634	7,772,994

NON-CURRENT ASSETS
Plant and equipment, net	202,431	281,448
Operating lease right-of-use assets, net	93,387	146,698
Total non-current assets	295,818	428,146

TOTAL ASSETS	$7,938,452	$8,201,140

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$-	$115,833
Other payables and accrued liabilities	225,119	402,158
Contract liabilities	-	216,142
Receipt in advance	-	5,161
Operating lease liabilities, current	51,119	59,370
Tax payables	133,931	39,545
Amount due to a director	167,935	171,443
Total current liabilities	578,104	1,009,652

NON-CURRENT LIABILITY
Deferred tax liabilities	297,200	342,546
Operating lease liabilities, non-current	42,269	87,328
Total non-current liabilities	339,469	429,874

TOTAL LIABILITIES	917,573	1,439,526

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY
Preferred stock, par value $0.0001 per share, 1,100,000 shares authorized, Nil (December 31, 2021: Nil) shares issued and outstanding as of September 30, 2022	-	-
Common stock, par value $0.0001 per share; 1,800,000,000 shares authorized, 1,701,181,423 (December 31, 2021: 1,701,181,423) shares issued and outstanding as of September 30, 2022	170,118	170,118
Additional paid-in capital	6,453,048	6,453,048
Statutory reserves	65,911	65,911
Retained earnings (accumulated deficit)	267,621	(357,403)
Accumulated other comprehensive income	64,181	429,940
Total stockholders’ equity	7,020,879	6,761,614
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$7,938,452	$8,201,140

The accompanying notes are an integral part of these condensed consolidated financial statements.

ENTREPRENEUR UNIVERSE BRIGHT GROUP

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

(UNAUDITED)

(In U.S. dollars except for number of shares)

	For the three months ended September 30,		For the nine months ended September 30,
	2022	2021	2022	2021
Revenue	801,784	1,622,471	$2,851,656	$4,479,415
Cost of revenue	(140,009)	(870,967)	(565,820)	(1,289,739)
Gross profit	661,775	751,504	2,285,836	3,189,676
Selling expenses	(10,043)	(54,921)	(34,957)	(224,935)
General and administrative expenses	(423,931)	(326,090)	(1,066,604)	(905,391)
Profit from operations	227,801	370,493	1,184,275	2,059,350
Other income (expenses):
Interest income	10,522	15,934	33,489	66,213
Exchange gain (loss)	(135,842)	8,957	(107,920)	(3,088)
Sundry income	1,304	13,956	110,336	45,816
Total other income (expenses), net	(124,016)	38,847	35,905	108,941
Income before income tax	103,785	409,340	1,220,180	2,168,291
Income tax expense	(135,784)	(201,789)	(595,156)	(872,063)
Net (loss) income	$(31,999)	207,551	$625,024	$1,296,228
Other comprehensive (loss) income		-
Foreign currency translation adjustment	(128,843)	(2,946)	(365,759)	63,036
Total comprehensive (loss) income	$(160,842)	204,605	$259,265	$1,359,264

Net (loss) income per share - Basic and diluted	$0.00 *	0.00 *	$0.00 *	$0.00 *
Weighted average number of common shares outstanding
- Basic and Diluted	1,701,181,423	1,701,181,423	1,701,181,423	1,701,181,423

*	Less than $0.01 per share

The accompanying notes are an integral part of these condensed consolidated financial statements.

ENTREPRENEUR UNIVERSE BRIGHT GROUP

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

(UNAUDITED)

(In U.S. dollars except for number of shares)

Three and nine months ended September 30, 2021

	Common Stock		Additional	Preferred stock				Accumulated Other	Total
	Number of Shares	Amount	Paid-In Capital	Number of Shares	Amount	Statutory Reserves	Accumulated Deficit	Comprehensive Income	Stockholders’ Equity

Balance as of January 1, 2021	1,701,181,423	$170,118	$6,453,048	-	$-	$65,911	$(1,443,803)	$325,747	$5,571,021

Net income	-	-	-	-	-	-	966,636	-	966,636
Foreign currency translation adjustment	-	-	-	-	-	-	-	24,465	24,465

Balance as of March 31, 2021	1,701,181,423	$170,118	$6,453,048	-	$-	$65,911	$(477,167)	$350,212	$6,562,122

Net income	-	-	-	-	-	-	122,041	-	122,041
Foreign currency translation adjustment	-	-	-	-	-	-	-	41,517	41,517

Balance as of June 30, 2021	1,701,181,423	$170,118	$6,453,048	-	$-	$65,911	$(355,126)	$391,729	$6,725,680

Net income	-	-	-	-	-	-	207,551	-	207,551
Foreign currency translation adjustment	-	-	-	-	-	-	-	(2,946)	(2,946)

Balance as of September 30, 2021	1,701,181,423	$170,118	$6,453,048	-	$-	$65,911	$(147,575)	$388,783	$6,930,285

ENTREPRENEUR UNIVERSE BRIGHT GROUP

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

(UNAUDITED)

(In U.S. dollars except for number of shares)

Three and nine months ended September 30, 2022

	Common Stock		Additional	Preferred stock			(Accumulated Deficit)	Accumulated Other	Total
	Number of Shares	Amount	Paid-In Capital	Number of Shares	Amount	Statutory Reserves	Retained earnings	Comprehensive Income	Stockholders’ Equity

Balance as of January 1, 2022	1,701,181,423	$170,118	$6,453,048	-	$-	$65,911	$(357,403)	$429,940	$6,761,614

Net income	-	-	-	-	-	-	391,173	-	391,173
Foreign currency translation adjustment	-	-	-	-	-	-	-	(5,135)	(5,135)

Balance as of March 31, 2022	1,701,181,423	$170,118	$6,453,048	-	$-	$65,911	$33,770	$424,805	$7,147,652

Net income	-	-	-	-	-	-	265,850	-	265,850
Foreign currency translation adjustment	-	-	-	-	-	-	-	(231,781)	(231,781)

Balance as of June 30, 2022	1,701,181,423	$170,118	$6,453,048	-	$-	$65,911	$299,620	$193,024	$7,181,721

Net loss	-	-	-	-	-	-	(31,999)	-	(31,999)
Foreign currency translation adjustment	-	-	-	-	-	-	-	(128,843)	(128,843)

Balance as of September 30, 2022	1,701,181,423	$170,118	$6,453,048	-	$-	$65,911	$267,621	$64,181	$7,020,879

The accompanying notes are an integral part of these condensed consolidated financial statements.

ENTREPRENEUR UNIVERSE BRIGHT GROUP

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(UNAUDITED)

(In U.S. dollars)

	Nine months ended September 30,
	2022	2021
Cash flows from operating activities
Net income	$625,024	$1,296,228
Adjustments to reconcile net income to cash used in operating activities:
Depreciation	62,516	62,222
Amortization of operating lease right-of-use assets	40,575	39,248
Deferred tax	(33,117)	(319,660)
Changes in operating assets and liabilities:
Other receivables and prepayments	11,128	(179,961)
Accounts receivable	(244,432)	95,800
Accounts payable	(111,527)	431,690
Other payables and accrued liabilities	(159,123)	(284,226)
Tax payables	106,699	(445,713)
Contract liabilities	(208,106)	4,158
Receipt in advance	(4,969)	(34,318)
Operating lease liabilities	(40,574)	(43,614)
Net cash generated from operating activities	44,094	621,854

Cash flows from investing activities
Purchase of property, plant and equipment	(9,746)	-
Acquisition of debt products	-	(2,781,482)
Redemption of debt products	-	5,872,017
Loan receivables to unrelated third parties	(1,060,394)	(499,554)
Loan to a related company	-	(123,621)
Repayment from a related company	-	312,401
Repayment from a unrelated third party	-	499,554
Net cash (used in) generated from investing activities	(1,070,140)	3,279,315

Cash flows from financing activities
Repayment of borrowings from a director	(3,490)	(128,751)
Advance from a director	-	67,882
Net cash used in financing activities	(3,490)	(60,869)

Effect of exchange rates on cash	(289,162)	37,171

Net (decrease) increase in cash and cash equivalents	(1,318,698)	3,877,471
Cash and cash equivalents at beginning of period	7,649,129	3,846,470
Cash and cash equivalents at end of period	$6,330,431	$7,723,941

Supplemental cash flow information
Cash paid during the period for:
Income taxes	$369,878	$1,115,659
Withholding tax paid	$151,485	$517,145

The accompanying notes are an integral part of these condensed consolidated financial statements.

ENTREPRENEUR UNIVERSE BRIGHT GROUP

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2022 AND 2021

(UNAUDITED)

(In U.S. dollars except for number of shares)

NOTE 1 – ORGANIZATION AND BUSINESS

Entrepreneur Universe Bright Group (“EUBG” or the “Company”) was incorporated in the State of Nevada on April 21, 1999 under the name LE GOURMET CO, INC. Since its inception, the Company had the following name changes: On March 17, 2003, to Estelle Reyna, Inc.; on September 11, 2003 to Karma Media, Inc.; on July 8, 2005 to Pitboss Entertainment, Inc.; on March 3, 2006 to US Energy Holdings, Inc.; on December 20, 2006 to Lonestar Group Holdings Company; on November 9, 2007 to Guardian Angel Group, Inc.; on May 18, 2011 to REE International, Inc.; and on March 23, 2020, the Company filed a Certificate of Amendment to the Nevada Secretary of State amending Article I of its Articles of Incorporation changing the Company’s name to Entrepreneur Universe Bright Group, with an effective date of April 3, 2020.

On May 15, 2019, MXD Inc., a private company incorporated in the State of Colorado, entered into certain Sale and Purchase Agreements (the “Stock Purchase Agreements”), with Tethys Fountain Limited, New Finance Consultants Limited, Jia Wang, Jianyong Li, Haijun Jiang, Xuebin Wu and Fanfan Chen (collectively, the “Purchasers”), to transfer all its 1,590,605,141 shares of common stock of the Company to the Purchasers in exchange for an aggregate purchase price of $135,000. Upon the closing of the Stock Purchase Agreements, the Purchasers collectively owned 93.5% of the issued and outstanding shares of the Company’s common stock, and Tethys Fountain Limited became the controlling shareholder of the Company.

The Company currently trades on the Pink Sheet under the symbol “EUBG”. The Company’s fiscal year end is December 31st.

The Company, through its wholly owned subsidiaries, mainly engages in provision of digital marketing consultation services in Hong Kong and China.

Company name	Place/date of incorporation	Principal activities
1. Entrepreneurship World Technology Holding Group Company Limited	Hong Kong/May 15, 2019	Provision of consulting and promotional services

2. Xian Yunchuang Space Information Technology Co., Ltd.	The People’s Republic of China (“PRC”)/October 18, 2019	Provision of digital marketing consultation services

3. Xian Yunchuang Space Information Technology Co., Ltd, BaiYin Branch	PRC/May 7, 2020	Provision of digital marketing consultation services

COVID-19

In early January of 2020, a novel coronavirus (“COVID-19”) outbreak took place in Wuhan, China. Subsequently, it has spread rapidly to Asia and other parts of the world. The COVID-19 outbreak has resulted in widespread economic disruptions in China, as well as stringent government measures by the Chinese government to contain its transmissions including quarantines, travel restrictions, and temporary closures of non-essential businesses in China and elsewhere. The outbreak in China mainly occurred in the first quarter of 2020, and it gradually stabilized and business activities started to resume under the guidance and support of the government since late second quarter of 2020.

As of December 31, 2020, the COVID-19 outbreak in China appears to be generally under control and business activities have recovered on the whole. In addition, the Company resumed contacting potential customers as of June 2020, and the aforementioned negative impact has been further mitigated since the third quarter of 2020, when the outbreak became more stabilized in China and other regions in the world. However, sporadic cases continue to be found during the first half year of 2021 in China. For example, a new Delta variant of COVID-19 had been found in certain cities in China in the second quarter of 2021, which may cause another outbreak, thus increasing risks and possible further disruption to businesses. Therefore, certain of the Company’s consulting services were suspended from April 2021 to August 2021. We have resumed these consulting businesses from August 2021 in order to maintain diversified services for the Company’s customers.

As of December 31, 2021 and September 30, 2022, the COVID-19 pandemic continues to be dynamic, and near-term challenges across the economy remain. Although vaccines are now being distributed and administered across many parts of the world, new variants of the virus have emerged and may continue to emerge that have shown to be more contagious. We continue to adhere to applicable governmental and commercial restrictions and to work to mitigate the impact of COVID-19 on our employees, customers, communities, liquidity and financial position. The extent to which the COVID-19 outbreak may impact the company’s business, operations and financial results from this point forward will depend on numerous evolving factors that the company cannot accurately predict. Those factors include the following: the duration and scope of the pandemic; governmental, business and individuals’ actions in response to the pandemic in the future; and any other further development of the COVID-19 outbreak.

Substantially all of the Company’s revenues and operations are concentrated in China. Consequently, our results of operations and financial performances have been affected since 2020 and into the first half of 2022. Due to the government measures taken to contain COVID-19, the offline activities of the Company’s PRC subsidiary were restricted from late January to May 2020, resulting in cancellations or postponements of the marketing efforts of our customers. In addition, due to widespread economic disruptions during the outbreak, demand for the Company’s consulting services by small and medium-sized enterprises were also adversely affected. Specifically, as a result of government mandated closures of non-essential business in China, many of the Company’s customers’ business were suspended while others permanently closed their businesses. From December 22, 2021 to January 24, 2022, Xian city, the PRC, went into lockdown following a coronavirus outbreak that officials attributed to the delta variant. From April 16, 2022 to April 19, 2022, the city was under temporary controls of social activities after reporting more than 40 infections in half month. This affected both the Company’s digital marketing consulting services and our KOL Training Related Services.

The Company achieved an operating revenue of $2,851,656 and $4,479,415 for the nine months ended September 30, 2022 and 2021, respectively, representing a decrease of approximately 36.3% from the prior period. For the three months ended September 30, 2022 and 2021, the Company operating revenue were $801,784 and $1,622,471, respectively, representing a decrease of 50.6%. COVID-19 has and may continue to adversely affect the Company’s financial and business performance.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with United States of America generally accepted accounting principles (“U.S. GAAP”) and applicable rules and regulations of the Securities and Exchange Commission (“SEC”) regarding interim financial reporting.

The interim condensed consolidated financial information as of September 30, 2022 and for the three and nine months periods ended September 30, 2022 and 2021 have been prepared without audit, pursuant to the rules and regulations of the SEC. Certain information and footnote disclosures, which are normally included in consolidated financial statements prepared in accordance with U.S. GAAP have been condensed or omitted pursuant to such rules and regulations. The interim condensed consolidated financial information should be read in conjunction with the Financial Statements and the notes thereto, included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, previously filed with the SEC on April 15, 2022.

In the opinion of management, all adjustments (which include all significant normal and recurring adjustments) necessary to present a fair statement of the Company’s interim condensed consolidated financial position as of September 30, 2022, its interim condensed consolidated results of operations and cash flows for the three and nine months period ended September 30, 2022 and 2021, as applicable, have been made. The interim results of operations are not necessarily indicative of the operating results for the full fiscal year or any future periods.

During the nine months ended September 30, 2022, the Company experienced (and continues to experience) adverse impacts of novel coronavirus (COVID-19) and the related public health orders. The Company expects that the impact of the COVID-19 outbreak on China and world economies will continue to have a material adverse impact on the demand for the Company’s business. Because of the significant uncertainties surrounding the COVID-19 pandemic, the extent of the business interruption and the related financial impact cannot be reasonably estimated at this time.

Use of Estimates

The preparation of these financial statements in conformity with U.S. GAAP requires management of the Company to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues, costs and expenses, and related disclosures. On an ongoing basis, the Company evaluates its estimates based on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. Identified below are the accounting policies that reflect the Company’s most significant estimates and judgments, and those that the Company believes are the most critical to fully understanding and evaluating its condensed consolidated financial statements.

The COVID-19 pandemic has created and may continue to create significant uncertainty in macroeconomic conditions, which may cause further business slowdowns or shutdowns, depress demand for the Company’s business, and adversely impact its results of operations. During the nine months ended September 30, 2022, the Company faced increasing uncertainties around its estimates of revenue collectability and accounts receivable credit losses. The Company expects uncertainties around its key accounting estimates to continue to evolve depending on the duration and degree of impact associated with the COVID-19 pandemic. Its estimates may change as new events occur and additional information emerges, and such changes are recognized or disclosed in its condensed consolidated financial statements.

Recently Adopted Accounting Standards

In May 2021, the FASB issued ASU 2021-04, Earnings Per Share (Topic 260), Debt — Modifications and Extinguishments (Subtopic 470-50), Compensation — Stock Compensation (Topic 718), and Derivatives and Hedging — Contracts in Entity’s Own Equity (Subtopic 815-40): Issuer’s Accounting for Certain Modifications or Exchanges of Freestanding Equity-Classified Written Call Options (“ASU 2021-04”). ASU 2021-04 provides guidance as to how an issuer should account for a modification of the terms or conditions or an exchange of a freestanding equity-classified written call option (i.e., a warrant) that remains classified after modification or exchange as an exchange of the original instrument for a new instrument. An issuer should measure the effect of a modification or exchange as the difference between the fair value of the modified or exchanged warrant and the fair value of that warrant immediately before modification or exchange and then apply a recognition model that comprises four categories of transactions and the corresponding accounting treatment for each category (equity issuance, debt origination, debt modification, and modifications unrelated to equity issuance and debt origination or modification). The Company applied the new standard beginning January 1, 2022. The adoption of ASU 2021-04 did not have any impact on the Company’s condensed consolidated financial statement presentation or disclosures.

In November 2021, the FASB issued ASU 2021-10, Government Assistance (Topic 832): Disclosures by Business Entities about Government Assistance. This update requires certain annual disclosures about transactions with a government that are accounted for by applying a grant or contribution accounting model by analogy. The Company applied the new standard beginning January 1, 2022. The adoption of this guidance did not have a material impact on the Company’s condensed consolidated financial statements.

Recently Issued Accounting Standards

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments-Credit Losses (Topic 326) (“ASU 2016-13”), which requires entities to measure all expected credit losses for financial assets held at the reporting date based on historical experience, current conditions, and reasonable and supportable forecasts. ASU 2016-13 replaces the existing incurred loss model and is applicable to the measurement of credit losses on financial assets measured at amortized cost. ASU 2016-13 is to be adopted on a modified retrospective basis. As a smaller reporting company, ASU 2016-13 will be effective for the Company for interim and annual reporting periods beginning after December 15, 2022. The Company is currently evaluating the impact that the adoption of ASU 2016-13 will have on its condensed consolidated financial statement presentations and disclosures. In March 2022, the FASB issued ASU 2022-02, Topic 326. The ASU eliminates the accounting guidance for trouble debt restructurings by creditors in Subtopic 310-40, and enhances the disclosure requirements for modifications of loans to borrowers experiencing financial difficulty. Additionally, the ASU requires disclosure of gross writeoffs of receivables by year of origination for receivables within the scope of Subtopic 326-20, Financial Instruments - Credit Losses - Measured at Amortized Cost. This ASU is effective for periods beginning after December 15, 2022. The Company is currently evaluating the impact that the adoption of ASU 2016-13 and ASU 2022-02 will have on its condensed consolidated financial statement presentations and disclosures.

Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on the Company’s condensed consolidated financial statements upon adoption.

Basis of Consolidation and Noncontrolling Interests

The condensed consolidated financial statements include the financial statements of the Company and its subsidiaries. All significant inter-company balances and transactions within the Company have been eliminated upon consolidation.

A subsidiary is an entity in which (i) the Company directly or indirectly controls more than 50% of the voting power; or (ii) the Company has the power to appoint or remove the majority of the members of the board of directors or to cast a majority of votes at the meeting of the board of directors or to govern the financial and operating policies of the investee pursuant to a statute or under an agreement among the shareholders or equity holders.

Leases

The Company determines if an arrangement is a lease or contains a lease at inception. Operating lease liabilities are recognized based on the present value of the remaining lease payments, discounted using the discount rate for the lease at the commencement date. As the rate implicit in the lease is not readily determinable for the operating lease, the Company generally uses an incremental borrowing rate based on information available at the commencement date to determine the present value of future lease payments. Operating lease right-of-use (“ROU assets”) assets represent the Company’s right to control the use of an identified asset for the lease term and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. ROU assets are generally recognized based on the amount of the initial measurement of the lease liability. Lease expense is recognized on a straight-line basis over the lease term. The Company elected the package of practical expedients permitted under the transition guidance to combine the lease and non-lease components as a single lease component for operating leases associated with the Company’s office space lease, and to keep leases with an initial term of 12 months or less off the balance sheet and recognize the associated lease payments in the condensed consolidated statements of income on a straight-line basis over the lease term.

ROU assets are reviewed for impairment when indicators of impairment are present. ROU assets from operating and finance leases are subject to the impairment guidance in ASC 360, Property, Plant, and Equipment, as ROU assets are long-lived nonfinancial assets.

ROU assets are tested for impairment individually or as part of an asset group if the cash flows related to the ROU asset are not independent from the cash flows of other assets and liabilities. An asset group is the unit of accounting for long-lived assets to be held and used, which represents the lowest level for which identifiable cash flows are largely independent of the cash flows of other groups of assets and liabilities.

The Company recognized no impairment of ROU assets as of September 30, 2022 and December 31, 2021.

The operating lease is included in operating lease right-of-use assets, operating lease liabilities-current and operating lease liabilities-non-current on the Company’s condensed consolidated balance sheets.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers cash, money market funds, investments in interest bearing demand deposit accounts, time deposits and all highly liquid investments placed with banks or other financial institutions with an original maturity of three months or less to be cash equivalents.

As of September 30, 2022, cash held in accounts managed by online payment platforms such as Alipay and WeChat Pay amounted to $599 (as at December 31, 2021: $161,188), which have been classified as cash and cash equivalents in the condensed consolidated balance sheets.

Accounts receivable

Accounts receivable are recorded at the invoiced amount, net of allowances for doubtful accounts and sales returns. The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in the Company’s existing accounts receivable. The Company determines the allowance based on historical write-off experience, customer specific facts and economic conditions.

Outstanding accounts receivable balances are reviewed individually for collectability. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote.

Plant and equipment

Plant and equipment are recorded at cost less accumulated depreciation and accumulated impairment. Depreciation is computed using the straight-line method over the estimated useful lives of the assets.

Estimated useful lives (years)
Motor vehicle	4 – 5
Office equipment	3

The gain or loss on the disposal of plant and equipment is the difference between the net sales proceeds and the lower of the carrying value or fair value less cost to sell the relevant assets and is recognized in general and administrative expenses in the condensed consolidated statements of comprehensive income.

Impairment of Long-lived Assets

In accordance with ASC 360-10-35, we review the carrying values of long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. The Company assesses the recover-ability of the assets based on the non-discounted future cash flows the assets are expected to generate and recognize an impairment loss when estimated discounted future cash flows expected to result from the use of the asset plus net proceeds expected from disposition of the asset, if any, are less than the carrying value of the asset. If an impairment is identified, the Company would reduce the carrying amount of the asset to its estimated fair value based on a discounted cash flows approach or, when available and appropriate, to comparable market values. No impairment has been recorded by the Company for the three and nine months ended September 30, 2022 and 2021.

Revenue Recognition

The Company recognizes revenues when its customer obtains control of promised goods or services, in an amount that reflects the consideration which it expects to receive in exchange for those goods. The Company recognizes revenues following the five step model prescribed under ASU No. 2014-09: (i) identify contract(s) with a customer; (ii) identify the performance obligations in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligations in the contract; and (v) recognize revenues when (or as) we satisfy the performance obligation.

The Company evaluates if it is a principal or an agent in a transaction to determine whether revenue should be recorded on a gross or net basis. The Company is acting as the principal if it obtains control over the goods and services before they are transferred to customers. When the Company is primarily obligated in a transaction, is generally subject to inventory risk, has latitude in establishing prices, or has several but not all of these indicators, the Company acts as the principal and revenue is recorded on a gross basis. When the Company is not primarily obligated in a transaction, does not generally bear the inventory risk and does not have the ability to establish the price, the Company acts as the agent and revenue is recorded on a net basis

The Company derives its revenue primarily from net transaction services, including consultancy services, sourcing and marketing services, and digital training related services.

Consultancy services

The Company generates the majority of its revenues by providing consulting services to its clients. Most of its consulting service contracts are based on one of the following types of arrangements:

Performance-based arrangements represent forms of variable consideration determined by pre-established fixed rates. In these arrangements, the Company’s fees are based on the attainment of contractually defined objectives with our client, such as assisting the client in achieving a specific business objective (e.g. end customer placed an order to buy a product or enrolment of a course, or improve the performance quality and profitability of our client’s livestream performers). The Company is entitled a fixed rate on revenue generated by the client that are related to the scope of respective consultancy services upon client acceptance on the services provided.

Fixed-fee arrangements require the client to pay a pre-established fee in exchange for a pre-determined set of professional services. Generally, the client agrees to pay a fixed fee prior to contract inception. The Company recognizes revenues for its professional services rendered under these fixed-fee billing arrangements monthly over the specified contract term.

Sourcing and marketing services

The Company provides agency-based sourcing and digital marketing services to connect marketplace operators and merchants. Most of its sourcing and marketing services are based on one of the following types of arrangements:

Agency-based sourcing services represents product procurement on behalf of marketplace operators. The Company recognized revenues from agency-based sourcing at a fixed rate on the value of goods that are sourced and delivered to the ultimate customers by the merchants. The Company reports revenues from these transactions on a net basis because the performance obligation is to facilitate a transaction between marketplace operators and merchants, for which the Company did not obtain the control over the products before passing on to the end customers. The Company is not primarily responsible for fulfilling the promise and not exposed to inventory risk.

Digital marketing services are provided to the marketplace to promote designated products or services through social medial influencers engaged by the Company. The Company is entitled to a fixed rate on the revenue generated by the marketplace that are related to the designated products or services.

The post-sale services, goods return and other kinds of product issue are responsibilities of the merchants. Upon successful delivery to ultimate customers by the merchants, there is no unfulfilled obligation that could affect the marketplace operators’ and merchants’ acceptance of the services provided. The acceptance provisions have lapsed, or the Company has objective evidence that all criteria for acceptance have been satisfied.

Digital training related services

Fixed-fee digital training related services are provided to clients who are interested to conduct live-broadcasting business through social medias. The Company require the clients to pay a pre-established fee in exchange for the services. Revenues are recognized when promised services (e.g. preliminary consulting work, setting up an e-learning account and delivery of learning materials) are delivered to the clients.

The Company derived services revenues of $702,371 and $1,515,371 for the three months ended September 30, 2022 and 2021, respectively; and $2,207,029 and $4,268,054 for the nine months ended September 30, 2022 and 2021, respectively, from provision of certain consultancy services and sourcing and marketing services through the program application (“App”) platform managed by a related company, Xi’an Chuangyetianxia Network Technology Co., Ltd. (“Xian CNT”). The Company CEO, Mr. Tao, has significant influence over Xian CNT.

Practical expedients and exemption

The Company has not occurred any costs to obtain contracts, and does not disclose the value of unsatisfied performance obligations for contracts with an original expected length of one year or less.

Other service income is earned when services have been rendered.

Revenue by major service line

	Three months ended September 30,		Nine months ended September 30,
	2022	2021	2022	2021
Consultancy services	699,257	1,554,834	2,211,307	4,362,581
Sourcing and marketing services	102,527	67,637	372,475	116,834
Digital training related services	-	-	267,874	-
	$801,784	$1,622,471	$2,851,656	$4,479,415

Revenue by recognition over time vs point in time

	Three months ended September 30,		Nine months ended September 30,
	2022	2021	2022	2021
Revenue recognized at a point in time	801,784	1,622,471	2,851,656	4,479,415
Revenue recognized over time	-	-	-	-
	$801,784	$1,622,471	$2,851,656	$4,479,415

Revenue recorded on a gross vs net basis

	Three months ended September 30,		Nine months ended September 30,
	2022	2021	2022	2021
Revenue recorded on a gross basis	699,257	1,554,834	2,479,181	4,362,581
Revenue recorded on a net basis	102,527	67,637	372,475	116,834
	$801,784	$1,622,471	$2,851,656	$4,479,415

Contract liabilities

The Company’s contract liabilities consist of deferred revenue associated with consultancy fees and provision of fixed-fee training related services. The table below presents the activity of the deferred consultancy services revenue during the nine months ended September 30, 2022 and December 31, 2021, respectively:

	September 30, 2022	December 31, 2021
Balance at beginning of period	$216,142	$-
Service fees collected	224,435	1,377,349
Refunded	(152,888)	-
Service revenue earned	(267,874)	(1,176,515)
Exchange realignment	(19,815)	15,308
Balance at end of period	$-	$216,142

Cost of revenue

Cost of revenues consists primarily of employee compensation, service fees, agency fees, and the related IT expenses, which are directly attributable to the revenues

Employee benefits

Full time employees of the Company in the PRC participate in a government mandated defined contribution plan, pursuant to which certain pension benefits, medical care, employee housing fund and other welfare benefits are provided to the employees. Chinese labor regulations require that the PRC subsidiary of the Company make contributions to the government for these benefits based on certain percentages of the employees’ salaries, up to a maximum amount specified by the local government. The Company has no legal obligation for the benefits beyond the contributions made. Total amounts of such employee benefit expenses, which were expensed as incurred, were approximately $17,744 and $31,273 for the three months ended September 30, 2022 and 2021, respectively; and $47,963 and $78,957 for the nine months ended September 30, 2022 and 2021, respectively.

Foreign Currency and Foreign Currency Translation

The reporting currency of the Company is the United States dollar (“US dollar”). The financial records of the Company’s PRC operating subsidiaries are maintained in their local currency, the Renminbi (“RMB”), which is the functional currency. The financial records of the Company’s Hong Kong operating subsidiary are maintained in its local currency, the Hong Kong Dollar (“HKD”), which is the functional currency. Assets and liabilities of the subsidiaries are translated into the reporting currency at the exchange rates at the balance sheet date, equity accounts are translated at historical exchange rates, and income and expense items are translated using the average rate for the period. The translation adjustments are recorded in accumulated other comprehensive loss under shareholders’ equity.

Monetary assets and liabilities denominated in currencies other than the applicable functional currencies are translated into the functional currencies at the prevailing rates of exchange at the balance sheet date. Nonmonetary assets and liabilities are remeasured into the applicable functional currencies at historical exchange rates. Transactions in currencies other than the applicable functional currencies during the period are converted into the functional currencies at the applicable rates of exchange prevailing at the transaction dates. Transaction gains and losses are recognized in the condensed consolidated statements of operations.

RMB is not a fully convertible currency. All foreign exchange transactions involving RMB must take place either through the People’s Bank of China (the “PBOC”) or other institutions authorized to buy and sell foreign exchange. The exchange rates adopted for the foreign exchange transactions are the rates of exchange quoted by the PBOC, which are determined largely by supply and demand. Translation of amounts from RMB into US dollars has been made at the following exchange rates for the respective periods:

Nine months ended September 30, 2022
Balance sheet, except for equity accounts	RMB 7.1160 to US$1.00
Income statement and cash flows	RMB 6.6013 to US$1.00

Nine months ended September 30, 2021
Balance sheet, except for equity accounts	RMB 6.4466 to US$1.00
Income statement and cash flows	RMB 6.4714 to US$1.00

During the periods presented, HKD is pegged to the U.S. dollar within a narrow range.

Income Taxes

Income taxes are accounted for using an asset and liability approach which requires the recognition of income taxes payable or refundable for the current period and deferred tax liabilities and assets for the future tax consequences of events that have been recognized in the Company’s financial statements or tax returns. Deferred income taxes are determined based on the differences between the accounting basis and the tax basis of assets and liabilities and are measured using the currently enacted tax rates and laws. Deferred tax assets are reduced by a valuation allowance, if based on available evidence, it is considered that it is more likely than not that some portion of or all of the deferred tax assets will not be realized. In making such determination, the Company considers factors including future reversals of existing taxable temporary differences, future profitability, and tax planning strategies. If events were to occur in the future that would allow the Company to realize more of its deferred tax assets than the presently recorded net amount, an adjustment would be made to the deferred tax assets that would increase income for the period when those events occurred. If events were to occur in the future that would require the Company to realize less of its deferred tax assets than the presently recorded net amount, an adjustment would be made to the valuation allowance against deferred tax assets that would decrease income for the period when those events occurred. Significant management judgment is required in determining income tax expense and deferred tax assets and liabilities.

The Company conducts business in the PRC and Hong Kong and is subject to tax in these jurisdictions. As a result of its business activities, the Company will file tax returns that are subject to examination by the respective tax authorities.

Uncertain Tax Positions

Management reviews regularly the adequacy of the provisions for taxes as they relate to the Company’s income and transactions. In order to assess uncertain tax positions, the Company applies a more likely than not threshold and a two-step approach for tax position measurement and financial statement recognition. For the two-step approach, the first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates that it is more likely than not that the position will be sustained, including resolution of related appeals or litigation processes, if any. The second step is to measure the tax benefit as the largest amount that is more than 50% likely to be realized upon settlement. As of September 30, 2022 and December 31, 2021, the Company had not recorded any liability for uncertain tax positions. In subsequent periods, any interest and penalties related to uncertain tax positions will be recognized as a component of income tax expense.

Net (loss) income per Share of Common Stock

The Company has adopted ASC Topic 260, “Earnings per Share,” (“EPS”) which requires presentation of basic EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation. In the accompanying financial statements, basic earnings (loss) per share is computed by dividing net income by the weighted average number of shares of common stock outstanding during the period.

	Three months ended September 30,				Nine months ended September 30,
	2022		2021		2022		2021
Net (loss) income	$(31,999)		$207,551		$625,024		$1,296,228

Weighted average number of common stock outstanding
- basic and diluted	1,701,181,423		1,701,181,423		1,701,181,423		1,701,181,423

Net (loss) income per share
- basic and diluted	$0.00	*	$0.00	*	$0.00	*	$0.00	*

*	Less than $0.01 per share

The calculation of basic net (loss) income per share of common stock is based on the net (loss) income for the three and nine months ended September 30, 2022 and 2021 and the weighted average number of ordinary shares outstanding.

For the three and nine months ended September 30, 2022 and 2021, the Company has no potentially dilutive securities, such as options or warrants, currently issued and outstanding.

Segments

The Company uses the “management approach” in determining reportable operating segments. The management approach considers the internal organization and reporting used by the Company’s chief operating decision maker for making operating decisions and assessing performance as the source for determining the Company’s reportable segments. Management, including the chief operating decision maker, reviews operating results solely by monthly revenue of marketing consultation services and operating results of the Company and, as such, the Company has determined that the Company has one operating segment (provision of consulting, sourcing and marketing services, and digital training related services in China) as defined by ASC Topic 280 “Segment Reporting”.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of cash and cash equivalents.

As of September 30, 2022 and December 31, 2021, $6,330,431 and $7,649,129 of the Company’s cash and cash equivalents, respectively were held at financial institutions and online payment platforms located in the PRC and Hong Kong that management believes to be of high credit quality. The Company has not experienced any losses on cash and cash equivalents to date. The Company does not require collateral or other securities to support financial instruments that are subject to credit risk.

The Company operates principally in the PRC and Hong Kong and grants credit to its customers in these geographic regions. Although the PRC is economically stable, it is always possible that unanticipated events in foreign countries could disrupt the Company’s operations.

Fair Value of Financial Instruments

ASC Topic 820, Fair Value Measurement and Disclosures, defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. This topic also establishes a fair value hierarchy, which requires classification based on observable and unobservable inputs when measuring fair value. Certain current assets and current liabilities are financial instruments. Management believes their carrying amounts are a reasonable estimate of fair value because of the short period of time between the origination of such instruments and their expected realization and, if applicable, their current interest rates are equivalent to interest rates currently available. The three levels of valuation hierarchy are defined as follows:

●	Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

●	Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

●	Level 3 inputs to the valuation methodology are unobservable and significant to the fair value measurement.

Valuation of debt products depends upon a number of factors, including prevailing interest rates for like securities, expected volatility in future interest rates, and other relevant terms of the debt. Other factors that may be considered include the borrower’s ability to adequately service its debt, the fair market value of the borrower in relation to the face amount of its outstanding debt and the quality of collateral securing the Company’s debt investments. The fair value of these debt products classified as Level 2 are established by reference to the prices quoted by respective fund administrators.

The carrying amounts of financial assets and liabilities, such as cash and cash equivalents, accounts receivable, other receivables, loan to a related company, accounts payable and other payables, amounts due to a director and a shareholder and borrowings approximate their fair values because of the short maturity of these instruments or the rate of interest of these instruments approximate the market rate of interest.

Comprehensive Income

Comprehensive income is defined as the change in equity of a company during a period from transactions and other events and circumstances excluding transactions resulting from investments from owners and distributions to owners. Accumulated other comprehensive income includes cumulative foreign currency translation adjustment.

NOTE 3 – PLANT AND EQUIPMENT

Plant and equipment as of September 30, 2022 and December 31, 2021 are summarized below:

	September 30, 2022	December 31, 2021
Motor vehicle	$357,927	$400,732
Office equipment	9,041	-
	366,968	400,732
Less: Accumulated depreciation	(164,537)	(119,284)
Plant and equipment, net	$202,431	$281,448

Depreciation expenses, classified as operating expenses, were $20,194 and $20,743 for the three months ended September 30, 2022 and 2021, respectively; and $62,516 and $62,222 for the nine months ended September 30, 2022 and 2021, respectively.

NOTE 4 – RELATED PARTY TRANSACTIONS

The following is the list of the related parties with which the Company had transactions for the three and nine months ended September 30, 2022 and 2021:

(a)	Baiyin Wujinxia Cultural Communication Co., Ltd. (“Baiyin Wujinxia”) – a company incorporated in the PRC, the Company CEO, Mr Tao held 60% equity interest from October 31, 2019 to January 25, 2021 and on January 26, 2021 fully transferred to Ms. Hanye Chang, spouse of Mr. Guolin Tao.

(b)	Xian Yuanchuang Tribe Technology Co., Ltd. (“Yuanchuang Tribe”)– a company incorporated in the PRC, Ms. Hanyu Chang, spouse of Mr. Guolin Tao, indirectly held 29.99% equity interest from November 29, 2019 to February 10, 2021.

(c)	Xian Yuanchuang Federation Information Technology Co., Ltd. (“Yuanchuang Federation”)- a company incorporated in the PRC, Yuanchuang Tribe held 100% equity interest December 30, 2019 to September 10, 2021.

Related party transaction

	Three months ended September 30,		Nine months ended September 30,
	2022	2021	2022	2021

Interest income
Baiyin Wujinxia	$-	$-	$-	$5,777

On November 1, 2019, the Company entered into a loan agreement with Baiyin Wujinxia to loan a total amount of $305,804 (RMB2,000,000) for a period from November 1, 2019 to September 30, 2021. The loan was unsecured and bears fixed interest at 4.75% per annum. The outstanding amount (including loan interest) of $186,796 as at December 31, 2020 was fully repaid on June 18, 2021 and the loan agreement was early terminated on the same date.

Interest income was charged at an interest rate agreed by both parties in accordance with a loan agreement.

Related party balances

	September 30, 2022	December 31, 2021
Amount due to a director
- Mr. Guolin Tao	$167,935	$171,443

Accounts payable
- Yuanchuang Tribe	$-	$16,135
- Yuanchuang Federation	-	21,390

The amount due to director as of September 30, 2022 and December 31, 2021 is unsecured, non-interest bearing and repayable on demand.

On June 1, 2021, the Company entered into IT consultation agreements with Yuanchuang Tribe and Yuanchuang Federation, respectively. The outstanding amounts as at December 31, 2021 are subsequently settled in January 2022.

NOTE 5 – ACCOUNTS RECEIVABLE, NET

Accounts receivable as of September 30, 2022 and December 31, 2021:

	September 30, 2022	December 31, 2021
Account receivables	$287,436	$67,940
Less: Allowance for doubtful accounts	-	-
	$287,436	$67,940

NOTE 6 – OTHER RECEIVABLES AND PREPAYMENTS

Other receivables and prepayments consisted of the following as of September 30, 2022 and December 31, 2021:

	September 30, 2022	December 31, 2021
Deposits and other receivables	$25,297	$18,430
Prepayments	15,771	37,495
	$41,068	$55,925

NOTE 7 – LOAN RECEIVABLES

On September 29, 2022, the Company has provided loans of $983,699 to two independent vendors of the Company’s consultancy business. The loans were interest-bearing at 7% per annum, repayable on October 28, 2022 and secured by the personal guarantee of these customers. On October 18, 2022, the borrowers fully repaid the loan principal and interest.

On February 8, 2021, the Company has provided a $500,000 loan to an independent customer of the Company’s consultancy business. The loan was interest-bearing at 10% per annum, repayable on February 7, 2022 and secured by the corporate guarantee of the customer. On August 5, 2021, the customer fully repaid the loan principal and interest.

Loan interest income were $0 and $4,093 for the three months ended September 30, 2022 and 2021, respectively; and $0 and $23,678 for the nine months ended September 30, 2022 and 2021, respectively.

NOTE 8 –OTHER PAYABLES AND ACCRUED LIABILITIES

Other payables and accrued liabilities and consisted of the following as of September 30, 2022 and December 31, 2021:

	September 30, 2022	December 31, 2021
Other payables	$84,350	$83,494
Salary payable	64,757	105,294
Accrued audit fees	25,000	130,000
Other accrued expenses	51,012	83,370
	$225,119	$402,158

NOTE 9 – STATUTORY RESERVES

As stipulated by the relevant laws and regulations in the PRC, company established in the PRC (the “PRC subsidiary”) is required to maintain a statutory reserve made out of profit for the year based on the PRC subsidiary’ statutory financial statements which are prepared in accordance with the accounting principles generally accepted in the PRC. The amount and allocation basis are decided by the director of the PRC subsidiary annually and is not to be less than 10% of the profit for the year of the PRC subsidiary. The aggregate amount allocated to the reserves will be limited to 50% of registered capital for certain subsidiaries. Statutory reserve can be used for expanding the capital base of the PRC subsidiary by means of capitalization issue.

In addition, as a result of the relevant PRC laws and regulations which impose restriction on distribution or transfer of assets out of the PRC statutory reserve, $65,911 representing the PRC statutory reserve of the subsidiary as of September 30, 2022 and December 31, 2021, are also considered under restriction for distribution.

NOTE 10 – INCOME TAXES

(a)	The local (United States) and foreign components of income (loss) before income taxes were comprised of the following:

	Three months ended September 30,		Nine months ended September 30,
	2022	2021	2022	2021
Tax jurisdictions from:
- Local	$(228,524)	$(156,168)	$(481,680)	$(344,756)
- Foreign, representing:
HK	(175,426)	(3,278)	(195,339)	(26,845)
PRC	507,735	568,786	1,897,199	2,539,892

Income before income taxes	$103,785	$409,340	$1,220,180	$2,168,291

Income is subject to tax in the various countries in which the Company operates.

The Company is incorporated in the State of Nevada and is subject to the U.S. federal tax and state tax. The Tax Cuts and Jobs Act of (“TCJ Act”) was signed into law in December 2017, and among its many provisions, it imposed a mandatory one-time transition tax on undistributed international earnings and reduced the U.S. corporate income tax rate to 21%, effective January 1, 2019. No provision for income taxes in the United States has been made as the Company had no taxable income for the three and nine months ended September 30, 2022 and 2021.

The Company mainly conducts its operating business through its subsidiaries in China, including Hong Kong.

The subsidiary incorporated in Hong Kong is subject to Hong Kong taxation on income derived from their activities conducted in Hong Kong. Hong Kong Profits Tax has been calculated at 16.5% of the estimated assessable profit for the three and nine months ended September 30, 2022 and 2021. The provision for Hong Kong Profits Tax is calculated at 8.25% on assessable profits up to $281,057 (HK$2,000,000) for the three and nine months ended September 30, 2022 and 2021 and subject to a waiver of 100% of the profits tax under a cap of $1,405 (HK$10,000) for the three and nine months ended September 30, 2022 and 2021, respectively.

The subsidiary incorporated in mainland China is governed by the Income Tax Law of the PRC concerning foreign invested enterprises and foreign enterprises and various local income tax laws (the Income Tax Laws), and are subject to 25% tax rate throughout the periods presented.

Under the PRC EIT law, withholding income tax, normally at a rate of 10%, is imposed on dividend paid by PRC entities out of its profits earned since January 1, 2008 to its overseas investors (including Hong Kong investors). Deferred taxation on the undistributed profits of the PRC subsidiaries has been provided in the condensed consolidated financial statements to the extent that in the opinion of the directors such profits will be distributed in the foreseeable future. Total undistributed profits of the Company’s PRC subsidiary at September 30, 2022 and December 31, 2021 were $3,123,352 and $3,579,288, respectively. At September 30, 2022 and December 31, 2021, the Company recognized deferred tax liabilities of $312,335 and $357,929, respectively, in respect of the undistributed profits.

Income tax (credit) expense consists of the following:

	Three months ended September 30,		Nine months ended September 30,
	2022	2021	2022	2021
Current tax:
Hong Kong	-	(841)	-	(841)
China	$127,727	$154,923	$463,206	$676,433

Deferred tax
Hong Kong	8,641	55,683	133,454	206,359
China	(584)	(7,976)	(1,504)	(9,888)
Total	$135,784	$201,789	$595,156	$872,063

The provision for income taxes consisted of the following:

	Three months ended September 30,		Nine months ended September 30,
	2022	2021	2022	2021
Income before income tax	$103,785	$409,340	$1,220,180	$2,168,291
Statutory income tax rate	21%	21%	21%	21%
Income tax credit computed at statutory income rate	21,795	85,962	256,238	455,342
Reconciling items:
Non-deductible expenses	75,971	37,816	134,157	106,185
Rate differential in different tax jurisdictions	28,203	23,169	84,678	105,018
Deferred tax provided on dividends withholding tax of PRC subsidiaries	9,561	55,683	133,454	206,359
Over-provision in prior year	254	(841)	(13,371)	(841)
Income tax (credit) expense	$135,784	$201,789	$595,156	$872,063

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and liabilities as of September 30, 2022 and December 31, 2021 are presented below:

	September 30, 2022	December 31, 2021
Deferred tax assets:
Accelerated depreciation	$2,984	$1,778
Deductible temporarily difference arising from other payable	12,151	13,605
Less: Net off with deferred tax liabilities for financial reporting purposes	(15,135)	(15,383)
Net total deferred tax assets	$-	$-

Deferred tax liabilities:
Undistributed profits of a PRC subsidiary	$312,335	$357,929
Less: Net off with deferred tax assets for financial reporting purposes	(15,135)	(15,383)
Net total deferred tax liabilities	$297,200	$342,546

NOTE 11 – LEASE

On June 10, 2021, the Company entered into a lease agreement for office space in Xian, the PRC with a non-cancellable lease term, commencing on July 16, 2021 and expiring on July 15, 2024. The monthly rental payment is approximately $4,992 (RMB32,951) per month.

Operating lease expense for the three and nine months ended September 30, 2022 and 2021 were as follows:

	Three months ended September 30,		Nine months ended September 30,
	2022	2021	2022	2021

Operating lease cost – straight line	14,406	15,277	44,925	41,462
Total lease expense	$14,406	15,277	$44,925	$41,462

The following is a schedule, by years, of maturities of lease liabilities as of September 30, 2022:

Operating leases

Remainder of 2022	$13,892
2023	55,567
2024	27,784
2025	-
Thereafter	-
Total undiscounted cash flows	97,243
Less: imputed interest	(4,096)
Present value of lease liabilities	$93,147

Lease term and discount rate

September 30, 2022
Weighted-average remaining lease term - year	1.75
Weighted-average discount rate (%)	4.90%

Supplemental cash flow information related to lease where the Company was the lessee for the nine months ended September 30, 2022 and 2021 was as follows:

	Nine months ended September 30,
	2022	2021
Operating cash outflows from operating lease	$44,925	$45,827

NOTE 12 – CONTINGENIES AND COMMITMENTS

Contingencies

Certain conditions may exist as of the date the condensed consolidated financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company’s management and legal counsel assess such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company’s legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought. There was no contingency of this type as of September 30, 2022 and December 31, 2021.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material would be disclosed. There was no contingency of this type as of September 30, 2022 and December 31, 2021.

Loss contingencies considered to be remote by management are generally not disclosed unless they involve guarantees, in which case the guarantee would be disclosed.

NOTE 13 – CERTAIN RISKS AND CONCENTRATIONS

(a)	Concentrations

The Company had the following customers that individually comprised 10% or more of net revenue for the three and nine months ended September 30, 2022 and 2021:

	Three months ended September 30,
	2022			2021

Customer A (note)	$437,679	55%		$	*	* %
Customer B	*	*	%		210,337	13%
Customer C	*	*	%		170,019	10%
Customer D	*	*	%		172,765	11%

* Comprised less than 10% of net revenue for the respective period.

	Nine months ended September 30,
	2022			2021

Customer A (note)	$1,284,209	45%		$	*	* %
Customer B	*	*	%		1,321,937	30%
Customer C	*	*	%		905,215	20%
Customer D	*	*	%		627,321	14%

* Comprised less than 10% of net revenue for the respective period.

The Company had the following customers that individually comprised 10% or more of net accounts receivable as of September 30, 2022 and December 31, 2021:

	September 30, 2022		December 31, 2021
Customer A (note i)	$128,779	45%	$15,864	23%
Customer E	59,413	21%	*	* %
Customer F	46,347	16%	*	* %
Customer G	*	* %	18,408	27%
Customer H	*	* %	20,272	30%

The Company had the following service vendor that individually comprised 10% or more of cost of revenue for the nine months ended September 30, 2022 and 2021:

	Nine months ended September 30,
	2022		2021
Service vendor A (note)	$135,223	24%	$400,105	31%

The Company had the following service vendors that individually comprised 10% or more of accounts payable as of September 30, 2022 and December 31, 2021:

	September 30, 2022				December 31, 2021

Service vendor B	$	*	*	%	$49,560	43%
Service vendor C		*	*	%	21,390	18%
Service vendor D		*	*	%	19,308	17%
Service vendor E		*	*	%	16,135	14%

*	Comprised less than 10% of accounts payable for the respective period.

Note: Customer A and Service vendor A disclosed above is the same Company.

(b)	Credit risk

At September 30, 2022 and December 31, 2021, the Company’s cash and cash equivalents included bank deposits in accounts maintained in China and Hong Kong and liquid funds in online payment platforms. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant risks on its cash in bank accounts.

For the credit risk related to trade accounts receivable, the Company performs ongoing credit evaluations of its customers and, if necessary, maintains reserves for potential credit losses.

NOTE 14 – SUBSEQUENT EVENTS

The Company has evaluated the existence of events and transactions subsequent to the balance sheet date through the date the unaudited consolidated financial statements were issued and has determined that there were no significant subsequent events or transactions which would require recognition or disclosure in the financial statements.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The estimated expenses payable by the registrant in connection with the issuance and distribution of the securities being registered are as follows:

SEC Registration Fee	$4,628.40
Legal Fees and Expenses*	39,000
Accounting Fees and Expenses*	35,000
Miscellaneous Fees and Expenses*	5,000
Total:	$83,628.40

*	Estimated solely for the purposes of this Item. Actual expenses may vary.

Item 14. Indemnification of Directors and Officers

The Registrant’s Second Amended and Restated Certificate of Incorporation and Second Amended and Restated Bylaws provides that the Registrant shall indemnify its directors, officers employees and agents to the fullest extent permitted by the General Corporation Law of the State of Delaware.

Sections 145 and 102(b)(7) of the General Corporation Law of the State of Delaware provide that a corporation may indemnify any person made a party to an action by reason of the fact that he or she was a director, executive officer, employee or agent of the corporation or is or was serving at the request of a corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of an action by or in right of the corporation, no indemnification may generally be made in respect of any claim as to which such person is adjudged to be liable to the corporation.

Item 15. Recent Sales of Unregistered Securities

In the three years preceding the filing of this registration statement, we issued the securities described below without registration under the Securities Act. Unless otherwise indicated below, the securities were issued pursuant to the private placement exemption provided by Section 4(a)(2) of the Securities Act.

On May 15, 2019, 1,590,605,141 shares of the Company’s common stock was issued to MXD (the “Issuance”) for payment for its services to assist in the Company’s filings and services for revival. On the same date, MXD and XTC agreed to voluntarily retire 1,000,000 Series A Preferred Stock and 50,000 shares of Series B Preferred Stock, respectively.

Item 16. Exhibits and Financial Statement Schedules

(a) Exhibits

Exhibit No.	Description
3.1	Amended and Restated Articles of Incorporation (Incorporated herein by reference to Exhibit 3.1 to the registrant’s Report on Form 10 filed with the SEC on June 30, 2021)
3.2	Certificate of Amendment to Amended and Restated Articles of Incorporation amending number of shares of Common Stock and Preferred Stock authorized for issue (Incorporated herein by reference to Exhibit 3.2 to the registrant’s Report on Form 10 filed with the SEC on June 30, 2021)
3.3	Certificate of Withdrawal of Certificate of Designation (Incorporated herein by reference to Exhibit 3.3 to the registrant’s Report on Form 10 filed with the SEC on June 30, 2021)
3.4	Certificate of Amendment to Amended and Restated Articles of Incorporation for Name Change (Incorporated herein by reference to Exhibit 3.4 to the registrant’s Report on Form 10 filed with the SEC on June 30, 2021)
3.5	Bylaws (Incorporated herein by reference to Exhibit 3.5 to the registrant’s Report on Form 10 filed with the SEC on June 30, 2021)
4.1	Specimen Common Stock Certificate (Incorporated herein by reference to Exhibit 4.1 to the registrant’s Report on Form 10 filed with the SEC on June 30, 2021)
5.1**	Opinion of Lewis Brisbois Bisgaard & Smith LLP
10.1+	Employment Agreement with Guolin Tao, dated October 19, 2019 (Incorporated herein by reference to Exhibit 10.1 to the registrant’s Report on Form 10 filed with the SEC on June 30, 2021)
10.2	Form of Customer Cooperation Agreement (Incorporated herein by reference to Exhibit 10.2 to the registrant’s Report on Form 10A Amendment No. 2 filed with the SEC on October 21, 2021)
10.3	Service Agreement, dated October 19, 2019, and Agreement on Dissolution of Contract, dated December 1, 2019, with Xi’an Chuangyetianxia Network Technology Co., Ltd. (Incorporated herein by reference to Exhibit 10.3 to the registrant’s Report on Form 10/A Amendment No. 2 filed with the SEC on October 21, 2021)
10.4	Drop Shipping Cooperation Agreement dated November 19, 2019 (Incorporated herein by reference to Exhibit 10.4 to the registrant’s Report on Form 10/A Amendment No. 2 filed with the SEC on October 21, 2021)
10.5	Cooperation Agreement with Xi’an Chuangyetianxia Network Technology Co., Ltd., dated November 1, 2019 (Incorporated herein by reference to Exhibit 10.5 to the registrant’s Report on Form 10/A Amendment No. 2 filed with the SEC on October 21, 2021)
10.6	Cooperation Agreement with Xi’an Chuangyetianxia Network Technology Co., Ltd., dated November 1, 2019 (Incorporated herein by reference to Exhibit 10.6 to the registrant’s Report on Form 10/A Amendment No. 2 filed with the SEC on October 21, 2021)
10.7	Data Sharing Cooperation Agreement, dated October 28, 2019, and Termination Agreement, dated May 8, 2020, with Xi’an Chuangyetianxia Network Technology Co., Ltd. (Incorporated herein by reference to Exhibit 10.7 to the registrant’s Report on Form 10/A Amendment No. 2 filed with the SEC on October 21, 2021)
10.8	Loan Agreement, dated December 1, 2019, with Baiyin Wujin Gorge Culture Communication Co., Ltd. (Incorporated herein by reference to Exhibit 10.8 to the registrant’s Report on Form 10/A Amendment No. 2 filed with the SEC on October 21, 2021)
21.1*	Subsidiaries
23.1*	Consent of King & Wood Mallesons
23.2*	Consent of Centurion ZD CPA & Co., Independent Registered Public Accounting Firm
23.3**	Consent of Lewis Brisbois Bisgaard & Smith LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on the signature page to this registration statement)
107	Calculation of Filing Fee Table

*	Filed herewith

**	To be filed by amendment

+	Indicates a management contract or compensatory plan or arrangement.

(b) Schedules

All schedules have been omitted as not applicable or not required under the rules of Regulation S-X.

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933.

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that (B) paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B:

(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.

Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(i)	The undersigned registrant hereby undertakes that:

(1)	for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 14 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Xi’an, China, on this 13th day of January, 2023.

Entrepreneur Universe Bright Group

Date: January 13, 2023	By:	/s/ Guolin Tao
	Name:	Guolin Tao
	Title:	Chief Executive Officer and Chief Financial Officer (principal executive officer and principal financial officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Guolin Tao and as attorney-in-fact, with the power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Guolin Tao	Chairman of the Board,	January 13, 2023
Guolin Tao	Chief Executive Officer and Chief Financial Officer (Principal Executive Officer and Principal Financial Officer)

/s/ Jianyong Li	Director	January 13, 2023
Jianyong Li

/s/ Lijun Yuan	Director	January 13, 2023
Lijun Yuan